U.S. SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                             FORM SB-2/A
                          (Amendment No. 3)

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               eConnect
          (Name of Small Business Issuer in its charter)

       Nevada                        541990               43-1239043
(State or jurisdiction of     (Primary Standard           (IRS Employer
incorporation or organization) Industrial                 Identification
                               Classification Code Number)    Number

2500 Via Cabrillo Marina Suite 112, San Pedro, California 90731; (310) 514-9482 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Brian F. Faulkner, Esq., 3900 Birch Street, Suite 113, Newport Beach, Ca
                              (949) 975-0544
        (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933 check the following box.     X

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                    CALCULATION OF REGISTRATION FEE

Title of         Amount to be    Proposed    Proposed   Amount of
Securities       Registered(1)   Maximum     Maximum    Registration
to be                            Offering    Aggregate   Fee
Registered                       Price Per   Offering
                                 Unit        Price

Common
Stock            20,000,000       $1.00      $20,000,000 $5,000.00

Common
Stock            70,755,365       $0.11(2)   $ 7,783,090 $  257.79

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1) Pursuant to Rule 416, such additional amounts to prevent dilution from stock splits or similar transactions.

(2) Calculated in accordance with Rule 457(c): The average of the bid and ask price as of April 26, 2001.

                           PROSPECTUS
                            eConnect

                        90,755,365 Shares *
                            Common Stock

eConnect, a Nevada corporation, is hereby offering shares of common stock on a delayed basis under a shelf registration under Rule 415 pursuant to the terms of this prospectus. A total of 90,755,365 shares of common stock are to be registered, as follows:

The company's public offering consists of 20,000,000 shares of common stock, par value $0.001, at $1.00 per share in a best-efforts offering by the company with no minimum required purchases and no escrow. This offering will commence promptly after effectiveness of the registration statement, will be made on a continuous basis, and may continue for a period in excess of 30 days from the date of commencement. This offering will end not later than May 1, 2003. The company's common stock trades on the Over the Counter Bulletin Board under the trading symbol "ECNC".

Concurrent with this public offering, is an offering by certain selling shareholders of the company, in the total amount of 70,755,365 shares of common stock. These selling shareholders may offer their stock through public or private transactions, on or off the Over the Counter Bulletin Board, at prevailing market prices, or at privately negotiated prices.

The shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment
(See "Risk Factors" on page 6).

These securities have not been approved or disapproved by the securities and exchange commission or any state securities commission nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

              Price to Public   Underwriting Discounts   Proceeds to
                                    And Commissions         Issuer

Per Share            $ 1.00             $0                     $1.00
Total Maximum        $20,000,000        $0                     $20,000,000

Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to Completion, Dated: _____________, 2001

* Pursuant to SEC Rule 416, there will be a change in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends, or similar transaction

                           Table Of Contents

PROSPECTUS SUMMARY                                                     4
RISK FACTORS                                                           6
USE OF PROCEEDS                                                       13
SELLING SHAREHOLDERS                                                  14
PLAN OF DISTRIBUTION                                                  17
LEGAL PROCEEDINGS                                                     22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS          27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT        28
DESCRIPTION OF SECURITIES                                             30
INTEREST OF NAMED EXPERTS AND COUNSEL                                 32
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES                                            32
ORGANIZATION WITHIN LAST FIVE YEARS                                   38
DESCRIPTION OF BUSINESS                                               38
PLAN OF OPERATION                                                     52
DESCRIPTION OF PROPERTY                                               56
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                        56
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS              61
EXECUTIVE COMPENSATION                                                63
FINANCIAL STATEMENTS                                                  65
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
 ACCOUNTING AND FINANCIAL DISCLOSURE                                 103
AVAILABLE INFORMATION                                                103

                           PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.

The Company.

The Company has a specific emphasis on ATM card with PIN instant cash transactions. There are two aspects to the industry of self serviced home or mobile swiped ATM card with PIN entry or credit card transactions which the company has named PERFECT
(personal encrypted remote financial electronic card transactions).

The first aspect is the development of the "Bank Eyes Only"T transactions system whereby a consumer can use a remote terminal from a home environment or mobile environment to read a credit card or ATM card with PIN or a smart card which is then sent to a host processor for card authorization. "Bank Eyes Only" transactions refers to a direct Internet connection between the consumer's terminal and the company's bank card authorization system. The web merchant does not store nor has ready access to the consumer's card data. These "Bank Eyes Only" terminals are remote from the merchant (protecting the consumer's data) and are wireless or landline or computer enabled. This should result in greater consumer confidence in performing such financial transactions. This system will also enable the consumer or business person to effect instant cash payments to the recipient. A transaction using the terminal device with an ATM card with PIN is considered a cash payment. Internet "Bank Eyes Only" ATM card with PIN payments could substantially affect global commerce, completely changing the way people around the world do business.

The second aspect of a PERFECT transaction is the usage of the company's proprietary hardware placed in public locations for self serviced bill payments by ATM card with PIN entry.
The principal offices of the company's are located at 2500 Via Cabrillo Marina, Suite 112, San Pedro, California 90731. The telephone number for the company is (310) 514-9482.

The Offering.

90,755,365 shares of common stock of the company will be sold under a shelf registration under Rule 415 (shares outstanding prior to this offering: 256,566,707, as of March 31, 2001 - the 6,600,882 shares of the company's common stock held by Alpha for future advances on the Subscription Agreement is deemed unissued since no consideration has been given for such shares and are not reflected as part of the outstanding shares of the company's common stock), as follows:

Selling shareholders on a delayed basis: 70,755,365 - this includes the following:

12,307,692 restricted shares actually issued for cash under a common stock purchase agreement with Alpha Venture Capital, Inc. (since this firm is purchasing shares from the company under a common stock purchase agreement at a price equal to price equal to 82% of the average closing bid price for the five business days immediately following a put notice to the company, it is considered to be an underwriter); a warrant to purchase 2,000,000 shares of the company's common stock, exercisable upon issuance in connection with the purchase agreement at a price equal to the lesser of (a) 40% of the closing bid price of the stock on December 8, 2000 ($0.44), or (b) 40% of the average five day closing bid price as of the effective date of this registration statement; a warrant to purchase 1,000,000 shares of common stock on a pro rata basis in conjunction with draw downs, exercisable at the close bid price at the date of each draw down; and a remainder of 2,021,000 shares out of a warrant to purchase 3,571,428 shares of common stock, exercisable at $0.08 per share as calculated under an addendum (dated October 23, 2000) to a previous common stock purchase agreement between the parties, dated September 28, 1999.

This combined holdings of Alliance Equities and Richard Epstein, who controls this firm: (a) 3,550,000 restricted shares of common stock; (b) a warrant for the purchase of 1,400,000 shares of common stock, exercisable at $1.00 per share from June 30, 2000 through June 30, 2002; (c) a warrant for the purchase of 2,400,000 shares of common stock, exercisable at $0.40 per share from September 30, 2000 through September 30, 2003; (d) a warrant for the purchase of 3,000,000 shares of common stock, exercisable at $0.25 per share from September 30, 2000 through Septebmer 30, 2003; (e) a warrant for the purchase of 2,000,000 shares of common stock, exercisable at 50% below the bid price when exercised from September 30, 2000 through September 30, 2003; and (f) a debenture (dated March 22, 2001) in the principal amount of $1,653,000, which represent 9,723,529 shares (convertible at any time from issuance until April 5, 2002 into shares of common stock at $0.17 per share).

an option to purchase 4,400,000 shares of common stock, exercisable upon issuance at $1.00 per share through July 12, 2002, granted David Weiler granted as repayment of all principal and accured interest under a $500,000 loan made by this individual to the company (3,080,000 shares of the total); the remaining 1,320,000 were granted as compensation for consulting services rendered to the company.

a warrant for the purchase of 4,000,000 shares of common stock, exercisable upon issuance at $1.00 per share until October 21, 2003 (issued to PowerClick in connection with the settlement of certain disputes with this firm).

a warrant for the purchase of a total of 482,500 shares of common stock, exercisable upon issuance at $0.50 per share through May 24, 2005, under an warrant agreement with GunnAllen Financial, Inc., a broker/dealer, in connection with this firm's services in assisting the company to become relisted on the Over the Counter Bulletin Board.

Shares to be offered to the public on a continuous basis at $1.00 per share: 20,000,000.

Use of Proceeds: The proceeds of the offering, less the expenses of the offering (estimated at $72,758), will be used to provide working capital for the company.

                           RISK FACTORS

The securities offered hereby are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

Development Stage of Products.

The company is currently selling the eCashPad. The company's PocketPay will require significant additional investment in research and development and will require substantial additional resources. The eCashPad has met all necessary regulatory approvals (Federal Communications Commission and Underwriters Laboratories) and is now ready for mass market consumer sales. The company is confident that, based on the approvals of the eCashPad, that the new product line such as the PocketPay will also meet similar approvals for market usage.

There can be no assurance that the company will generate significant revenues in the future; and there can be no assurance that the company will operate at a profitable level. If the company is unable to obtain customers and generate sufficient revenues so that it can profitably operate, the company's business will not succeed. In such event, investors in the shares may lose their entire cash investment. Also the company and its management do not have significant experience in the internet business, and in particular the on-line gaming business.

As a result of the fixed nature of many of the company's expenses, the company may be unable to adjust spending in a timely manner to compensate for any unexpected delays in the development and marketing of the company's products or any capital raising or revenue shortfall. Any such delays or shortfalls will have an immediate adverse impact on the company's business, operations and financial condition.

No Positive Revenues, History of Operating Loss and Accumulated Deficit.

The company has had no positive revenue to date. Although the company has been involved with e-commerce since 1999, it has been primarily engaged in research and development. The company has incurred significant losses from operations: Net loss from operations of $19,068,529 for the fiscal year ended December 31, 1999 and $107,809,363 for the fiscal year ended December 31, 2000. At December 31, 2000, the company had an accumulated deficit of $145,126,417 (the majority of which resulted from stock issued for services). The future growth and profitability of the company will be principally dependent upon its ability to successfully complete development and testing of, obtain regulatory approvals for, and market or license its primary products. Accordingly, the company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered in connection with the establishment of a new business in a highly competitive industry, characterized by new product introductions.

The company anticipates that it will incur substantial operating expenses in connection with the research, development, testing and approval of its proposed products and expects these expenses to result in continuing and significant losses until such time as the company is able to achieve adequate revenue levels.
There can be no assurance that the company will be able to significantly increase revenues or achieve profitable operations. Failure to obtain additional capital, if needed, would have a material adverse effect on the company's operations.

Additional Financing Will Be Required.

The company will be required to raise significant equity capital to fund its plan of operation; this is estimated to be $20,000,000 over the next 12 months. Currently, the company is meeting its funding requirements through financing provided by Alpha Venture Capital, Inc. through a common stock purchase agreement between the company and this firm, dated December 8, 2000, in the commitment amount of $15,000,000. In addition, the company has been meeting its funding requirements through financing provided by Alliance Equities under a $7,000,000 line of credit. However, there is no guarantee that these funding sources will continue to be available in the future.

The current funds available to the company, and any revenue generated by operations, will not be adequate for it to be competitive in the areas in which it intends to operate, and may not be adequate for the company to survive. Therefore, the company will need to raise additional funds in order to fully implement its business plan. The company's continued operations therefore will depend upon its ability to raise additional funds through bank borrowings, equity or debt financing. There is no assurance that the company will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to the company. If the company cannot obtain needed funds, it may be forced to curtail or cease its activities. If additional shares were issued to obtain financing, current shareholders may suffer a dilution on their percentage of stock ownership in the company.

Risks Associated with eCashPad Production.

The agreement under which the eCashPad was originally manufactured for the company only calls for an initial production run of 5,000 units, at a total cost of $80,000. The company has since concluded and paid for an order for 100,000 eCashPads from Asia Pacific Micro, Inc. at a favorable cost per unit. Initial eCashPads are being delivered to the company on an as needed basis.

This agreement offers the company substantial savings by contracting with an Asian country for manufacturing. Currently, the manufacturer is stable but there is no guarantee that the manufacturer may not be impacted by future changes in government policies. The company is presently seeking additional suppliers.

Risks in Connection with Approval of Regional ATM Networks. Within the United States market, the company is closely working with National Data Funding Corporation to secure the go ahead for regional ATM card networks for an eCashPad ATM card with PIN entry "Bank Eyes Only"T Internet payment. Such network currently permit the usage of credit cards on their systems. Thus, a substantial part of the company's strategy is based on ATM card with PIN entry Internet payments, and the company may not receive bank approvals from the regional ATM card networks in the United States for such transactions. In such case, this payment system could not be used in the United States, which could substantially affect the prospects of the Company in this country. Even though this type of payment system has already been approved in the Dominican Republic and Ireland, and may be approved elsewhere outside the United States, the Company would expect that a substantial portion of its projected revenues would come form United States based transactions. The company has received verbal approval to begin an eCashPad ATM card with PIN pilot in the second quarter over a small ATM card network.

Acceptance and Effectiveness of Internet Electronic Commerce.

The company's success in e-commerce will be dependent on consumer acceptance of e-retailing and an increase in the use of the Internet for e-commerce. If the markets for e-commerce do not develop or develop more slowly than the company expects, its e-commerce business may be harmed. If Internet usage does not grow, the company may not be able to increase revenues from Internet advertising and sponsorships which also may harm both our retail and e-commerce business. Internet use by consumers is in an early stage of development, and market acceptance of the Internet as a medium for content, advertising and e-commerce is uncertain. A number of factors may inhibit the growth of Internet usage, including inadequate network infrastructure, security concerns, inconsistent quality of service, and limited availability of cost-effective, high-speed access. If these or any other factors cause use of the Internet to slow or decline, our results of operations could be adversely affected.

Competition in Internet Commerce.

The company anticipates substantial competition in the development of the PERFECT industry and the "Bank Eyes Only"T internet application in particular. The company believes that the marketplace is large enough to absorb many competitor companies who may focus on ancillary aspects of the PERFECT industry such as the development of hardware or of merchant sign ups, rather than on the core business of the company which is the processing of transactions.

Increased competition from e-commerce could result in reduced margins or loss of market share, any of which could harm both our retail and e-commerce businesses. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of the company's present and potential competitors are likely to enjoy substantial competitive advantages, including larger numbers of users, more fully-developed e-commerce opportunities, larger technical, production and editorial staffs, and substantially greater financial, marketing, technical and other resources. If the company does not compete effectively or if it experiences any pricing pressures, reduced margins or loss of market share resulting from increased competition, the company's business could be adversely affected.

Unreliability of Internet Infrastructure.

If the Internet continues to experience increased numbers of users, frequency of use or increased bandwidth requirements, the Internet infrastructure may not be able to support these increased demands or perform reliably. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and could face additional outages and delays in the future. These outages and delays could reduce the level of Internet usage and traffic. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity. If the Internet infrastructure is not adequately developed or maintained, use of the company website may be reduced. Even if the Internet infrastructure is adequately developed, and maintained, the company may incur substantial expenditures in order to adapt its services and products to changing Internet technologies. Such additional expenses could severely harm the company's financial results.

Transactional Security Concerns.

A significant barrier to Internet e-commerce is the secure transmission of confidential information over public networks.
Any breach in security could cause interruptions and have an adverse effect on the company's business.

Governmental Regulation of the Internet.

There are currently few laws that specifically regulate communications or commerce on the Internet. Laws and regulations may be adopted in the future, however, that address issues including user privacy, pricing, taxation and the characteristics and quality of products and services sold over the Internet. Possible future consumer legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in the activities undertaken in connection with the party planning business, the extent of which cannot be predicted. The exact affect of such legislation cannot be predicted until it is in final form.

Influence of Other External Factors on Prospects for Company.

The industry of the company in general is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures to be made by the company will result in a commercially profitable business. The marketability of its products will be affected by numerous factors beyond the control of the company. These factors include market fluctuations, and the general state of the economy (including the rate of inflation, and local economic conditions), which can affect companies' spending. Factors which leave less money in the hands of potential customers of the company will likely have an adverse effect on the company. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the company not receiving an adequate return on invested capital.

Success of Company Dependent on Management.

The company's success is dependent upon the hiring of key administrative personnel. None of the company's officers, directors, and key employees have an employment agreement with the company (the accounting manager does have an employment agreement with the company); therefore, there can be no assurance that these personnel will remain employed by the company after the termination of such agreements. Should any of these individuals cease to be affiliated with the company for any reason before qualified replacements could be found, there could be material adverse effects on the company's business and prospects. In addition, management has no experience is managing companies in the same business as the company.

In addition, all decisions with respect to the management of the company will be made exclusively by the officers and directors of the company. Investors will only have rights associated with minority ownership interest rights to make decision which effect the company. The success of the company, to a large extent, will depend on the quality of the directors and officers of the company. Accordingly, no person should invest in the shares unless he is willing to entrust all aspects of the management of the company to the officers and directors.

Control of the Company by Officers and Directors.

The company's officers and directors beneficially own approximately 7% of the outstanding shares of the company's common stock. As a result, such persons, acting together, have the ability to exercise influence over all matters requiring stockholder approval. Accordingly, it may be difficult for the investors hereunder to effectuate control over the affairs of the company. Therefore, it should be assumed that the officers, directors, and principal common shareholders who control the majority of voting rights will be able, by virtue of their stock holdings, to control the affairs and policies of the company.

Limitations on Liability, and Indemnification, of Directors and Officers.

The bylaws of the company provide for indemnification of officer or directors of the company. In addition, the Nevada Revised Statutes provide for permissive indemnification of officers and directors and the company may provide indemnification under such provisions. Any limitation on the liability of any director, or indemnification of directors, officer, or employees, could result in substantial expenditures being made by the company in covering any liability of such persons or in indemnifying them.

Potential Conflicts of Interest Involving Management.

Some of the officers and directors have other interests to which they devote time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the business of the company. As a result, certain conflicts of interest may exist between the company and its officers and/or directors which may not be susceptible to resolution.
In addition, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to the company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the board of directors of the company any proposed investments for its evaluation.

Non-Cumulative Voting

Holders of the shares are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of the directors of the company, and the minority shareholders will not be able to elect a representative to the company's board of directors.

Absence of Cash Dividends

The board of directors does not anticipate paying cash dividends on the shares for the foreseeable future and intends to retain any future earnings to finance the growth of the company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of the company, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Offering Price.

The offering price of the shares has been set at $1.00 per share. Because of market fluctuations, there can be no assurance that the shares will maintain market values commensurate with the offering price.

"Shelf" Offering.

The shares are offered directly by the company on a continuous basis. No assurance can be given that any or all of the shares will be issued. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any of the shares. In addition, the officers and directors of the company, collectively, have limited experience in the offer and sale of securities on behalf of the company.

Use of Proceeds Not Specific.

The proceeds of this offering have been allocated only generally. Proceeds from the offering have been allocated generally to legal and accounting, and working capital. Accordingly, investors will entrust their funds with management in whose judgment investors may depend, with only limited information about management's specific intentions with respect to a significant amount of the proceeds of this offering.

No Assurance of Continued Public Trading Market; Risk of Low
Priced Securities.

The common stock of the company is currently quoted on the
Over the Counter Bulletin Board; it was relisted on October 30, 2000 after trading on the National Quotation Bureau's Pink Sheets since being delisted from the Over the Counter Bulletin Board after the SEC trading suspension on March 13, 2000. In addition, the common stock is subject to the low-priced security or so called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny Stock Reform Act of 1990 ("Reform Act") requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the U.S. Securities and Exchange Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny
stock market and the risks associated therewith.   The
regulations governing low-priced or penny stocks sometimes limit the ability of broker-dealers to sell the company's common stock and thus, ultimately, the ability of the investors to sell their securities in the secondary market.

Effects of Failure to Maintain Market Makers.

If the company is unable to maintain a National Association of Securities Dealers, Inc. member broker/dealers as market makers after relisting on the Bulletin Board, the liquidity of the common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market. There can be no assurance the company will be able to maintain such market makers.

Shares Eligible For Future Sale

All of the approximate 17,500,000 shares of common stock which are currently held, directly or indirectly, by management have been issued in reliance on the private placement exemption under the Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act of 1933. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of the company (as that term is defined under that rule) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by these shareholders were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

Potential Status as a Pseudo California Corporation.

Section 2115 of the California General Corporation Law subjects certain foreign corporations doing business in California to various substantive provisions of the California
General Corporation Law in the event that the average of its property, payroll and sales is more than 50% in California and more than one-half of its outstanding voting securities are held of record by persons residing in the State of California.
Currently, all of the sales by the company come from sources outside the State of California; however, this may change in the future.

Some of the substantive provisions include laws relating to annual election of directors, removal of directors without cause, removal of directors by court proceedings, indemnification of officers and directors, directors standard of care and liability of directors for unlawful distributions.
Section 2115 does not apply to any corporation which, among other things, has outstanding securities designated as qualified for trading as a national market security on NASDAQ if such corporation has at least eight hundred holders of its equity securities as of the record date of its most recent annual meeting of shareholders. It is currently anticipated that the company will not be subject to Section 2115 which, in addition to other areas of the law, will subject the company to Section 708 of the California General Corporation Law which mandates that shareholders have the right of cumulative voting at the election of directors.

                          USE OF PROCEEDS

The maximum proceeds of the cash offering ($20,000,000), less the estimated expenses of the offering, will be used to as set forth below. The following table sets forth the use of proceeds from this offering (with three scenarios assuming 25%, 50%, and 100% subscriptions of the shares for cash):

Use of           Subscriptions     Subscriptions     Subscriptions
Proceeds (1)     of 25% of Total   of 50% of Total   of 100% of Total

Transfer
Agent $1,000          0.02%             0.01%             0.005%
Printing Costs
$1,500                0.03%             0.02%             0.0075%
Legal Fees
$50,000               1.00%             0.50%             0.25%
Accounting
Fees $5,000           0.10%             0.05%             0.025%
Filing Fees
$20,000               0.40%             0.20%             0.10%
Working Capital      98.45%            99.22%            99.6125%
                  ($4,922,500)      ($9,922,500)       ($19,922,500)
Total              $5,000,000       $10,000,000         $20,000,000

(1) These are estimates, and the actual number could be higher or lower that these numbers.

Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the board of directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

                        SELLING SHAREHOLDERS

Selling shareholders will be offering a total of 70,755,365 shares of common stock of the company, as follows (these restricted shares were issued in connection with consulting services rendered to the company and various loans made to the company):


Name of               Amount        Amount Offered   Amount        Percentage
Selling               Beneficially  for Selling      Beneficially  Ownership
Shareholders          Owned Prior   Shareholder's    Owned After   After
                      to Offering   Account          Offering      Offering(1)

Alpha Venture Capital,
Inc. (2)              17,328,692     17,328,692               0      0.00%
PowerClick, Inc.(3)    4,000,000      4,000,000               0      0.00%
David Weiler (4)      11,200,000      4,400,000       6,800,000      2.58%
Chris Jensen (5)       4,200,000      4,200,000               0      0.00%
Richard Epstein (6)   40,573,529     22,073,529      18,500,000      7.03%
Quinn Brady            2,060,300      2,060,300               0      0.00%
Charles Yourshaw (7)   1,580,000      1,050,000         530,000      0.20%
GunnAllen Financial,
Inc. (8)                 482,500        482,500               0      0.00%
Darrell Dickson (9)      422,500        412,500          10,000      0.004%
Wayne Hall               200,000        200,000               0      0.00%
Brent D. Schultz         171,450        164,830           6,620      0.002%
Roger Swanson            120,000        120,000               0      0.00%
Timothy Patrick
Murphy                   100,000        100,000               0      0.00%
Donald Boyd (10)         162,500        162,500               0      0.00%
John Fiesbein            100,000         50,000          50,000      0.02%
Richard Zobost            50,000         50,000               0      0.00%
Pamela Matthews           50,000         50,000               0      0.00%
Jeff Lichter              35,000         35,000               0      0.00%
Jim Ball                  57,500         32,500          25,000      0.01%
Eric Braghurst            30,000         30,000               0      0.00%
Richard Holt              27,500         27,500               0      0.00%
Matthew Lee               25,000         25,000               0      0.00%
Lori Lane                 25,000         25,000               0      0.00%
Karen & Wayne
Gruninger                 25,000         25,000               0      0.00%
Patrick Passarella        25,000         25,000               0      0.00%
John Hogle                25,000         25,000               0      0.00%
Matthew Ospeck            20,000         20,000               0      0.00%
John Kostecki             20,000         20,000               0      0.00%
David Kern Peteler        17,500         17,500               0      0.00%
Tim Bradlee               10,000         10,000               0      0.00%
Marvin Graberman          10,000         10,000               0      0.00%
Paul Brunn                10,000         10,000               0      0.00%
Dan Nguyen (11)           87,500         57,500               0      0.00%
Cinizia Padula            25,000         12,500               0      0.00%
Ed Del Rosario           101,065         37,500               0      0.00%
Eric Boyd                 50,000         25,000               0      0.00%
Carolyn Gautreau          25,000         12,500               0      0.00%
Larry Gautreau           200,000         50,000               0      0.00%
Ronnie Stancyk            75,000         37,500               0      0.00%
Cruz Sanchez              30,000         15,000               0      0.00%
Jose Sanchez              25,000         12,500               0      0.00%
Mark Taylor               20,000         10,000               0      0.00%
Bryan Bagdady            402,756        300,454         102,302      0.04%
Peter Gonnerman           25,000         12,500               0      0.00%
Louis Sabatosso          600,000        300,000               0      0.00%
Laurie Belger            600,000        300,000               0      0.00%
Chris Higgins            300,000        300,000               0      0.00%
1st Source
Communications,
Inc. (12)              1,200,010      1,000,000         200,010      0.08%
Charles Brewton (13)       5,560          5,560               0      0.00%
Lewis Burtell              4,300          4,300               0      0.00%
Larry Hanse              100,000        100,000               0      0.00%
Raymond Kessler        2,075,000        550,000       1,525,000      0.58%
Shin-Ching Wang          235,000         35,000         200,000      0.08%
Peter McIntosh         5,000,000      5,000,000               0      0.00%
Michael Sherr            250,000        250,000               0      0.00%
Arthur H. Thiele          10,200         10,200               0      0.00%
Lis-Hua Wang Kessler     207,500         75,000         132,500      0.05%
Clinton Wong           5,125,000      5,000,000         125,000      0.05%
  Total               98,961,797     70,755,365      28,206,432     10.72%

(1) Based on the total issued and outstanding common stock of 256,566,707 as of March 31, 2001. Please note that in connection with a Regulation D Common Stock Private Equity Line Subscription Agreement with Alpha Venture Capital, Inc., dated September 28, 1999, 6,600,882 of the shares sold under this agreement are being held by Alpha for future advances on the Subscription Agreement. Accordingly, the 6,600,882 shares of the company's common stock held by Alpha is deemed unissued since no consideration has been given for such shares and are not reflected as part of the outstanding shares of the company's common stock at March 31, 2001.

(2) This firm is controlled by Barry Herman, who is the director and authorized signatory for Alpha Venture Capital, Inc. The shares of Alpha Venture Capital, Inc. are held in trust on behalf of undisclosed investors; these investors are only passively involved in the firm. The amount beneficially owned consists of 12,307,692 shares actually issued for cash under a common stock purchase agreement purchased from the company under a common stock purchase agreement at a price equal to price equal to 82% of the average closing bid price for the five business days immediately following a put notice to the company, and warrants for the purchase common stock totaling 6,571,428 shares, as follows: (i) a warrant to purchase 2,000,000 shares of the company's common stock, exercisable upon issuance in connection with the purchase agreement at a price equal to the lesser of (a) 40% of the closing bid price of the stock on December 8, 2000 ($0.44), or (b) 40% of the average five day closing bid price as of the effective date of this registration statement; (ii) a warrant to purchase 1,000,000 shares of common stock on a pro rata basis in conjunction with draw downs, exercisable at the close bid price at the date of each draw down; and (iii) a remainder of 2,021,000 shares out of a warrant to purchase 3,571,428 shares of common stock, exercisable at $0.08 per share as calculated under an addendum (dated October 23, 2000) to a previous common stock purchase agreement between the parties, dated September 28, 1999.

(3) 50% owned subsidiary of the company. The amount owned and offered by this selling shareholder consists of warrants to purchase shares of common stock, exerciable upon issuance at $1.00 per share through October 21, 2003.

(4) The amount owned and offered by this selling shareholder consists of an option to purchase 4,400,000 shares of common stock, exercisable upon issuance at $1.00 per share through July
12, 2002.

(5)  This represents the combined holdings of GoldStake
Enterprises and Chris Jensen, who controls this firm.

(6) This represents the combined holdings of Alliance Equities and Richard Epstein, who controls this firm. The amount owned includes the following: (a) a warrant for the purchase of 1,400,000 shares of common stock, exercisable at $1.00 per share from June 30, 2000 through June 30, 2002; (b) a warrant for the purchase of 2,400,000 shares of common stock, exercisable at $0.40 per share from September 30, 2000 through September 30, 2003; (c) a warrant for the purchase of 3,000,000 shares of common stock, exercisable at $0.25 per share from September 30, 2000 through Septebmer 30, 2003; (d) a warrant for the purchase of 2,000,000 shares of common stock, exercisable at 50% below the bid price when exercised from September 30, 2000 through September 30, 2003; and (e) a debenture (dated March 22, 2001) in the principal amount of $1,653,000, which represent 9,723,529 shares (convertible at any time from issuance until April 5, 2002 into shares of common stock at $0.17 per share).

(7) The amount owned and offered by this selling shareholder includes the following: (a) a warrant for the purchase of 1,000,000 shares of common stock, exercisable upon issuance at $1.00 per share through June 30, 2002, and a warrant for the purchase of 50,000 shares of common stock exercisable from January 1, 2001 through June 30, 2002.

(8) The amount owned and offered by this selling shareholder consists of a warrant for the purchase of 482,500 shares of common stock, exercisable upon issuance at $0.50 per share through May 24, 2005.

(9)  This represents the combined holdings of Dickson Retirement
Plan and Darrell Dickson, who controls this plan.

(10) The amount owned and offered by this selling shareholder includes a warrant for the purchase of 100,000 shares of common stock, exercisable from January 1, 2001 through June 30, 2002 at
$1.00 per share.

(11) The amount being offered for the selling shareholders account of Dan Nguyen through Chris Higgins includes warrants exercisable from January 1, 2001 through June 30, 2002 at $1.00 per share.

(12) This firm is controlled by Arnie Parnell. The amount owned and offered by this selling shareholder includes a warrant for the purchase of 1,000,000 shares of common stock, exercisable at $1.00 per share from June 30, 2000 through June
30, 2002.

(13) The amount being offered for the selling shareholders account of Charles Brewton through Clinton Wong includes warrants exerciable from June 30, 2000 through June 30, 2002 at a price of $1.00 per share.

                        PLAN OF DISTRIBUTION

Registration under this Offering.

90,755,365 shares of common stock of the company will be sold under a shelf registration under Rule 415 (shares outstanding prior to this offering: 256,566,707, as of March 31, 2001 - the 6,600,882 shares of the company's common stock held by Alpha for future advances on the Subscription Agreement is deemed unissued since no consideration has been given for such shares and are not reflected as part of the outstanding shares of the company's common stock), as follows:

Selling shareholders on a delayed basis: 70,755,365 - this includes the following:

12,307,692 restricted shares actually issued for cash under a common stock purchase agreement with Alpha Venture Capital, Inc. (since this firm is purchasing shares from the company under a common stock purchase agreement at a price equal to price equal to 82% of the average closing bid price for the five business days immediately following a put notice to the company, it is considered to be an underwriter); a warrant to purchase 2,000,000 shares of the company's common stock, exercisable upon issuance in connection with the purchase agreement at a price equal to the lesser of (a) 40% of the closing bid price of the stock on December 8, 2000 ($0.44), or (b) 40% of the average five day closing bid price as of the effective date of this registration statement; a warrant to purchase 1,000,000 shares of common stock on a pro rata basis in conjunction with draw downs, exercisable at the close bid price at the date of each draw down; and a remainder of 2,021,000 shares out of a warrant to purchase 3,571,428 shares of common stock, exercisable at $0.08 per share as calculated under an addendum (dated October 23, 2000) to a previous common stock purchase agreement between the parties, dated September 28, 1999.

This combined holdings of Alliance Equities and Richard Epstein, who controls this firm: (a) 3,550,000 restricted shares of common stock; (b) a warrant for the purchase of 1,400,000 shares of common stock, exercisable at $1.00 per share from June 30, 2000 through June 30, 2002; (c) a warrant for the purchase of 2,400,000 shares of common stock, exercisable at $0.40 per share from September 30, 2000 through September 30, 2003; (d) a warrant for the purchase of 3,000,000 shares of common stock, exercisable at $0.25 per share from September 30, 2000 through Septebmer 30, 2003; (e) a warrant for the purchase of 2,000,000 shares of common stock, exercisable at 50% below the bid price when exercised from September 30, 2000 through September 30, 2003; and (f) a debenture (dated March 22, 2001) in the principal amount of $1,653,000, which represent 9,723,529 shares (convertible at any time from issuance until April 5, 2002 into shares of common stock at $0.17 per share).

an option to purchase 4,400,000 shares of common stock, exercisable upon issuance at $1.00 per share through July 12, 2002, granted David Weiler granted as repayment of all principal and accured interest under a $500,000 loan made by this individual to the company (3,080,000 shares of the total); the remaining 1,320,000 were granted as compensation for consulting services rendered to the company.

a warrant for the purchase of 4,000,000 shares of common stock, exercisable upon issuance at $1.00 per share until October 21, 2003 (issued to PowerClick in connection with the settlement of certain disputes with this firm).

a warrant for the purchase of a total of 482,500 shares of common stock, exercisable upon issuance at $0.50 per share through May 24, 2005, under an warrant agreement with GunnAllen Financial, Inc., a broker/dealer, in connection with this firm's services in assisting the company to become relisted on the Over the Counter Bulletin Board.

Shares to be offered to the public on a continuous basis at $1.00 per share: 20,000,000.

Use of Proceeds: The proceeds of the offering, less the expenses of the offering (estimated at $72,758), will be used to provide working capital for the company.

The amount of proceeds from this offering will depend on the number of shares sold for cash. There can be no assurance that any of these shares will be sold. No commissions or other fees will be paid, directly or indirectly, by the company, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. These securities are offered by the company subject to prior issue and to approval of certain legal matters by counsel.

Selling Shareholders.

(a)  Manner of Sales; Broker-Dealer Compensation.

The selling shareholders, or any successors in interest to the selling shareholders, may sell their shares of common stock in one or more of the following methods:

Ordinary brokers' transactions;

Transactions involving cross or block trades or otherwise on the Bulletin Board;

Purchases by brokers, dealers or underwriters as principal and resale by these purchasers for their own accounts pursuant to this prospectus;

"At the market" to or through market makers or into an existing market for the company's common stock;

In other ways not involving market makers or established trading markets, including direct sales to purchases or sales effected through agents;

Through transactions in options, swaps or other derivatives
(whether exchange-listed or otherwise);

In privately negotiated transactions;

To cover short sales; or

Any combination of the foregoing.

The selling shareholders also may sell their shares in reliance upon Rule 144 under the Securities Act at such times as they are eligible to do so. The company has been advised by the selling shareholders that they have not made any arrangements for the distribution of the shares of common stock. Brokers, dealers or underwriters who effect sales for the selling shareholders may arrange for other brokers, dealers or underwriters to participate. Brokers, dealers or underwriters engaged by the selling shareholders will receive commissions or discounts from them in amounts to be negotiated prior to the sale. These brokers, dealers or underwriters may act as agent or as principals.

From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock being offered for sale, and the pledgees, secured parties or persons to whom these securities have been pledged shall, upon foreclosure in the event of default, be considered a selling shareholder hereunder. In addition, selling shareholders may, from time to time, sell short their common stock. In these instances, this prospectus may be delivered in connection with these short sales and the shares of the common stock may be used to cover these short sales.

From time to time one or more of the selling shareholders may transfer, pledge, donate or assign shares of their common stock to lenders or others and each of these persons will be considered a selling shareholder for purposes of this prospectus. The number of shares of the company's common stock beneficially owned by those selling shareholders who so transfer, pledge, donate or assign shares of their common stock will decrease as and when they take these actions. The plan of distribution for the company's common stock by the selling shareholders set forth herein will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be considered selling shareholders hereunder.

Subject to the limitations discussed above, a selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the company's common stock in the course of hedging the positions they assume with this selling shareholders, including in connection with distributions of the common stock by these broker-dealers. A selling shareholder may also enter into option or other transactions with broker-dealers that involve the delivery of the company's common stock to the broker-dealers, who may then resell or otherwise transfer these shares. A selling shareholder also may loan or pledge the company's common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon a default may sell or otherwise transfer the pledged common stock.

(b)  Filing of a Post-Effective Amendment In Certain Instances.

If any selling shareholders notifies the company that he, she, or it has entered into a material arrangement (other than a customary brokerage account agreement) with a broker or dealer for the sale of shares of common stock under this prospectus through a block trade, purchase by a broker or dealer or similar transaction, the company will file a post- effective amendment to the registration statement for this offering. The post-effective amendment will disclose:

The name of each broker-dealer involved in the transaction.

The number of shares of common stock involved.

The price at which those shares of common stock were sold.

The commissions paid or discounts or concessions allowed to the broker-dealer(s).

If applicable, that these broker-dealer(s) did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus, as supplemented.

Any other facts material to the transaction.

(c)  Certain Persons May Be Deemed to Be Underwriters.

The selling shareholders and any broker-dealers who execute sales for them may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 because of the number of shares of common stock to be sold or resold by these persons or entities or the manner of sale of these shares, or both. If a selling shareholder or any broker-dealer or other holders were determined to be underwriters, any discounts, concessions or commissions received by them or by brokers or dealers acting on their behalf and any profits received by them on the resale of their shares of common stock might be deemed to be underwriting discounts and commissions under the Securities Act.

(d)  Regulation M.

The company has informed the selling shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of the company's common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of the company's common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the common stock or any right to purchase this stock, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing the company's common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling shareholders will be reoffering and reselling the company's common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to this stock.

Opportunity to Make Inquiries.

The company will make available to each offeree, prior to any issue of the shares, the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and to obtain any additional information contained in this prospectus, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

Each person desiring to purchase Shares must complete, execute, acknowledge, and delivered to the company certain documents. By executing these documents, the subscriber is agreeing that such subscriber will be, a shareholder in the Company and will be otherwise bound by the articles of incorporation and the bylaws of the Company.

                       LEGAL PROCEEDINGS

Other than as stated below, the company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the company has been threatened:

Securities and Exchange Commission Action (March 12, 1999).

On March 12, 1999, the Securities and Exchange Commission ("SEC") filed a complaint alleging the company had failed to make available to the investing public current and accurate information about its financial condition and results of operations through the filing of periodic reports as required by the Securities Exchange Act of 1934 (specifically, the Form 10-KSB for the 1997 and 1998 fiscal years, the Form 10QSB for each of the first three quarters of fiscal 1998, and the corresponding Notifications of Late Filings (Form 12b-25)). The SEC sought in this action to compel the company to file delinquent reports and enjoin the company from further violations of the reporting requirements. The company consented to the entry of a final judgment granting the relief sought by the SEC.

Although this action has been concluded, since the permanent injunction was entered the company has been late with the following reports:

Form 10QSB for the quarter ended February 28, 1999 (due by
April 29, 1999 because of the filing of a Form 12b-25) - filed with the SEC on May 28, 1999.

Form 10QSB for the quarter ended June 30, 1999 (due by August
14, 1999) - filed with the SEC on August 23, 1999 (due to an error in the CIK code for the company entered on the EDGAR electronic filing system).

Form 10-QSB for the transition period ended December 31, 1998
(due by July 5, 1999) - filed with the SEC on September 3, 1999.

Form 8-K to reflect a certain acquisition by the company (due by May 21, 1999) - filed with the SEC on November 15, 1999.

Form 8-K to reflect two acquisitions by the company (due by September 15, 1999) - filed with the SEC on November 16, 1999.

Form 10-KSB for the fiscal year ended December 31, 1999 (due by April 14, 2000) - filed with the SEC on May 9, 2000.

Form 10-QSB for the quarter ended March 31, 2000 (due by May 22,
2000). The Form 10-QSB's for the quarters ended June 30, 2000 and September 30, 2000 were timely filed.

Form 10-KSB for the fiscal year ended December 31, 2000 (due by April 16, 2001).

Securities and Exchange Commission Action (March 23, 2000).

In a complaint filed on March 23, 2000 (Securities and Exchange Commission v. eConnect and Thomas S. Hughes, Civil Action No. CV 00 02959 AHM (C.D. Cal.)), the SEC alleged that since February 28, 2000, the company issued false and misleading press releases claiming: (1) the company and its joint venture partner had a unique licensing arrangement with PalmPilot; and (2) a subsidiary of the company had a strategic alliance with a brokerage firm concerning a system that would permit cash transactions over the Internet. The complaint further alleges that the press releases, which were disseminated through a wire service as well as by postings on internet bulletin boards, caused a dramatic rise in the price of the company's stock from $1.39 on February 28 to a high of $21.88 on March 9, 2000, on heavy trading volume. The SEC suspended trading in the company's common stock on the Over the Counter Bulletin Board on March 13 for a period of 10 trading days (trading resumed on the Pink Sheets LLC on March 27, 2000). The complaint alleges that despite the trading suspension and the SEC's related investigation, the company and Mr. Hughes continued to issue false and misleading statements concerning the company's business opportunities. In addition to the interim relief granted, the Commission seeks a final judgment against the company and Mr. Hughes enjoining them from future violations of
Section 10(b) of the Exchange Act and Rule 10b-5 thereunder (the anti-fraud provisions of that act) and assessing civil penalties against them.

On March 24, 2000, a temporary restraining order was issued in the above-entitled action prohibiting the company and Mr. Hughes, from committing violations of the antifraud provisions of the federal securities laws. The company and Mr. Hughes consented to the temporary restraining order.

On April 6, 2000, without admitting or denying the allegations contained in said complaint, the company and Mr. Hughes entered into a settlement by consent that has resulted in the entry of permanent injunctive relief. The settlement agreement with the SEC was accepted and a judgment of permanent injunction was entered by the Court on April 7, 2000. The judgment that the company and Mr. Hughes consented to prohibits the company and Mr. Hughes from taking any action or making any statement, or failing to make any statement that would violate Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. The court has yet to determine whether disgorgement, civil penalties or other relief should be assessed against the company and/or Mr. Hughes.

Shareholder Class Action Lawsuits.

Einhorn, et al. v. eConnect, Thomas S. Hughes, Jack M. Hall,
Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case No. 00-
02674 MMM (JWJx);

Eckstein, et al. v. eConnect, Inc. , Thomas S. Hughes, Jack M.
Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case
No. 00-02700 DDP (CWx);

Bernstein, et al. v. eConnect, Inc., et al., Case No. 00-02703
FMC (BQRx);

Colangelo, et al. v. eConnect, Inc., et al., Case No. 00-02743
SVW (SHx);
Baron, et al. v. eConnect, Inc. , Thomas S. Hughes, Jack M.
Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case
No. 00-02757 WJR (CTx);

Warstler, et al. v. eConnect, Inc. , Thomas S. Hughes, Jack M.
Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case
No. 00-02758 R (SHx);

Prager, et al. v.  eConnect, Inc. , Thomas S. Hughes, Jack M.
Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case
No. 00-02759 GHK (RCx);

Weisblum, et al. v. eConnect and Thomas S. Hughes, Case No. 00-
02770 MRP (CTx);

Mazda, et al. v. eConnect, et al., Case No. 00-02776 LGB (Mcx);

Pirraglia, et al. v. eConnect, et al., Case No. 00-02875 SVW
(CWx);

Hershkop and Hershkop, et al. v. eConnect and Thomas S. Hughes, Case No. 00-03095 MRP (RNRx);

Bacun, et al. v. eConnect, Inc. , Thomas S. Hughes, Jack M.
Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case
No. 00-03161 FMC (JWJx);

Fine, et al. v. eConnect, Inc. and Thomas Hughes, Case No. 00-
03290 SVW (BQRx);

Smith, et al. v. eConnect, Thomas Hughes, Case No. 00-03301 DT
(Mcx);

Reimer, et al. v. eConnect, Thomas Hughes, Case No. 00-03405
JSL;

Tepper, et al. v. eConnect and Thomas S. Hughes, Case No. 00-
03444 WJR (CTx);

Bury, et al. v. eConnect, Thomas Hughes, Case No. 00-03446 ABC;

Villari, et al. v. eConnect, Thomas Hughes, Case No. 00-03447
LGB (SHx);

Ringel, et al. v.  eConnect, Inc. , Thomas S. Hughes, Jack M.
Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case
No. 00-03591 RSWL (RNBx);

Massaro, et al. v. eConnect, Inc., Thomas S. Hughes, Jack M.
Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case
No. 00-03671 DDP (MANx);

Gardner, et al. v. eConnect, Inc., Thomas S. Hughes, Jack M.
Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case
No. 00-03897 MMM (RZx);

Schneyer, et al. v. eConnect, Case No. CV-00-03783 MMM (JWJx);

Ginocchi, et al. v. eConnect, Case No. 00-04003 MMM (JWJx);

Matrisciani, et al. v. eConnect, Case No. 00-04181 MMM (JWJx);

Dutton, et al. v. eConnect, Case No. 00-04505 LGB (Ex);

Shaw, et al. v. eConnect, Case No. 00-04637 LGB (Ex);

Gowrie, et al. v. eConnect, Case No. 00-04686 LGB (Ex);

Belcher, et al. v. eConnect, Case No.00-04792 LGB (Ex);

Lively, et al. v. eConnect, Case No. 00-03112 MMM (JWJx);

Levine, et al. v. eConnect, Case No. 00-03649 MMM (JWJx); and

Berkowitz, et al. v. eConnect, Case No. 00-04152 MMM (JWJx).

The foregoing thirty-one actions were filed on various dates between March 14, 2000 and early May 2000, inclusive, and are all pending in the United States District Court for the Central District of California. These actions are brought by various putative classes of the purchasers of the company's common stock. The putative classes alleged, none of which have been certified, range from no earlier than November 18, 1999 through March 13, 2000. Plaintiffs in the various actions assert that the company and Thomas S. Hughes, as well as (in certain of the actions) Jack M. Hall, Diane Hewitt, Anthony L. Hall, and Kevin J. Lewis, have violated Section 10(b) of the Exchange Act (false or misleading statements and omissions which deceived stock purchasers) and also Section 20(a) of the Exchange Act (liability as a "controlling person" with respect to a primary violation of securities laws). The principal allegations concern various alleged material misrepresentations and omissions which supposedly made the company's public statements on and after November 18, 1999 (and/or on and after November 23, 1999) false and misleading, thereby artificially inflating the market in and for the company's common stock.

No class has yet been certified in connection with any of these actions. All cases have been combined into one case before the Honorable Margaret M. Morrow, entitled In Re eConnect, Inc.
Securities Litigation, Master File No. 00-02674 MMM (JWJx).
Negotiations are underway regarding the settlement of these actions.

Additionally, a shareholder of the company named John P. Maloney, filed an individual action for "securities fraud and misrepresentation" against the company and Mr. Hughes on May 12, 2000 in small claims court in Torrance, California. The company subsequently removed the action to the United States District Court for the Central District of California, and requested that it be consolidated with In Re eConnect, Inc. Securities Litigation. However, on September 11, 2000, the Honorable Margaret M. Morrow ruled that Mr. Maloney's action should be remanded to the state small claims court. Subsequently, Mr. Maloney's action was settled amicably and dismissed.

The company has reached a settlement in principle with the plaintiffs, pursuant to which $350,000 was paid to plaintiffs' counsel. A warrants component of the settlement is still being finalized with plaintiffs' counsel. We anticipate that the settlement will be negotiated in full by early May 2001, and that the Court will approve the settlement by or before June 2001.

Quantum Leap Litigation

On September 16, 1999, Quantum Leap Media, Inc. filed a complaint in United States District Court, Central District of California against Greg Maxwell (Case No. CZ 00-10279 HM). This action alleged claims of fraud, conversio and breach of contract against Maxwell in connection with Maxwell's alleged misappropriation of intellectual property owned by plaintiffs. Subsequently, on October 20, 2000, Maxwell filed counterclaims against plaintiffs and their directors, officers and shareholders for breach of contract and fraud, among other things. Among the parties named as a counterclaim defendant was the company, solely on account of its alleged ownership of common stock of plaintiff PowerClick, Inc. Subsequently, Maxwell amended his counterclaims on two consecutive occasions, before the company had an opportunity to test the legal sufficiency of Maxwell=s counterclaims by motion. Then, on March 6, 2001, the parties reached a binding settlement, with the company paying nothing to any party.

Short-Swing Trading Complaint.

On September 6, 2000, Richard Morales, a purported shareholder of the company, filed an action in the United States District Court for the Southern District of New York against the company and Mr. Hughes. This action, Richard Morales v. eConnect and Thomas Hughes, Case No. 00 CIVIL 6695 (AKH), alleges that short-swing trading of common stock issued by the company to Mr. Hughes in violation of Section 16(b) of the Securities Exchange Act of 1934. On November 29, 2000, the plaintiff voluntarily dismissed this action.

Employment Agreement - President/Chief Operating Officer.

On March 21, 2000, the company consummated an amended employment agreement with Steven Pazian for the position of President and Chief Operating Officer for the company (see Exhibit 10.41 to this Form 10-KSB). On April 17, 2000, the company terminated this individual as President and Chief Operating Officer of the company. Based upon the amended employment agreement, the remaining salary for the term of this agreement, will be due within 30 days upon the termination of this individual if terminated for reasons other than good cause. In addition, through the date of termination, all of the granted stock options and warrants will vest and be exercisable for their entire term. Accordingly, the termination of this individual, for reasons other than good cause, may potentially expose the company to incur a liability of approximately $1,260,000 for the remaining portion of unpaid salary for the first, second, third, and fourth years of this agreement. Furthermore, the termination may have accelerated the vesting of the granted stock options and warrants consisting of 1,000,000 warrants exercisable at $1.00 per share, 6,000,000 stock options exercisable at $0.40 per share, and 1,500,000 stock options exercisable at the lowest average daily trading price of the company's common stock within the first 90 days of the executive's employment.

On March 21, 2001, Mr. Pazian filed a complaint for breach of contract and specific performance in the Superior Court of the State of California, County of Los Angeles seeking $1,260,000 in cash, as well as one million company warrants (at a basis of $0.40) and six million vested stock options (at a strike price of $0.40) (Stephen Pazian v. eConnect, Inc., Case No. BC 247186). The company's management denies all liability whatsoever to Mr. Pazian and intends to defend itself in this matter vigorously. Management of the company cannot take any position at this time as to the likely outcome of the matter.

Employment Agreement - Outside Counsel.

On March 22, 2000, the company consummated an amended and restated employment agreement with Stanley C. Morris, Esq. to act as outside counsel for the company (see Exhibit 10-42 to this Form 10-KSB). On April 14, 2000, the company terminated this individual and his firm as outside counsel. Based upon the amended and restated employment agreement, the remaining compensation for the term of this agreement will be due immediately upon the termination of this individual and his firm as outside counsel if terminated for reasons other than good cause. In addition, any common stock and stock warrants granted through the term of this agreement will be considered due in the event of termination for reasons other than good cause. Accordingly, the termination of this individual and his firm, for reasons other than good cause, may potentially expose the company to incur a liability of approximately $700,000 for the remaining portion of unpaid compensation for the first, second and third years of this agreement. Furthermore, the termination may have accelerated the vesting of the granted common stock and stock warrants consisting of 600,000 common shares and 600,000 warrants exercisable at $1.00 per share. The company's management believes that the termination of this individual and his firm was in good cause and intends to defend itself in this matter vigorously should litigation be initiated in the future.

Breach of Contract Action.

On September 5, 2000, Geoffrey N. Cornish filed a complaint Superior Court of the State of California, County of Los Angeles for breach of an oral contract, money owed, and fraud against the company, Mr. Hughes and Electronic Transactions & Technologies, alleging that plaintiff and the company entered into an oral contract whereby plaintiff was to perform marketing and product development services for the company (Geoffrey N. Cornish v. eConnect, Inc., Thomas S. Hughes, and ET&T, Case No. NC028475). Plaintiff claims that he is owed $128,589.90 plus interest by the company. The company, Mr. Hughes and ET&T deny all liability whatsoever to plaintiff and will contest this matter vigorously. Management of the company cannot take any position at this time as to the likely outcome of the matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The names, ages, and respective positions of the directors, executive officers, and key employee of the company are set forth below. The directors named below will serve until the next annual meeting of the company's stockholders or until their successors are duly elected and have qualified. Directors are elected for a one-year term at the annual stockholders' meeting. Officers will hold their positions at the will of the board of directors, absent any employment agreement, of which none currently exist or are contemplated. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the company's affairs. There are no other promoters or control persons of the company. There are legal proceedings involving two of the directors of the company.

Thomas S. Hughes, Chief Executive Officer/Director.

Mr. Hughes, Age 52, has been President and a Director of the company since March 1997. From 1993 to the present, he has also served as the President of Electronic Transactions &
Technologies, a privately held Nevada corporation which developed terminals for wireless home and internet applications.

Jack M. Hall, Secretary/Director.

Mr. Hall, age 72, is currently President of Hall Developments, a real estate development company he founded in 1991, which employs a staff of 10 people. Mr. Hall spends approximately 20 hours per week searching out strategic alliances for the company. Mr. Hall joined the company as Secretary and a Director in March 1997.

Laurence B. Donoghue, Director.

Mr. Donoghue, age 55, is an attorney as well as a computer professional. He was awarded a Juris Doctor degree at George Washington University in Washington, D.C. in 1971. In December 1997, Mr. Donoghue founded and incorporated an Internet marketing consulting business call Adweb Communications. In July 1998, Mr. Donoghue also opened his own practice of law, founding the Law Offices Of Laurence B. Donoghue. Mr. Donoghue continues to operate both enterprises. From 1975 to 1998, Mr. Donoghue built a successful prosecuting career in the Los Angeles County District Attorney's Office as a Deputy District Attorney. From 1980 to 1998, Mr. Donoghue worked as an Adjunct Professor at Law at Trinity University School of Law.

                 SECURITY OWNERSHIP OF CERTAIN
               BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of the company's common stock as of March 31, 2001 (256,566,707 issued and outstanding (1)) by (i) all stockholders known to the company to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all directors, executive officers, and key employees of the company, individually and as a group:

Title of        Name and Address of             Amount and        Percent
Class           Beneficial Owner (2)            Nature of         of
                                                Beneficial        class
                                                Owner (3)

Common          Richard Epstein                 40,573,529 (4)    12.93%
Stock           12147 Northwest 9th Drive
                Coral Springs, FL 33071

Common          Alpha Venture Capital, Inc.     17,328,692 (5)     6.75%
Stock           P. O. Box 11
                Avarua Rarotonga
                Cook Islands

Common          Thomas S. Hughes               8,700,000 (6)       3.39%
Stock           2500 Via Cabrillo Marina
                Suite 112
                San Pedro, CA 90731

Common          Hughes Net Income Charitable    8,522,500 (7)      3.32%
Stock           Remainder Unitrust,
                c/o Anthony J. Bayne, Esq.
                2500 Via Cabrillo Marina
                Suite 300
                San Pedro, CA 90731

Common          Jack M. Hall                     200,000 (8)       0.08%
Stock           2500 Via Cabrillo Marina
                Suite 112
                San Pedro, CA 90731

Common          Laurence B. Donoghue             110,000 (9)       0.04%
Stock           2500 Via Cabrillo Marina
                Suite 300
                San Pedro, CA 90731

Common          Shares of all directors,      17,532,500           6.83%
Stock           executive officers,
                and key employees
                as a group (4 persons)

(1) In connection with a Regulation D Common Stock Private Equity Line Subscription Agreement with Alpha Venture Capital, Inc., dated September 28, 1999, 6,600,882 of the shares sold under this agreement are being held by Alpha for future advances on the Subscription Agreement. Accordingly, the 6,600,882 shares of the company's common stock held by Alpha is deemed unissued since no consideration has been given for such shares and are not reflected as part of the outstanding shares of the company's common stock at March 31, 2001.

(2) Except as noted in footnote 4 below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

(3) Other than as set forth below, none of these security holders has the right to acquire any amount of common stock within 60 days from options, warrants, rights, conversion privilege, or similar obligations.

(4) This represents the combined holdings of Alliance Equities and Richard Epstein, who controls this firm. The amount owned includes the following: (a) a warrant for the purchase of 1,400,000 shares of common stock, exercisable at $1.00 per share from June 30, 2000 through June 30, 2002; (b) a warrant for the purchase of 2,400,000 shares of common stock, exercisable at $0.40 per share from September 30, 2000 through September 30, 2003; (c) a warrant for the purchase of 3,000,000 shares of common stock, exercisable at $0.25 per share from September 30, 2000 through Septebmer 30, 2003; (d) a warrant for the purchase of 2,000,000 shares of common stock, exercisable at 50% below the bid price when exercised from September 30, 2000 through September 30, 2003; and (e) a debenture (dated March 22, 2001) in the principal amount of $1,653,000, which represent 9,723,529 shares (convertible at any time from issuance until April 5, 2002 into shares of common stock at $0.17 per share).

(5) This firm is controlled by Barry Herman, who is the director and authorized signatory for Alpha Venture Capital, Inc. The shares of Alpha Venture Capital, Inc. are held in trust on behalf of undisclosed investors; these investors are only passively involved in the firm. The amount beneficially owned consists of 12,307,692 shares actually issued for cash under a common stock purchase agreement purchased from the company under a common stock purchase agreement at a price equal to price equal to 82% of the average closing bid price for the five business days immediately following a put notice to the company, and warrants for the purchase common stock totaling 6,571,428 shares, as follows: (i) a warrant to purchase 2,000,000 shares of the company's common stock, exercisable upon issuance in connection with the purchase agreement at a price equal to the lesser of (a) 40% of the closing bid price of the stock on December 8, 2000 ($0.44), or (b) 40% of the average five day closing bid price as of the effective date of this registration statement; (ii) a warrant to purchase 1,000,000 shares of common stock on a pro rata basis in conjunction with draw downs, exercisable at the close bid price at the date of each draw down; and (iii) a remainder of 2,021,000 shares out of a warrant to purchase 3,571,428 shares of common stock, exercisable at $0.08 per share as calculated under an addendum (dated October 23, 2000) to a previous common stock purchase agreement between the parties, dated September 28, 1999.

(6)  8,400,000 of this amount is owned by Electronic
Transactions & Technologies. This ownership is attributed to Mr. Hughes by virtue of his 70% ownership of this company. In addition, 150,000 of this amount is represented by options issued in December 2000 under the company's stock incentive plan which are exercisable within 60 days (the total options granted was 600,000). These options are exercisable at $0.40 per share for those exercised on or before December 31, 2000; thereafter the exercise price is 25% of the fair market value of the shares on the date of the exercise. A maximum of 25% of the total options may be exercised in any one calendar year.

(7) The creator of this trust is Thomas S. Hughes. Thomas S. Hughes is the trustee of the trust; Lawrence B. Donoghue, Esq. is the special trustee, and as such has the voting power and power over the disposition of the company's shares under this trust. In addition, Mr. Hughes is the lifetime net income beneficiary of this trust, and the remainder beneficiary is Philosopher Kings and Queens, a California nonprofit public benefit corporation (according to information provided by Mr. Hughes). According to information provided by Mr. Hughes, this trust is irrevocable.

(8) 100,000 of this amount is represented by options issued in December 2000 under the company's stock incentive plan which are exercisable within 60 days (the total options granted was 400,000). These options are exercisable at $0.40 per share for those exercised on or before December 31, 2000; thereafter the exercise price is 25% of the fair market value of the shares on the date of the exercise. A maximum of 25% of the total options may be exercised in any one calendar year.

(9) 100,000 of this amount is represented by options issued in December 2000 under the company's stock incentive plan which are exercisable within 60 days (the total options granted was 400,000). These options are exercisable at $0.40 per share for those exercised on or before December 31, 2000; thereafter the exercise price is 25% of the fair market value of the shares on the date of the exercise. A maximum of 25% of the total options may be exercised in any one calendar year.

                      DESCRIPTION OF SECURITIES

General Description.

The securities being offered are shares of common stock. The authorized capital of the company consists of 300,000,000 shares of common stock, $0.001 par value per share. The holders of common stock shall:

have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

The shares of common stock do not have any of the following rights:

special voting rights

preference as to dividends or interest

preemptive rights to purchase in new issues of Shares

preference upon liquidation, or

any other special rights or preferences.

In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. The company does not have any preferred stock authorized in its articles of incorporation.

Non-Cumulative Voting.

The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

Dividends.

The company does not currently intend to pay cash dividends. The company's proposed dividend policy is to make distributions of its revenues to its stockholders when the company's Board of Directors deems such distributions appropriate. Because the company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the company.

A distribution of revenues will be made only when, in the judgment of the company's Board of Directors, it is in the best interest of the company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Transfer Agent.

The company has engaged the services of Corporate Stock
Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver,
Colorado 80209, to act as transfer agent and registrar.

              INTEREST OF NAMED EXPERTS AND COUNSEL

Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company.

Brian F. Faulkner, A Professional Law Corporation, counsel for the company named in this registration statement as giving an opinion on the validity of the securities, will be receiving a total of 2,150,000 shares of common stock pursuant to the company's Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (1,150,000 under a Form S-8 filed on September 12, 2000 and 1,000,000 shares under a Form S-8 filed on May 2, 2001) in exchange for legal services previously rendered, and to be rendered in the future, to the company (900,000 of which have already been issued). In addition, Mr. Faulkner has received options to purchase 500,000 shares of common stock under the company's stock incentive plan in connection with this work. These legal services consist of advice and preparation work in connection with reports of the company filed under the Securities Exchange Act of 1934, and other general corporate and securities work for the company.

                DISCLOSURE OF COMMISSION POSITION ON
           INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Limitation of Liability.

The articles of incorporation of the company provide that no Director or Officer of this company shall be liable to the company or its stockholders for any breach of fiduciary duty as Officer or Director of this company. This provision shall not affect liability for acts or omissions which involve intentional misconduct, fraud, a knowing violation or law, or the payment of dividends in violation of NRS 78.300.

Indemnification.

(a)  Articles of Incorporation.

The articles of incorporation of the company provide the following with respect to indemnification:

"All expenses incurred by Officers or Directors in defending a civil or criminal action, suit, or proceeding, must be paid by this company as they are incurred in advance of a final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of a Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction, that he or she did not act in good faith, and in the manner he or she reasonably believed to be or not opposed to the best interests of this company."

(b)  Bylaws.

The bylaws of the company provide the following with respect to indemnification:

"Section 1. Definitions. For purposes of this Article, "Indemnitee" shall mean each Director or Officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a Director or Officer of this Corporation or is or was serving in any capacity at the request of this Corporation as a Director, Officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation, partnership, joint venture, trust, or other enterprise. The term "Proceeding" shall mean any threatened, pending or completed action or suit (including, without limitation, an action, suit or proceeding by or in the right of this Corporation), whether civil, criminal, administrative or investigative.

Section 2. Indemnification. Each Indemnitee shall be indemnified and held harmless by this Corporation for all actions taken by him or her, and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorney fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding. Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors and administrators. This Corporation may, by action of its Board of Directors, and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. The rights to indemnification as provided in this Article shall be non-exclusive of any other rights that any person may have or hereafter acquire under an statute, provision of this Corporation's Articles of Incorporation or Bylaws, agreement, vote of stockholders or Directors, or otherwise.

Section 3. Financial Arrangements. This Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, Officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in such capacity, whether or not this Corporation has the authority to indemnify him or her against such liability and expenses.

The other financial arrangements which may be made by this Corporation may include, but are not limited to, (a) creating a trust fund; (b) establishing a program of self-insurance; (c) securing its obligation of indemnification by granting a security interest or other lien on any of this Corporation's assets, and (d) establishing a letter of credit, guarantee or surety. No financial arrangement made pursuant to this section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancing expenses or indemnification ordered by a court. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by this Corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by this Corporation. In the absence of fraud:

(a) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section, and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

(b) the insurance or other financial arrangement is not void or voidable; does not subject any Director approving it to personal liability for his action; and even if a Director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 4. Contract of Indemnification. The provisions of this Article relating to indemnification shall constitute a contract between this Corporation and each of its Directors and Officers, which may be modified as to any Director or Officer only with that person's consent or as specifically provided in this section. Notwithstanding any other provision of the Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any Director or Officer shall apply to such Director or Officer only on a prospective basis and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the Directors of this Corporation then serving, or (b) the stockholders as set forth in Article XII hereof; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

Section 5. Nevada Law. References in this Article to Nevada law or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of an Indemnitee or limits the indemnification rights or the rights to advancement of expenses which this Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Corporation's Articles of Incorporation, these Bylaws, or both shall continue as theretofore to the extent permitted by law; and (b) if such change permits this Corporation, without the requirement of any further action by stockholders or Directors, to limit further the liability of Indemnitees or to provide broader indemnification rights or rights to the advancement of expenses than this Corporation was permitted to provide prior to such change, liability thereupon shall be so limited and the rights to indemnification and advancement of expenses shall be so broadened to the extent permitted by law."

The board of directors may from time to time adopt further bylaws with respect to indemnification and may amend these bylaws to provide at all times the fullest indemnification permitted by the Nevada Revised Statutes.

(c)  Nevada Revised Statutes.

"NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

(1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

(1) Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(i)  By the stockholders;

(ii) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(iii) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(iv) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(2) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(3) The indemnification and advancement of expenses authorized in NRS 78.7502 or ordered by a court pursuant to this section:

(i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

NRS 78.752 Insurance and other financial arrangements against liability of directors, officers, employees and agents.

(1) A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

(2) The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

(i)  The creation of a trust fund.

(ii)  The establishment of a program of self-insurance.

(iii) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

(iv)  The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

(3) Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

(4)  In the absence of fraud:

(i) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

(ii)  The insurance or other financial arrangement:

(A)  Is not void or voidable; and

(B) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

(5) A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS."

Undertaking.

The company undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                 ORGANIZATION WITHIN LAST FIVE YEARS

The names of the promoters of the company are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the company in such capacity.

                        DESCRIPTION OF BUSINESS

Business Development

The company was originally organized under the laws of the State of Missouri on September 1, 1981, as HANDY-TOP, INC. On April 20, 1983, the Articles of Incorporation were amended to change the name of the corporation to HTI Corporation. On May 28, 1993, the Articles of Incorporation were amended to change the name of the corporation to Leggoons, Inc. and increase the number of authorized shares of common stock from 40,000 to 10,000,000 and decrease the par value of the common stock from $1.00 per share to $0.01 per share. Also on May 28, 1993, Leggoons, Inc., declared a 14-for-1 stock split.

Leggoons, Inc., was engaged in the design, manufacture and distribution of apparel and related accessories which are sold to specialty and department stores nationwide under the brands Leggoons, CPO by Leggoons, John Lennon Artwork Apparel, and Snooggel. On January 19, 1996, Leggoons, Inc. adopted a formal plan to discontinue the designing, selling, manufacturing and distribution of its apparel products. As part of such plan, Leggoons, Inc., discontinued production on April 30, 1996, and intended to either sell or liquidate the operations within twelve months of that date.

On June 12, 1996, Leggoons, Inc., transferred all of its assets and liabilities to a third party assignee, under an "Assignment for the Benefit of Creditors" (an assignment is a business liquidation device available as an alternative to bankruptcy).
The third party assignee, a Nebraska corporation, also named
Leggoons, Inc., was required to properly, timely, and orderly dispose of all remaining assets for the benefit of creditors.
Leggoons, Inc. continued to maintain its status as a shell corporation.

On February 18, 1997, Leggoons, Inc. entered into an
Agreement to License Assets from Home Point of Sales, Inc.(now know as Electronic Transactions & Technologies) for the purpose of licensing certain technology for the development of Personal Encrypted Remote Financial Electronic Card Transactions ("PERFECT"). Electronic Transactions & Technologies is a privately held corporation 70% owned by Thomas S. Hughes, president of the company. This technology is designed to enable consumers to instantly pay bills or impulse purchase from home with real time cash transactions.

Mr. Hughes, Chairman of Electronic Transactions &
Technologies, became chairman and president of Leggoons, Inc. on March 1, 1997. At that time, the name was changed to Betting, Inc.

On April 28, 1997, the company entered into a Host
Processing Agreement with Electronic Transactions & Technologies for the purpose of having this firm act as the bank host processing for all Betting, Inc.'s future transactions that are sent by terminals that read credit cards or ATM cards. On March 27, 1998, the company entered into a license agreement with Electronic Transactions & Technologies for the purpose of licensing additional technology for processing electronic banking transactions. The technology licensed under this agreement supplements the technology licensed under the agreement dated February 18, 1997.

On May 17, 1999, an Agreement and Plan of Merger between Betting, Inc., a Missouri corporation, into Betting, Inc., a Nevada corporation was executed by an authorized signatory of each company. On May 21, 1999, the merger of the two companies was approved by a majority of the shareholders. Effective on June 1, 1999, Articles of Merger were filed with the Nevada Secretary of State, which formally resulted in the redomicile of the company from the State of Missouri to the State of Nevada. This also resulted in the change of the fiscal year end from August 31 to December 31. On June 4, 1999, a Certificate of Amendment to Articles of Incorporation was filed with the Nevada Secretary of State changing the name of the company to "eConnect" and increasing the number of authorized common shares to 100,000,000.

On August 23, 1999, a Certificate of Amendment to Articles of Incorporation was filed with the Nevada Secretary of State increasing the number of authorized common shares to 200,000,000. On November 22, 2000, a Certificate of Amendment of Articles of Incorporation was filed with the Nevada Secretary of State increasing the number of authorized common shares to 300,000,000.

Business of Company.

The business of the company is to drive (process) PERFECT global transactions with specific emphasis on ATM card with PIN instant cash transactions. There are two aspects to the industry of self serviced home or mobile swiped ATM card with PIN entry or credit card transactions which the company has named PERFECT (personal encrypted remote financial electronic card transactions).

The first aspect is the development of the home "Bank Eyes Only"T transactions system whereby a consumer can use a remote terminal from a home environment or mobile environment, (the eCashPad), to read a credit card or ATM card with PIN or a smart card which is then sent to a host processor for card authorization. "Bank Eyes Only" transactions refers to a direct Internet connection between the consumer's terminal and the company's bank card authorization system. The web merchant does not store nor has ready access to the consumer's card data. These "Bank Eyes Only" terminals are remote from the merchant (protecting the consumer's data) and are wireless or landline or computer enabled. This should result in greater consumer confidence in performing such financial transactions.

This system will also enable the consumer or business person to effect instant cash payments to the recipient. A transaction using the terminal device with an ATM card with PIN is considered a cash payment. Internet "Bank Eyes Only" ATM card with PIN payments could substantially affect global commerce, completely changing the way people around the world do business.

The second aspect of a PERFECT transaction is the public usage of the company's proprietary hardware placed in public locations for self serviced bill payments by ATM card with PIN entry.

Today, bankcard authorized transactions, that are terminal driven, are initiated by consumers, "face to face" with merchants. The company's "Bank Eyes Only" transaction enables the consumer to perform the transaction safely from a remote location. These PERFECT transactions are originated by the consumer. The transaction is encrypted before being sent. The merchant does not originate the transaction by swiping the bank card; the consumer swipes the bank card with no merchant present. The consumer is "remote" from the merchant.

Applications of the PERFECT industry focus specific attention of the usage of ATM card with PIN entry to effect "just in time" bill, tax, mortgage, or premium payments from home, to "reserve your seat" for entertainment purposes. The company has developed a proprietary hardware device, the eCashPad to conduct such transactions.

The company's goal is to develop network global host processing centers. These centers will drive and be compatible with all types of hardware made by many different competitors.

The company has spent substantial capital in cash and stock during the last two fiscal years developing the system for the implementation of the PERFECT industry in general and for the specific application of Internet "Bank Eyes Only" transactions in particular.

The company has contracted exclusive licenses for global usage of Patent No. 5,336,870, issued August 8, 1994, Patent No. 5,754,655, issued May 19, 1998, and Patent No. 5,809,143, issued
September 15, 1998 (see Exhibit 99.1 to this Form 10-KSB).

These three patents broadly cover the implementation of what the company is now calling "Bank Eyes Only" transactions. Patent No.
5,336,870 has developed into the EzyDepot unit.

The EzyDepot unit was deployed as a self service terminal for self service EzyShop at public locations. The company is now focused on using the eCashPad for placement with PC's at public locations such as coffee shops whereby the consumer can use the eCashPad to safely shop by Bank Eyes Only at specific Bank Only web sites.

The EzyDepot unit will be adapted and used as a self service bill pay terminal at public locations abroad and will be driven by eConnect full service host centers.

Patent No. 5,809,143 has developed into what the company is calling the eCashPad, and the specific focus is for Internet "Bank Eyes Only" usage. This device connects directly to a personal computer and runs on the Windows operating system.

The company is projecting a third quarter distribution of eCashPads into the market and the initial generation of revenues from both eCashPad sales and the transactions generated from usage of the eCashPad at web merchant sites.

Patent No. 5,754,655 covers is in the process of development as a hand held wireless voice capable phone and terminal for sale and distribution into the PERFECT industry, with specific focus for "Bank Eyes Only" Internet ATM card with PIN entry transactions. This product is called the ePocketPay and is in the development stage with a potential prototype targeted for the third quarter.

The "Bank Eyes Only" system once fully implemented will consist of the eCashPad sending Internet originated transactions into the bank system for authorization. At no time is any bankcard data stored with the Internet merchant, and this simple action effects a highly secure consumer Internet transaction. National Data Funding Corporation will be providing the company with operations support for the company's host systems under an agreement with the company in April 2000.

The eCashPad has been developed by Asia Pacific Micro, Inc, under a manufacturing agreement entered into in January 2000.
Over 1,200 eCashPad units have initially been produced.

The eCashPad simply and easily attaches to the consumer's computer keyboard and enables the consumer to affect Internet "Bank Eyes Only" transactions, from the consumer's home or office. The company will receive a fee from the merchant per transaction. The eCashPad will also be distributed with private labels, through direct sales and promotionss.

Companies participating in the private label eCashPads will enjoy the benefit of receiving a portion of the company's transaction fee for transactions made to them in addition to those made to other merchants. For example, an insurance company using the eCashPad will generate cash payments by ATM card with PIN entry for its premium payments. In addition, it can generate additional revenues from the same eCashPad as it is used to pay a phone bill, to make a charitable donation, to purchase a product, or to pay a tax bill. The company will receive a fee per transaction as paid by the web merchant.

The company is presently developing a full service host system in the Dominican Republic and is presently completing the certification process with Banco Nacional de Credito, and is planning to follow with additional host centers for eConnect Ireland, eConnect China and eConnect Austrialia. A non-binding letter of intent has recently been signed by Huaxia Bank of Shanghai China to implement the eCashPad solution with specific emphasis on ATM card with PIN on line debit.

Within the countries of China, Ireland, Australia, and the Dominican Republic, the company recognizes that the eCashPad within those countries will naturally evolve into ATM card with PIN cash games, and the company intends to provide services for such PERFECT games. One projected game will be the "International", which will be the equivalent of a same day instant cash game between the countries of Australia, China, Ireland and the Dominican Republic whereby the eCashPad is used with ATM card and PIN entry and processed by the company's host systems.

The specific goal of the company is to establish global "Bank Eyes Only" full service Host processing centers which will not only drive the company's hardware but will also certify and drive other types of hardware devices effecting both conventional and PERFECT transactions. The company is currently using eFunds CONNEX software to provide the company Host support system outside of the United States.

The long term strategic goal of company is to position its global host systems to offer "Bank Eyes Only" processing services for both competitors' terminal solutions and for the company's terminal solutions. This places the company in the position of being a HUB for its own transactions and competitor's transactions. There will also be a particular emphasis on Internet cash payments between countries by the usage of eCashPad or ePocketPay type of devices and ATM card with PIN entry. This enables the company to handle Business to Business transactions and Country to Country transactions.

Revenue generation from "Bank Eyes Only" transactions is expected to begin in the third quarter as eCashPads are distributed into the marketplace. Within the United States market, the company is closely working with NDFC to secure the go ahead for regional ATM card networks for an eCashPad ATM card with PIN entry "Bank Eyes Only" internet payment. The company is targeting the third and fourth quarters to begin pilots with Regional ATM card networks as regards the ATM card with PIN entry aspect of the eCashPad.

The company expects the industry of "Bank Eyes Only" Internet transactions to develop substantially by the fourth quarter and anticipates numerous "Bank Eyes Only" product devices to be introduced by various companies. It is the intention of the company to provide support services for such hardware devices and to gain a service fee from the processing of "Bank Eyes Only" transactions. The company encourages the introduction of different types of "Bank Eyes Only" devices.

The company anticipates a strong effort by competitors to seize the "Bank Eyes Only" space on an Internet merchant site but points out that all competitors will need to co operatively work together as regards web merchant signups. The company anticipates a co-operative competition environment with competitors as regards the establishment of respected PERFECT payment solutions at a merchants web site as no merchant will exclusively offer only one solution.

In summary, the company intends to build host systems in such countries as the Dominican Republic, China , Australia and Ireland, plus numerous other countries, whereby the company's host system is driving many different types of hardware devices as developed by many companies to meet the demand of the PERFECT industry. The company will generate a fee per transaction from the driving of each hardware device which is sending in PERFECT ATM card and PIN entry, credit card and smart cardpayments.

The company intends to monitor the performance of the Top Sports walk-in locations in the Dominican Republic in 2001 to determine if revenues do not justify expenditures. The company has removed itself from the Internet casino business other than to provide support transactions services.

The company has recently signed a letter of intent to divest eConnect Caribbean. S.A. from the company. To date, negotiations are continuing towards the signing of a definitive agreement.

Acquisitions by Company.

(a)  Rogel Technologies.

According to an agreement dated May 6, 1999, the company acquired all of the assets of Rogel Technologies, a sole proprietorship. These assets consisted of the following:

Proposed  secure e-mail service

Perfect Merchant Response Software (MRS)

Global Market Place Mall (GMM) (the GMM includes these products:
GMM Classified Adds, GMM Web hosting services, eTrusts, eHomebuy, eDine, eTheater, Portable Website Software, PCA
Compression Software, and Virtual Card Game Software)

The consulting services of Rogel Patawaran for the purpose of creating and writing new software products for the company.

The company agreed to make the following payments under this agreement:

2,750,000 free trading shares

2,500,000 restricted shares of common stock

Options to purchase 500,000 shares of common stock at an exercise price of $0.50 per share, which options expire on June
30, 2000

Options to purchase 500,000 shares of common stock at an exercise price of $1.00, which options expire on June 30, 2001

Options to purchase 250,000 shares of common stock at an exercise price $2.00 per share, which options expire on June 30, 2002

$200,000 per year management fee payable from the gross revenues of RT

12.5% of the remaining net profits of Rogel Technologies as an administration fee

A total of 2,500,000 restricted shares of common stock and 2,500,000 free trading shares of common stock have been issued date under this agreement (no options as set forth in the agreement have been issued to date).

Under an agreement dated October 23, 1999, the company agreed to pay Rogel Technologies an additional $168,000 for services related to MRS software and the SafeTPay system server, and to provide additional consulting services for an hourly fee. Under an agreement dated November 23, 1999, the parties agreed that in consideration of said sum the MRS and SafeTPay software will remain under the ownership and full control of Rogel Technologies; however, the company would have the right to utilize this software and provide instruction in its use.

Based on the main focus of this agreement being the consulting services of Mr. Patawaran in research and development activities of the company, the shares issued under this agreement are being accounted for as research and development costs in the financial statements of the company. The company has not as yet made any determination regarding further development of the other items set forth in the agreement.

(b)  Isla Escondida, S.A.

La Empressa Ranco Plasticos Limitada, a Costa Rica corporation ("Holder"), was the owner of record of 58.33% of the issued and outstanding stock of Isla Escondida, S.A., a Costa Rica Corporation ("IE") ("Stock"). Pursuant to an agreement between Holder, Jamie Ligator and Michael Lanes, one-half (1/2) of the Stock was actually being held in the name of Holder for the benefit of Lanes and the other one-half (1/2) of the Stock was actually being held in the name of Holder for the benefit of Ligator. Effective on August 31, 1999, the company purchased the Stock under a Stock Exchange Agreement.

Under this agreement the company paid the following amounts for the Stock: 7,000,000 shares of free trading common stock of the company, to be deposited into an escrow account. These share were all released by December 31, 1999 under the provisions of an accompanying escrow agreement. Subsequent to this agreement, the company acquired, for 5,000,000 free trading shares, the remaining 41.67% of the stock of IE directly from the shareholders of that company in a stock swap (an additional 5,200,000 restricted shares of common stock previously issued in connection with this transaction are still in need of cancellation). In addition to the above amounts paid, the company paid an additional 1,510,000 shares of free trading common stock in connection with closing this transaction.

During 2000, the company cancelled 10,500,000 shares of the company's common stock related to this acquisition in fiscal year 1999. The company renegotiated the terms of this acquisition primarily due to lack of performance of the assets purchased.

This asset has generated no revenues for the company since its acquisition. Due to various problems with the operation in Costa Rica, the website was closed shortly after the acquisition by the company and no revenues or profits were realized from this operation. As a result, this entire investment was completely written-off as of December 31, 2000.

(c)  TheArtAuction.com

Effective on September 9, 1999, the company acquired the website known as "theArtAuction.com" from PowerClick, Inc., a Nevada corporation, through an Agreement and Plan of Acquisition Agreement. Under this agreement, company paid the following:
(a) 1,000,000 shares of free trading common stock of the company; and (b) 1,000,000 shares of restricted common stock of the company. In addition, the company paid an additional 165,000 shares of restricted common stock in connection with closing this transaction.

Although this website did briefly generate revenues in September 1999 totaling approximately $40,000, the website was closed down in November 1999 for reconstruction and has not as yet reopened. The company has been upgrading theArtAuction.com into artaste.com, which began operations in the fourth quarter of 2000. However, the value of this asset has been written-off as of December 31, 2000.

(d)  Top Sports S.A.

(1)  Initial Purchase Agreements.

By a Contract of Partnership dated November 20, 1999, the company acquired a 50% interest in Top Sports S.A., a Dominican Republic corporation. The company has also entered into a Business Cooperation Agreement with Top Sports S.A., dated December 9, 1999, to carry forward the terms of the partnership between the two companies under local Dominican Republic law. Top Sports operates various sports book betting establishments in the Dominican Republic, where casino and related types of gaming are legal.

Under these agreements, the company is to be the beneficiary of 50% of all the assets, benefits and gains, and shall share in 50% of all the liabilities, losses or obligations. The company paid the following:

U.S. $35,000; and

1,000,000 of restricted common stock of the company.

The company also agreed to issue warrants to purchase 2,000,000 shares of common stock of the company, exercisable during the 12 months following the execution hereof for the fixed price of $0.30 per share (subsequently adjusted to $0.40 per share). These warrants were issued in 1999; Mr. Egan exercised 500,000 of these warrants in 2000 (the remained expired prior to the end of 2000).

(2)  Subsequent Purchase Agreement.

On January 1, 2000, the company entered into a Shares Sale
Contract to acquire the remaining approximately 50% interest of Top Sports from Paul Egan. Under the terms of the agreement, the company is to pay Mr. Egan:

1,000,000 unrestricted free-trading shares of the company;

1,000,000 restricted shares of the company; and

1,000,000 warrants at a fixed price of $1.00 per share.

By subsequent oral agreement of the parties, the above agreements were amended as follows:

The compensation under the agreements for the purchase of the initial 50% of Top Sports was increased by 1,000,000 free trading shares of the company's common stock;

The compensation under the agreement for the purchase of the remaining 99.94% of Top Sports was increased by 1,000,000 restricted shares of the company's common stock; and

The 200,000 shares paid under the Funding Agreement, as set forth below, was credited to the 1,000,000 free trading shares now due under the first agreements.

In addition, during fiscal year 2000 the company cancelled 1,000,000 shares of its common stock related to the fiscal year 1999 acquisition of Top Sports. The cancellation was a result of the renegotiated terms of the acquisition agreement which called for the cancellation of the original shares issued in 1999 and for the issuance of additional shares as discussed above.

Effective on April 1, 2000; the company acquired 4,994 shares of the remaining 5,000 capital shares outstanding. Of the 10,000 shares outstanding, the company owns 9,994 shares
(Dominican Republic Law, where Top Sports, S.A. is incorporated, requires that there be seven stockholders in a company).

(3)  Consultancy Agreement.

Under a consultancy agreement, dated January 1, 2000, the company agreed to retain Mr. Egan as a consultant for Top Sports to run the day to day operations of this firm and perform other tasks. Under this agreement, Mr. Egan was to be paid the following (none of which was issued):
1,800,000 free trading S-8 shares of the company;

2,000,000 restricted class 144 shares of the company;

A warrant for the purchase of 1,500,000 shares of the company, exercisable at $0.40 per share; and

A warrant for the purchase of 1,000,000 shares of the company, exercisable at $1.00 per share.

(4)  Funding Agreement.

In order to help fund the operation of Top Sports, S.A., this firm and the company entered into an agreement dated December 16, 1999, whereby the company is to provide that firm with 100,000 free trading shares of the company per month beginning January 2000 and ending December 2000 (to date the company has issued a total of 200,000 shares in this regard). It was the intent that Top Sports would sell these shares in the marketplace and will use the resulting proceeds to fund the continued expansion plans of this companuy.

(5)  July 20, 2000 Agreement.

Under an Agreement dated July 20, 2000 (with an effective date of April 1, 2000), the company and Top Sports agreed that all prior compensation paid under the acquisition agreements shall remain with Mr. Egan, but that no further compensation is to be paid under any agreements. Therefore, no compensation was dur under the January 1, 2000 Consultancy Agreement or the Funding Agreement.

The parties also agreed, among other things, to the following:

The company is to establish "eConnect Caribbean, S.A." as a Dominican Republic subsidiary.

Mr. Egan is to be employed as the President of eConnect
Caribbean, S.A. for a term of three years.

Mr. Egan is to receive 25% of the common stock of eConnect
Caribbean, S.A.

Mr. Egan agrees to resign from the Board of Directors, or other similar governing body, of Top Sports.

In January 2001, the company issued a total of 3,000,000 restricted shares of common stock to satisfy the total obligation of restricted shares under the acquisition agreements. Therefore, as of the present Mr. Egan is owed the following with respect to these agreements: (a) 1,800,000 free trading shares; and (b) the issuance of a warrant for the purchase of 1,000,000 shares of common stock at $1.00 per share.

(f)  PowerClick, Inc.

On February 9, 2000, the company acquired 50% of the outstanding capital stock of PowerClick, Inc., a Nevada corporation, in consideration of $1,200,000 cash and 8,000,000 shares of the company's common stock valued at $1,300,000 for an aggregate 50% investment of $2,500,000, which is principally comprised of goodwill. PowerClick, Inc. owns and operates a website that provides a wide range of products and services to the public, and is intended to be used as a vehicle to promote the use of the "Bank Eyes Only" system.

On October 21, 2000, the company and PowerClick agreed to a settlement of the actions between the parties and a mutual release (which is in the process of being implemented), as follows: The company purchased an additional 30% of PowerClick
(giving a total ownership to the company of 80%) in exchange for:

conversion of the 6,000,000 restricted shares of company's common stock currently held by PowerClick into freely trading shares of the company;

the issuance to PowerClick of warrants for the purchase of 4,000,000 shares of freely trading common stock of the company
(exercisable at $1.00 per share until October 21, 2003;

capping the cash portion of the original acquisition as $750,000; and

decreasing the value of the transaction to $2,050,000.

As of December 31, 2000, the remaining 30% of PowerClick shares due to the company had not yet been transferred to the company.
As of that date, all of the goodwill associated the company's interest in PowerClick has been written off.

(g)  National Data Funding Corporation.

On May 22, 2000, the company entered into a non-binding letter of intent with National Data Funding Corporation to acquire 100% of this company's common stock and later spin it off in a publicly trading company and retaining a 25% ownership.
National Data Funding Corporation is a company that will provide eCashPad distribution, encryption, and maintenance. National Data Funding Corporation will also provide full merchant processing for all credit and debit cards in support of eFunds-United States.

In connection with the letter of intent, the company has deposited (non-refundable) $250,000. The letter of intent requires the company to pay the stockholders of National Data Funding Corporation $10,000,000 and 10,000,000 restricted shares of the company's common stock in exchange for 100% ownership, and contribute to National Data Funding Corporation $1,000,000 and 1,000,000 shares of the company's common stock for working capital. The Letter of Intent, dated June 2, 2000, originally expired on September 1, 2000 but was extended by oral agreement of the parties to a closing date of October 31, 2000.

On October 29, 2000, the company entered into an Agreement for Sale and Plan of Reorganization ("NDFC Agreement") requiring the company to pay the stockholders of NDFC $10,000,000, 10,000,000 shares of the company's common stock in exchange for 50% ownership, and contribute to NDFC $1,000,000 and 1,000,000 shares of the company's common stock for working capital. Pursuant to the NDFC Agreement, the company is required to make a bona fide and good faith effort to spin off NDFC as a publicly traded company in which the company will retain approximately a 28% ownership. The company was required to complete the terms of the NDFC Agreement on October 31, 2000 ("Closing Date"). The company did not complete the NDFC Agreement on the Closing Date. Certain provisions within the NDFC Agreement provided for an extension through January 2, 2001, however the company did not complete the terms of the NDFC Agreement within the extension date. The company plans to continue its negotiation for the acquisition of NDFC.

Other Material Contracts.

(a)  First Entertainment Holding Corp.

On April 29, 1999, the company entered into a Joint Venture Agreement with First Entertainment Holding Corp. for the purpose of using the allowing customers to use their ATM cards to make purchases from a number of websites owned by that firm at www.firstentertainment.com. These companies originally intended to move forward with this project once the eCashPad is available for distribution; however, it now appears that this company is no longer in operation.

(b)  International Investor Relations Group.

The company entered into a Consulting Agreement with International Investor Relations Group, Inc. ("IRG"), dated September 24, 1999. Under the terms of this agreement, this firm provided certain services for the company, as follows: (a) 10 road shows; (b) 1 Media Placement in Stock/Card deck reaching 250,000 + investors; (c) 2 News releases, includes broadcast fax to all interested parties; (d) one research report 6-8 page full color; and (e) a broker card - 2 sided, full color.

Under this agreement, the company paid the following amounts for the services of IRG:

$85,000.00

167,000 free trading shares based on a .21 cent per share price

300,000 purchase warrants, as follows: 100,000 $0.50 per share, 100,000 at $0.75 per share, and 100,000 at $1.00 per share.
These have a 2-year expiration date from the original date of signing the agreement.

(c)  Kanakaris Communications.

On October 21, 1999, the company entered into an agreement with Kanakaris Communications for the purpose of developing Internet Cash Programming ("ICP"), a service to be offered by Kanakaris and the company which will enable the consumer to purchase internet video streaming programming by Same-as-Cash (ATM card and PIN), or by Enhanced Credit Card (the payment by credit card that is read by the ePIN or like devices). Under this agreement, Kanakaris Communications will provide the delivery to the internet consumer of video streaming programming from either Kanakaris Communications own inventory base or shall act as a distributor of video streaming programming from other entertainment providers.

Under the terms of this agreement, ICP will be established as a separate Nevada corporation and will authorize 1,000,000 shares of stock; Kanakaris Communications will receive 400,000 shares of stock and eConnect shall receive 400,000 shares of stock, and 200,000 shares of stock shall remain in the ICP treasury.
Kanakaris Communications will retain the managing control of ICP and shall appoint officers to manage ICP. All profits of ICP shall be equally split between eConnect and Kanakaris Communications.

The company will receive exclusive global rights to drive or process all originating ICP transactions whether transacted by an ePIN or by a competitive hardware devices that are effecting either a Same-as-Cash or Enhanced Credit Card programming purchase. In addition, the company will charge ICP a flat fee per ICP processed transaction. Further development of this project is awaiting the delivery of the eCashPad, as previously discussed. The company paid a total of 3,000,000 shares of free trading common stock for the research and development to be done under this agreement. To date, the ICP has not been implemented.

(d)  REAL Solutions.

The company has entered into a letter of intent with Real Solutions, Ltd. on March 9, 2000 to provide the IBM hardware support in connection with the eFunds agreements. On April 13, 2000, the company entered into a formal Master Services Agreement with Real Solutions in connection with this matter. Under this agreement, the company will pay Real Solutions based on a Statement of Work to be developed between the parties.

(e)  Peters Entertainment.com, Inc.

On April 14, 2000, the company entered into an agreement with Peters Entertainment.com, Inc., an independent motion picture production affiliate of Time Warner Inc. Under this agreement, there will be a 50/50 revenue-sharing arrangement to develop an on-line media portal that would combine a consumer entertainment environment with e-services designed to meet the needs of production studios. The company will be acting as a consultant to Peters Entertainment under this agreement. To date, there has been no revenue generated under this agreement.

(f)  Broadband Video, Inc.

On October 4, 2000, the company entered into an agreement with Broadband Video, Inc. for that firm to sell all of its assets to the company. These assets consist of all right, title and interest of Broadband Video in and to Zoom-TV software technology. The consideration for this purchase is 10,000,000 restricted shares of common stock of the company and a warrant to purchase 3,000,000 shares of company common stock for $1.00 per share, from the date of the agreement until 5:00 p.m.
December 31, 2001. The parties are currently conducting a due diligence review, and the completion of which and the transaction is anticipated to close in the second quarter of 2001. If the consideration has been paid, then Broadband Video will deliver the source code for the Zoom-TV technology to the company.

Zoom Technology will offer the company the ability to deliver downloaded film content on a web cast basis to thousands of viewers watching the same pre-theatrical viewing window at the same time across the country. Additionally, this technology will expand the picture to full size on the monitor screen. The eCashPad can send ATM card with PIN cash payments directly to the film producer with no middleman. This will be a fee per transaction of the eCashPad and may open up the film industry to a whole new economic window that will precede the theatrical release.

Contracts Made in the Ordinary Course of Business.

(a)  Sunset Marketing Group.

On November 15, 2000, the company entered into an agreement under which Sunset Marketing Group will market the company's eCashPad to the insurance, mortgage and other financial industries. Sunset has agreed to provide to the company ten "Bank Eyes Only" web merchants each month, following the first three months of the contract. Sunset Mortgage LP, parent company of Sunset Marketing, becomes the company's first mortgage-industry merchant. Sunset Marketing also expects to announce one insurance and one financial-industry "Bank Eyes Only" merchant within the second quarter of 2001.

(b)  SBN.com, Inc.

On December 7, 2000, the company entered into two agreements with SBN.COM, a market affliate-independent contractor agreement and a charter industry company agreement. SBN's online yellow pages, one of the world's largest, contains 1.5 million pages and more than 75 million business listings worldwide. Within the US, this includes the listings of every phone book in every area code in all 50 states, every business-to-business listing, and the entire database for toll-free numbers, as well as every Yellow Pages protocol worldwide. Published in both English and Spanish, the online yellow pages are accessible from the websites of several hundred internet service providers and other Internet hosts accounting for in excess of 3 million subscribers, and at more than 850 affiliate e-commerce sites.

These agreement will allow for the marketing of the company's "Bank Eyes Only" as a secure online payment system to existing and future clients. These agreements also call for SBN.COM's online yellow pages to be directly accessible from the company's website, via the Walking Fingers MouseT icon. Under the agreements, the company and SBN.COM will share revenues from banner advertising by listees at www.eConnectholdings.com, as well as online yellow pages advertising sold directly by the company. The company will also share revenues resulting from new listees who sign up via the company's website. Online yellow pages listees who wish to accept these "Bank Eyes Only" payments will require proprietary software; once equipped, however, these merchants will still be able to make non-"Bank Eyes Only" transactions with customers who do not yet own an eCashPad.

(c)  TransCast International, Inc.

On January 8, 2001, the company entered into a definitive agreement for a strategic partnership TransCast International, Inc., a San Jose, California TV-based provider of co-branded portals and Internet access services. TransCast is presently working to integrate its t-commerce portal into analog televisions for a truly interactive television experience, including web surfing, t-commerce, chat, and e-mail. TransCast and the company will work together to integrate the company's eCashPad capabilities with the TransCast TV portal service.

Under the terms of its strategic partnership with the company, TransCast will (i) display the company payment symbol and offer eCashPad transactions on the first page of the TransCast t-commerce portal at
(http://content.transcast.net:8090/XCST/sportal/index.html );
(ii) work with the company to enable the eCashPad to work in conjunction with both TransCast's set-top boxes and inside-TV interactive television configurations, and (iii) introduce the company's eCashPad technology for evaluation as a potential bundled or integrated peripheral with the TransCast service.

                        PLAN OF OPERATION

Twelve Month Plan of Operation.

The company has completed all development but has not fully implemented the eCashPad consumer and bank network support services. In anticipation of this implementation, the company is currently offering the eCashPad for sale at $59.95. The company initially ordered 1,200 eCashPads to be produced and which have been delivered to the company to effect "Bank Eyes Only" transactions.

"Bank Eyes Only" refers to a direct Internet connection between the consumer's terminal and the companys bank card authorization system by which the consumer will order an item from an Internet merchant, but the credit card data or ATM data will go directly to the company's server and then to the bank, bypassing the merchant. Thus, this service will enable customers to pay for Internet purchases, bill payments and other types of transactions from home by physically swiping either credit cards or ATM cards with PIN entry. These "Bank Eyes Only" transactions can be processed over the Internet without the cardholder account information being stored at the merchant's web site, nor does the merchant have ready access to the consumer's bank card information. The company believes that "Bank Eyes Only" transaction processing system will effectively address Internet consumers' concerns regarding personal and financial information security.

The company is now developing an interface between the eCashPad and the host processor that will enable a quick and easy install by web merchants of the "Bank Eyes Only" solution. This install connects the home consumers eCashPad with the web merchant and enables the eCashPad to effect either credit card or ATM card with PIN or chip card payments.

The company plans to publish the "Bank Eyes Only" web merchant install download documentation during the next quarter and is confident that based on present web merchant responses to adding on the alternative payment solution of "Bank Eyes Only", that substantial numbers of web merchants will be accessible to payment by an eCashPad.

The company plans to distribute a substantial number of promotional eCashPads during the second, third and fourth quarters. The company has reasonable expectations that the average eCashPad will transact 2 monthly transactions per 1,000
"Bank Eyes Only" web merchant base. Presently, the eCashPad effects credit card transactions only. By mid 2001, the company is confident that ATM card with PIN regional pilots with the eCashPad will begin which will enable the company to offer instant electronic cash payments by on debit POS to the web merchants.

The company also has reason to believe that a substantial number of additional web merchants will become accessible to the service of ATM card with PIN immediate payments. Industries such as Mortgage, Insurance, Telecommunications, Collections, Charity, Entertainment, Finance and others will begin to place upward pressure on their client base to pay by ATM card with PIN entry cash transactions. This will add more "Bank Eyes Only" accessible web merchants and will increase the monthly usage of the eCashPad.

Registration of "Bank Eyes Only" web merchants will be pursued by a team specialists to be hired who understand their specific industry such as phone or cable or collections and who will fully develop the pertinent "Bank Eyes Only" applications for that industry and who will develop strategic alliances within their specific industry. In addition, the company has structured a networking approach for mass market consumer participation in finding "Bank Eyes Only" merchants along with sales teams to sign on local web merchants.

Using a revenue sharing plan from the flat fee, the company will incentivize private labels of eCashPads with expected advertising and marketing of these private label eCashPads by the vendors to their consumer base. The company is projecting an average transaction revenue of 50 cents per usage which is charged to the web merchant.

The company has entered into an agreement with National Data Funding Corporation in April 2000 to provide eCashPad distribution, encryption, and maintenance, and to collect merchant fees generated by eCashPad usage. National Data Funding Corporation will have the responsibility for collecting these fees by debiting the merchant's checking account.

The company is presently selling the eCashPad for $59.95 and expects to substantially lower the price by the third quarter. The company estimates a web merchant base of 10,000 merchants to be developed over the next three quarters with a minimum universe of 50,000 eCashPads generating 20 monthly transactions per month.

The company also plans to activate the EzyShop service in the third quarter in which the eCashPad will be placed in public walk in locations such as national chains of high traffic coffee shops. Working with a strategic partner who will provide the monitor and PC to enable Internet access, the company is confident that consumers will use the eCashPad to shop at "Bank Eyes Only" web merchant sites.

It is the plan of the company to establish a full service host center by the third quarter that certifies and processes other types of competitive hardware. The company will generate fees from these hardware vendors to process incoming transactions, and the company will generate fees from web merchants when the eCashPad is used by a consumer to effect a "Bank Eyes Only" transaction.

Additionally, the company will generate additional revenues with the full service host processing local ATM machines, behind the counter terminals and other conventional services that are not eCashPad originated.

Outside of the United States, the company intends to develop full service host centers and business model that emulates the United States business model. The company has established the first full service capable host center, eConnect Caribbean, in the Dominican Republic.

eConnect Caribbean has contracted with Banco Nacional de Credito to launch the usage of the eCashPad in the Dominican Republic.
eCashPad orders from Banco Nacional de Credito are projected at 30,000 units over the next quarter.

It is the intention of the company to establish the following full service company host centers, eConnect Ireland, eConnect China, eConnect Australia, eConnect Mexico and eConnect Brazil. Using the Internet as the medium, these full service centers will enable consumers using an eCashPad to effect country to country "Bank Eyes Only" transactions. The company envisions the usage of the eCashPad to effect Internet cash wagers by either ATM card with PIN or by chip card payments.

Global Internet Cash Games will be a service of the company which will provide support services for Internet companies offering games of skill and games of chance whereby players are using their eCashPad with ATM card and PIN entry to effect on line cash transactions. One projected gaming service will be the the "International", which will be a four country real time "Bank Eyes Only" with ATM card and PIN entry game between the countries of the Dominican Republic, Ireland, Australia, and China, whereby consumers within those countries will be able to use the eCashPad to effect same day gaming with ATM card and PIN entry.

In February 2000, the company consummated an acquisition agreement with PowerClick, Inc., a Nevada corporation, whereby the company acquired 50% of the outstanding capital stock of this company. PowerClick, Inc. owns and operates a website that provides a wide range of products and services to the public, and is intended to be used as a vehicle to promote the use of the "Bank Eyes Only" system.

The company expects 80% control of Powerclick by the end of May 2001. Powerclick, a business unit of eConnect, expects to generate revenues from the business model of Lotto.Powerclick.com and has over 150,000 registered members that eConnect can contact for both eCashPad sales and web merchant installs.

Revenues are generated from advertising and sponsorship.
Additional revenues will be generated from incoming new games whereby the consumer plays for gifts and prizes and pays to enter select gaming areas. These 2001 revenues are expected to be reported in the next 10-QSB filing of the company.

Artaste.com, a second business unit of the company, has taken the first quarter to develop the site and in the second quarter will begin to offer special one day auctions with respected artists selling their works. In the Gallery, juried exhibitions of nationally recognized artists who bring their own following will begin. Special exhibits from collectors will also be presented. This is expected to begin in the second quarter of 2001.

To this date, artaste.com has served as a vehicle to offer the eCashPad for sale and to generate a growing list of registered members that can be contacted for both eCashPad sales and the install of "Bank Eyes Only" at their web site.

It is the plan of the company to use 10% discounts for purchases from artaste.com as an incentive for consumers to buy an eCashPad. The company is confident that revenues will be steadily generated by artaste.com in second quarter.

Forward Looking Statements.

This prospectus contains "forward looking statements" within the meaning of Rule 175 under the Securities Act of 1933, as amended, and Rule 3b-6 under the Securities Act of 1934, as amended, including statements regarding, among other items, the company's business strategies, continued growth in the company's markets, projections, and anticipated trends in the company's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the company's control. The company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, among others, the following: reduced or lack of increase in demand for the company's products, competitive pricing pressures, changes in the market price of ingredients used in the company's products and the level of expenses incurred in the company's operations. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained herein will in fact transpire or prove to be accurate. The company disclaims any intent or obligation to update "forward looking statements."

                       DESCRIPTION OF PROPERTY

The company owns approximately $400,000 of miscellaneous office furniture and equipment, including computers. In San Pedro, the company leases a total of 8,777 square feet of office space, with leases expiring on various dates between September 30, 2001 and April 30, 2003. In the Dominican Republic, the company leases 9,000 square feet of office space on a lease expiring in August 2005. The lease agreements call for an annual base rent of approximately $146,000 with a variable escalation rate. As of December 31, 2000, total rent expense for the leased facility approximated $95,000.

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past two fiscal years, certain transactions which occurred between the company and its officers, directors and five percent or greater shareholders are set forth below. With respect to each such transaction, the company believes that the terms of each transaction were approximately as favorable to the company as could have been obtained from an unrelated third party:

(a) On February 18, 1997, Leggoons, Inc. entered into an agreement to license assets from Home Point of Sales, Inc. (now known as Electronic Transactions & Technologies). ET&T ("ET&T) is a privately held corporation 70% owned by Mr. Hughes, President of the company, which is focused on the emergence of the personal encrypted remote financial electronic card transactions industry (although this agreement was entered into prior to Mr. Hughes becoming affiliated with the company, it is included here since certain of the conditions under that agreement have not been completely fulfilled, as discussed below). This technology will provide consumers with the option to instantly pay bills or impulse purchase from home with real time cash transactions with the usage of simple equipment such as the eCashPad.

The assets included under this license agreement are the following:

The name "Betting, Inc.", as trademarked by ET&T

The Wagering Gate (receive incoming data transfer commands from the host center and other competitive host centers who have received ATM and SMART card wagering payment from off site home or office locations and then who command the Wagering GATE to alert the recipient gaming companies that they have been paid and to respond back with an acknowledgement of such payment; and, the general promotion and education of home ATM and SMART card wagering over the Internet through the ET&T secure computer keyboard or over the telephone through the ET&T stand alone Infinity unit)

The specific application of wagering with an ATM card or SMART card with the secure computer keyboard (any other uses of the Secure Computer Keyboard, such as Bill Pay or Impulse Purchase that are not wagering transactions, are not included)

The ET&T developed merchant response software for the specific application only of transacting off site ATM and Smart card wagering through the Wagering Gate

ET&T's interest in the use of and revenue from the personal encrypted remote financial electronic card transaction relating to the wagering business.

Under terms of this license agreement, the company is to issue 2,900,000 shares of restricted common stock to as the total consideration in exchange for licensing home ATM card and SMART card wagering technology developed by ET&T. Of this amount, 2,755,000 shares were placed in escrow subject to cancellation on February 10, 1998, in the event the bid price of the common stock of the company is not at least $3.00 per share for any twenty consecutive day period as reported on the NASD's Electronic Bulletin Board or NASDAQ's Small Cap Market from the date of the agreement through February 10, 1998.

As of the date of this prospectus, the terms of the license agreement have not been met by the company. However, under an amendment dated September 1, 1999 the cancellation date of the shares, as set forth above, has been extended to September 1, 2001, subject to certain conditions specified in the amendment.

The license agreement also provides that in the event that the bid price for the common stock of the company is more than $3.00 per share for any twenty consecutive day period, then ET&T shall have the option to purchase up to 13,822,000 additional shares of the company common stock at an exercise price of $.30 per share. To date, the conditions of this provision have not been met.

Under the terms of this license agreement, it was the
intention of the parties hereto that if and when any additional shares of the common stock of Leggoons (now the company) are issued to the public or any employees, ownership interest in the company shall be and remain no less than 60% and that ownership interest of the current shareholders of Leggoons (James Clinton) shall, at that time, be no less than 10%. ET&T has never sought
to enforce this provision in this license agreement.   However,
between June 9, 1999 and February 2, 2000, the company has issued a total of 2,950,000 shares to James Clinton or his nominees based on the stated reason that compliance with said 10% provision in such license agreement was required. Shares issued under said provision of this license agreement were not issued for consideration and therefore may not have been properly issued in compliance with Missouri Revised Statutes
351.160 (which governed the company prior to its redomicile to the State of Nevada on June 1, 1999) and Nevada Revised Statutes 78.211.

(b) On April 28, 1997, the company entered into a host processing agreement with ET&T for the purpose of having this firm act as the bank host processing for all company transactions that are sent by terminals that read credit cards or ATM cards. ET&T is to charge the company a fee of $0.25 per transaction or 2.5% of the wager being sent by the company to gaming operators. These transactions are to originate from globally placed company equipment and/or company licensed operators.

(c) On March 27, 1998, the company entered into a license agreement with ET&T for the purpose of licensing additional technology for processing electronic banking transactions. This agreement states that ET&T licenses the following products to the company for the exclusive global usage of wagering by PERFECT originated ATM cards, credit cards, and smart cards:

The PayMaster, defined as a stand alone terminal that attaches to phone lines and which calls the ET&T host processing center with bank data.

The SLICK, defined as a stand alone keyboard terminal that attaches to phone lines and call the ET&T host processing center with bank data that has bypassed the Internet.

The PocketPay, defined as a pocket sized terminal and telephone that sends bank data by wireless transmission to the ET&T host processing center.

The TV Pin Pad Remote, defined as a set top box and TV remote that sends bank data by landline dial up transmission to the ET&T host processing center.

Each ET&T product is exclusively licensed to the company on a global basis for the application of PERFECT wagering at a licensing fee of $2,000,000 each. The duration of the exclusive license is 20 years. The licensing fee is to be paid by the company at the rate of $30,000 per month; however, under the terms of this license agreement, this fee is not due and payable until the technology for a particular product covered by the license has been perfected and is ready for public use. As of the date of this prospectus, only the PayMaster has been perfected. This liability was satisfied in full in June 1999 through the issuance of common stock (as reflected in the Form 10-QSB for the quarter ended June 30, 1999). None of the other products covered by the license agreement had been perfected, and, therefore, no licensing fee is required to be paid at this time (when this does occur, a statement to that effect will be placed in a future report filed by the company).

(d) The company, ET&T and Mr. Hughes entered into a promissory note, dated December 1, 1999, to reflect the principal sum of $2,836,411 owed by the latter two to the company for various sums paid by the company to ET&T. As of December 31, 2000, this amount had increased to a total of $4,835,718 due to the following:

Interest on the principal amount of $193,886;

Additional stock issued to ET&T by the company in the amount of 3,000,000 shares ($843,900); and

A loan in the amount of $961,521 made by the company to ET&T.

The total amount due has been fully reserved as an allowance for doubtful accounts and expensed as bad debt. This amount relates to a combination of approximately 21% cash and 79% common stock issuance to Thomas S. Hughes and ET&T during fiscal year 1999 and 2000.

(e) On August 22, 2000, the company granted to Richard Epstein in repayment of previous sums loaned to the company in 2000 (totaling $1,336,366), as follows: (1) a warrant covering the purchase of 3,000,000 shares of common stock, exercisable at $0.25 from September 30, 2000 through September 30, 2003; (2) a warrant covering the purchase of 2,400,000 shares of common stock, exercisable at $0.40 per share from September 30, 2000 through September 30, 2003; and (3) a warrant covering the purchase of 2,000,000 shares of common stock, exercisable at 50% below the closing bid price on the date of exercise from August 22, 2000 through December 31, 2001. To date, none of these warrants have been issued.

In addition to these warrants and in payment of said sum and a further amount of $316,634 loaned to the company in the first quarter of 2001, in March 2001 the company issued a debenture in the principal amount of $1,653,000 (convertible at any time from issuance until April 5, 2002 into shares of common stock at $0.17 per share).

(f) In January of 2000, the company entered into a Consulting Services Agreement with Mr. Epstein. Mr. Epstein has agreed to assist the company in developing a market for the usage of the eCash Pad for a period of three years in exchange for 15,000,000 shares of the company's common stock. The amount recorded as consulting expense totaled $983,475 for the year ended December
31, 2000. In January 2001, the company issued Mr. Epstein 15,000,000 shares of common stock in satisfaction of this agreement.

(g) In February 2000, the company entered into another Consulting Services Agreement with Mr. Epstein. Mr. Epstein agreed to provide consulting services related to future mergers and acquisitions in behalf of the company for a period of 2 years in exchange for 300,000 shares of the company's common stock monthly. The company recorded consulting expenses of $3,996,630 for the year ended December 31, 2000. During fiscal year 2000, the company issued a total of 1,050,000 shares of its common stock in advance of such services having been rendered. Accordingly, the company has recorded a prepaid consulting services of $1,271,655 related to such advance issuances.

(h) During 1999 and 2000, the company entered into several other consulting agreements with Mr. Epstein or Alliance Equities, Inc., a company controlled by him. Mr. Epstein and Alliance Equities were paid a total of 8,914,000 shares of common stock under these agreements during 2000.

(i) In September 1999, the company entered into a Regulation D Common Stock Private Equity Line Subscription Agreement ("Subscription Agreement") with Alpha Venture Capital, Inc. ("Alpha"). The Subscription Agreement entitles the company to draw funds up to $5,000,000 from issuance of its common stock for an amount equal to 80% of the market value at the time of each draw request, expiring September 2000, subject to certain terms and conditions. The Subscription Agreement required the company to deliver an aggregate of 1,000,000 five year warrants to purchase its common stock at an exercise price equal to 80% of the closing bid price on the execution of this agreement as a commitment fee. Furthermore, the company is required to deliver to Alpha up to a maximum of 500,000 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request.

In October 2000, the company was granted a one year extension on its Subscription Agreement with one automatic six month extension and an overall increase in funds it may draw by an additional $5,000,000. Pursuant to the October 2000 extension, the company is required to deliver an aggregate of 2,000,000 five year warrants to purchase its common stock at an exercise price equal to 80% of the closing bid price on the execution of this extension. Furthermore, the company is required to deliver to Alpha up to a maximum of 1,571,428 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request. The company is assessed a placement fee, as provided within the Subscription Agreement, for funds drawn, which is equal to 8% of each draw. As of December 31, 2000, the company has drawn $7,773,000 of the available $10,000,000. During fiscal year 2000, Alpha exercised approximately 3,050,000 warrants of the total 5,071,000 granted related to the Subscription Agreement.

(j) In December 2000, the company entered into an additional Regulation D Common Stock Private Equity Line Subscription Agreement ("Subscription Agreement No. 2") with Alpha. The Subscription Agreement No. 2 entitles the company to draw funds up to $15,000,000 from issuance of its common stock for an amount equal to 82% of the market value for the five business days immediately following the draw request date, expiring December 2001 with one automatic twelve month extension if at least 20% of the subscription amount is drawn during the first six months as of the agreement date, subject to certain terms and conditions. The Subscription Agreement No. 2 requires the company to file a registration statement on Form SB-2 with the Securities and Exchange Commission for the registration of common stock for future issuance related to the Subscription Agreement No. 2. The Subscription Agreement No. 2 also requires the company to deliver an aggregate of 2,000,000 five year warrants to purchase its common stock at an exercise price equal to the lesser of 40% of the closing bid price of the company's common stock at the agreement date or 40% of the average five day closing bid price as of the date of the effectiveness the Registration Statement. Furthermore, the company is required to deliver to Alpha up to a maximum of 1,000,000 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request. The company is assessed a placement fee, as provided within the Subscription Agreement, for funds drawn, which is equal to 8% of each draw. As of December 31, 2000, the company has not drawn upon the Subscription Agreement No. 2. Furthermore, no warrants were exercised of the total 3,000,000 warrants granted related to the Subscription Agreement No. 2.

                     MARKET FOR COMMON EQUITY AND
                      RELATED STOCKHOLDER MATTERS

Market Information.

The company's common stock is currently traded in the Over-the-Counter Bulletin Board, under the symbol "ECNC". On March 13, 2000, the SEC ordered a ten trading day suspension in the trading of the company's common stock on the Over the Counter Bulletin Board. This trading suspension was taken in connection with an investigation of the company by the SEC. The company's common stock resumed trading on March 27, 2000; however, from that date through October 31, 2000, the company's common stock traded on the Pink Sheets LLC (symbol "ECNC") since the company's common stock was delisted on that date from this exchange due to the trading suspension.

In August, 2000, a market maker, on behalf of the company, filed with the NASD Stock Market, Inc. an application for the company's common stock to be relisted on the Over the Counter Bulletin Board. Together with that application was a packet of information required by Rule 15c2-11 promulgated under the Securities and Exchange Act of 1934. That rule specifies that certain information and documents must be in the records of a broker or dealer before such person may publish any quotation for the company's common stock. The packet sent to the NASD contains all such information and related documents.

Under NASD Rule 6530, an NASD member (i.e. the market maker) is permitted to quote a domestic equity security that is not listed on NASDAQ or a registered national securities exchange in the United States, by an issuer that is required to file reports (e.g. quarterly and annual reports on Forms 10Q-SB and 10K-SB, and periodic reports on Form 8-K) pursuant to Section 13 or 15(d) of the Act, and if the issuer is current in those reporting obligations (subject to a thirty calendar day grace period). The company met these requirements, and, upon completion of the application with the NASD, the company's common stock was accepted for quotation on the Over the Counter Bulletin Board; it commenced trading on that exchange on November 1, 2000.

The range of closing prices shown below is as reported by these markets. The quotations shown reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended December 31, 2000

                                                 High      Low

Quarter Ended December 31, 2000                  1.35      0.20
Quarter Ended September 30, 2000                 0.69      0.30
Quarter Ended June 30, 2000                      1.75      0.37
Quarter Ended March 31, 2000 *                  16.50      0.49

* The common stock did not trade from March 13, 2000 through March 24, 2000 due to the trading suspension ordered by the Securities and Exchange Commission

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended December 31, 1999

                                                 High      Low

Quarter Ended December 31, 1999                  0.40      0.06
Quarter Ended September 30, 1999                 0.41      0.15
Quarter Ended June 30, 1999                      0.83      0.38
Quarter Ended March 31, 1999                     0.81      0.37

Holders of Common Equity.

As of March 31, 2001, the company had approximately 1,000 shareholders of record of its common stock.

Dividend Information.

The company has not declared or paid a cash dividend to stockholders since it was originally organized. The company paid a 5% stock dividend on September 20, 1999 to shareholders of record as of close of business on September 14, 1999. The Board of Directors presently intends to retain any earnings to finance company operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the company's earnings, capital requirements and other factors.

                        EXECUTIVE COMPENSATION

                      Summary Compensation Table

                     Annual compensation              Long-term
                                                     compensation
                                           Awards          Payouts
                                    Other           Securi           All
                                    Annual          ties             other
Name and                            compen Restrict under            compen
Principal   Year   Salary   Bonus   sation  stock   lying   LTIP     sation
Position                                    award   options payouts
                                                    SARs
                     ($)     ($)     ($)     ($)     (#)       ($)     ($)

Thomas S.   2000 $255,968     0       0    4,800,000  600,000   0       0
Hughes,     1999  $79,215     0       0       0       0         0       0
Chief       1998        0     0       0       0       0         0       0
Executive
Off.

Jack M.Hall 2000        0     0     57,500    56,000  400,000   0       0
Secretary   1999        0     0     21,500     0      0         0
            1998        0     0       0        0      0         0       0

Lawrence B. 2000        0     0       0      101,900  400,000   0       0
Donoghue
Director(1)

(1)  Mr. Donoghue became a director of the company on  May 23, 2000.

Individual Option/SAR Grants In Fiscal Year Ended December 31, 2000.

Name            Number of     Percent of     Exercise or     Expiration
                Securities    options/SARS   base price          date
                Underlying    granted to     ($/Sh)
                Options/SARs  employees in
                Granted (#)   fiscal year (1)

Thomas S.
Hughes, Chief
Executive Off.   600,000          5.04%       25% 0f market  December 8
                                              Price on date      2010
                                              Of exercise

Jack M. Hall,    400,000          3.36%       25% of market  December 8
Secretary                                     Price on date       2010
                                              Of exercise

Lawrence B.     400,000          3.36%       25% of market  December 8
Donoghue,                                    Price on date       2010
Director                                     Of exercise

(1) On November 7, 2000, the company's board of directors approved an Amended and Restated Stock Incentive Plan (Amendment No. 3); this will allow for stock options and restricted awards to be made to employees and non-employees of the company. There have been a total of 11,900,000 options granted in December 2000 under this plan, including for the officers and directors (as set forth above).

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End
Option/SAR Values.

                                              Number of       Value of
Name          Shares          Value           securities      unexercised
              Acquired        realized        underlying      in-the-money
              On exercise       ($)           unexercised     options/SARs
                 (#)                          options/SARS    at FY-end ($)
                                              at FY-end (#)   exercisable/
                                              exercisable/    unexercisable
                                              unexercisable       (1)
 (a)             (b)            (c)                (d)            (e)

Thomas S.         -              -            150,000              -
Hughes, Chief                                 exercisable
Executive Off.                                450,000
                                              unexercisable

Jack. M. Hall,    -              -            100,000              -
Secretary         -              -            exercisable
                                              300,000
                                              unexercisable

Lawrence B.       -              -            100,000              -
Donoghue,                                     exercisable
Director                                      300,000
                                              unexercisable

(1) As of fiscal year end (December 31, 2000), none of the unexercised options were in-the-money.


Other Compensation.

There are no annuity, pension or retirement benefits proposed to be paid to directors and officers of the company in the event of retirement at normal retirement date as there is no existing plan provided for or contributed to by the company. Other than under the Amended and Restated Stock Incentive Plan (Amendment No. 3) as discussed above, there is no remuneration proposed to be paid in the future directly or indirectly by the company to any officer or director.

                       FINANCIAL STATEMENTS

                   L.L. BRADFORD & COMPANY, LLC
            Certified Public Accountants & Consultants

         REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders eConnect
San Pedro, California

We have audited the accompanying consolidated balance sheet of eConnect as of December 31, 2000, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2000 and 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements of Top Sports, S.A. and eConnect Caribbean, S.A. (subsidiaries of eConnect) as of December 31, 2000 and the financial statements of Top Sports, S.A. for the year ended December 31, 2000, and the financial statements of eConnect Caribbean, S.A. for the period from July 1, 2000 (Date of Inception) through December 31, 2000, were audited by other auditors whose reports dated March 16, 2001, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the December 31, 2000 and 1999 consolidated financial statements referred to above present fairly, in all material respects, the financial position of eConnect as of December 31, 2000, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 18 to the consolidated financial statements, the Company has suffered losses from operations, current liabilities exceed current assets and has a net stockholders' deficiency, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 18. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
Las Vegas, Nevada
March 30, 2001

2901 El Camino Avenue, Suite 105, Las Vegas, Nevada 89102 (702) 735-5030 Facsimile (702) 735-4854

                         ORTEGA & ASOCIADOS
                       Auditores y Consultores

                      INDEPENDENT AUDITORS' REPORT

To the Board of Administration of
ECONNECT CARIBBEAN, S.A.:

We have audited the accompanying balance sheet of Econnect Caribbean, S.A. a development stage enterprise (a corporation in the Dominican Republic partially owned by Econnect, Inc.) as of December 31, 2000, and the related statements of loss, shareholders' equity, and cash flows for period of six months then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis of our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Econnect Carribean, S. A. as of December 31, 2000, and the results of its operations, accumulated deficit, shareholders' equity and cash flows for the period of six months ended, in conformity with generally accepted accounting principles in the United States.

The company is member of a Group of related companies that perform significant transactions among them. Due to these relations, it is possible that these transactions were not the same of those that could not result from the transaction performed among independent entities.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 7 and shown in the accompanying financial statements, the company has suffered losses from operations fundamentally originated in connection with its operations development process, also current liabilities exceeds current assets having a negative working capital of US$326,219, and has a net stockholders' deficiency, all of which raise substantial doubt about its ability to continue as a going concern.
Management's plans in regards to these matters are also described in Note 12. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from this uncertainty.

/s/  Ortega & Asociados
Ortega & Asociados
March 16, 2001
Santo Domingo, Dominican Republic

Av. Jose Ortega y Gasset #46, Ensanche Naco, Apartado Postal
2289, Santo Domingo, Rep. Dom.

                        ORTEGA & ASOCIADOS
                      Auditores y Consultores

                    INDEPENDENT AUDITORS' REPORT

To the Board of Administration of
TOP SPORTS, S.A.:

We have audited the accompanying balance sheet of Top Sports, S.A. a development stage enterprise (a corporation in the Dominican Republic totally owned by Econnect, Inc.) as of December 31, 2000, and the related statements of loss, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis of our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Top Sports, S. A. as of December 31, 2000, and the results of its operations, accumulated deficit, shareholders' equity and cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States.

The company is member of a Group of related companies that perform significant transactions among them. Due to these relations, it is possible that these transactions were not the same of those that could not result from the transaction performed among independent entities.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 9 and shown in the accompanying financial statements, the company has suffered losses from operations fundamentally originated in connection with its operations development process, also current liabilities exceeds current assets having a negative working capital of US$581,019, and has a net stockholders' deficiency, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 14. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from this uncertainty.

/s/  Ortega & Asociados
Ortega & Asociados
March 16, 2001
Santo Domingo, Dominican Republic

Av. Jose Ortega y Gasset #46, Ensanche Naco, Apartado Postal
2289, Santo Domingo, Rep. Dom.

                           eCONNECT
                 CONSOLIDATED BALANCE SHEET
                     December 31, 2000

                           ASSETS

Current assets
Cash                                                 $       13,007
Accounts receivable                                          16,758
Total current assets                                         29,765

Fixed assets, net                                           443,735

Other assets
Investment in equity-method investee                         48,040
Intangible assets, net                                      392,457
Purchased software, net                                   1,513,101
Deposit                                                      38,820
Other assets                                                105,612
                                                          2,098,030

Total assets                                              2,571,530

               LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable                                          2,112,273
Accrued liabilities                                       3,033,373
Due to consultants                                        2,020,447
Due to related parties                                    7,043,409
Advance on equity funding line                              206,600
Notes payable - current portion                           2,672,906
Total current liabilities                                17,089,008

Total liabilities                                        17,089,008

Commitments and contingencies                                     -

Stockholders' deficit
Common stock; $.001 par value; 300,000,000
   shares authorized, 214,074,197 shares
   issued and outstanding                                   214,074
Additional paid-in capital                              131,758,828
Due from related party - secured by
  Company's common stock                                          -
Common stock issued for prepaid consulting
   Services                                              (1,271,655)
Minority interest in consolidated subsidiaries              (92,308)
Accumulated deficit                                    (145,126,417)
Total stockholders' deficit                             (14,517,478)

Total liabilities and stockholders' deficit               2,571,530

See Accompanying Notes to Financial Statements

                            eCONNECT
             CONSOLIDATED STATEMENTS OF OPERATIONS

                                               Year Ended December 31
                                               2000                 1999

Revenue
Sports books loss                                  (655,584)           -
E-Commerce sales                                          -       41,785

Gross loss                                         (655,584)      41,785

Operating expenses
Stock based compensation                         83,441,832   10,886,992
Bad debt                                          4,952,537        8,000
Sports books                                          5,880            -
Consulting                                        4,033,344    7,664,088
Public relations                                  1,198,411      189,180
Professional fees                                   743,207      159,085
Research and development                          4,620,491    3,490,411
Wages                                             1,963,574    5,026,165
Amortization and depreciation                     1,967,338      207,019
General and administrative                        4,227,165    2,324,581

Total operating expenses                        107,153,779   19,068,529

Net loss from operations                       (107,809,363) (19,068,529)

Other income (expense)
Interest income                                       9,056      144,471
Interest expense                                 (1,263,012)           -
Loss investments                                 (4,527,546)  (4,391,120)
Legal settlement                                 (1,451,959)           -
Cancellation of common stock                        984,375            -
Equity losses on investees                         (603,438)           -
Total other income (expense)                     (7,852,524)  (4,246,649)

Net loss before provision for
income taxes                                   (114,661,887) (23,315,178)

Provision for income taxes                                -            -

Net loss                                       (114,661,887) (23,315,178)

Basic and diluted loss per common share               (0.66)       (0.63)

Basic and diluted weighted average
common shares outstanding                       174,371,038   36,868,312

See Accompanying Notes to Financial Statements

                              eCONNECT
          CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT


                   Common Stock           Common Stock
      Number           Add'l   Due     Issued Stock Min     Accum    Total
      Of               Paid    From    for    sub   ority   ulated   Stock
      Shares           in      Related pre    scrip int     Deficit  holders
              Amount   capital Party   paid   tion  in              Deficit
                               Secured con    pay   consol
                               By      sult   able  idated
                               Companys ing         subsi
                               Common  serv         diaries
                               Stock   ices

Bal
ance
Dec 31
1998

14,475,234 14,475 5,148,837      -     -     -       - (6,243,740)(1,080,428)

Stock
Holder
loan

 9,400,000  9,400 2,827,011 (2,980,882)-     -                  -   (144,471)

Stock
Sub
Scrip
tion
pay
able

         -      -         -          - - 81,546       -        -      81,546

Common
Shares
issued
for
services

40,710,349 40,711 10,846,281        -  -       -        -     -  10,886,992

Common
Shares
issued

for
stock
sub
scrip
tion
receiv
able

   716,966    717   219,459         -  -      -       -        -    220,176

Common
Shares
Issued
for
prin
cipal
pay
ments
on long-
term debt

 1,589,387  1,589   298,411         -  -      -       -        -    300,000

Common
Shares
issued
for
cash

16,428,136 16,428 2,804,209         -  -      -       -        -  2,820,637

Common
Shares
issued
for
acquisi
tion of
Isla
Escondida, S.A.

18,710,000 18,710 3,533,091         -  -      -       -        -  3,551,801

Common
Shares
issued
for
acquisi
tion
of
www.
theArtAuction.com

 2,165,000  2,165   961,804         -  -      -       -        -    963,969

Common
Shares
issued
for joint
venture

 1,650,000  1,650   323,700         -  -      -       -        -    325,350

Common
Shares
issued to
acquire 50%
ownership
in Top
Sports, S.A.

 1,000,000  1,000    72,100         -  -      -       -        -     73,100

Common
Shares
issued
for
stock
dividend

 3,756,101  3,756 1,052,460         -  -      -       - (1,056,216)       -

Net
loss

         -      -         -         -  -      -       - (23,273,393)(23,273,393)

Balance
December
31,
1999

110,601,173 110,601 28,087,363 (2,980,882) - 81,546   - (30,573,349) (5,274,721)

Capital
contribution
from minority
interest in
consolidated
subsidiary

         -      -         -         -  -      -  16,511        -     16,511

Stock
Holder
loan

         -      -         -(1,854,835)  -     -       -        - (1,854,835)

Stock
Subscrip
tion
payable

   495,000    495    81,051         -  -(81,546)      -        -          -

Common
Shares
issued
in
satis
faction
of
officer
bonus
payable

 6,000,000 6,000  4,794,000         -  -      -       -        -  4,800,000

Stock
Holder
loan
reserve
as
allowance
for
doubtful
accounts

         -      -         - 4,835,717  -      -       -        -  4,835,717

Common
Shares
issued
for cash
$0.40

 3,335,762  3,336 1,330,969         -  -      -       -        -  1,334,305

Common
Shares
issued
for cash
$0.16

 3,000,000  3,000   497,000         -  -      -       -        -    500,000

Common
Shares
issued
for
services

65,158,348 65,158 40,789,546        -  -      -       -        - 40,854,704

Common
Shares
issued
for
employee
based
compensation

   570,000    570 1,046,302         -  -      -       -        -  1,046,872

Common
Stock
issued
to satisfy
Company
Accounts
payable

   666,667    667   549,333         -  -      -       -        -    550,000

Stock
based
compen
sation
related
to options
and
warrants
granted

         -      - 40,366,861        -  -      -       -        - 40,366,861

Stock
Based
lawsuit
settlement
related to
warrants

         -      - 1,451,959         -  -      -       -        -  1,451,959

Common
Shares
issued for
service
related
to
exercise
of
warrants
with a
strike
price of
$0.40

 2,933,488  2,933 1,170,462         -  -      -       -        -  1,173,395

Prepaid
consulting
services
paid with
common shares

 1,050,000  1,050 1,270,605         - (1,271,655) -   -        -          -

Cancell
ation of
common shares
related
to the
fiscal year
1999
acquisi
tion of
Isla
Escondida, S.A.

(10,500,000) (10,500) (973,875)     -  -      -       -        -  (984,375)

Cancell
ation of
common
shares
related
to the
fiscal
year 1999
acquisi
tion of Top
Sports, S.A.

(1,000,000) (1,000) (72,100)        -  -      -       -        -   (73,100)

Common
Shares
Issued
for cash
related
to Alpha
Venture
Capital
net of
offering
costs of
$2,331,486

13,161,800 13,162 6,486,738         -  -      -       -        -  6,499,900

Common
Shares
Issued
for cash
related
To Alpha
Venture
Capital
Exercise
of
warrants
weighted
average
strike
price
of $0.20

 3,050,000 3,050    610,350         -  -      -       -        -    613,400

Common
Shares
Issued
for cash
related to
exercise
of warrants
with a
strike price
of $0.40

 7,351,959  7,352 2,933,432         -  -      -       -        -  2,940,784

Common
Shares
issued
for the
acquisi
tion
of
Powerclick
Inc.

 8,000,000  8,000 1,292,000         -  -      -       -        -  1,300,000

Common
Shares
Issued
to acquire
additional
50%
ownership
in Top
Sports, S.A.

   200,000    200    46,832         -  -      -       -        -     47,032

Net loss

     -      -         -         -  -      - (108,819) (114,553,068)(114,661,887)

Balance
December
31,
2000

214,074,197 214,074 131,758,828-(1,271,655) -(92,308) (145,126,417) (14,517,478)

See Accompanying Notes to Financial Statement

                              eCONNECT
            CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              Year Ended December 31

                                              2000               1999

Cash flows from operating activities:

Net loss                                      $ (114,661,887)    $(23,273,393)
Adjustments to reconcile net loss to
net cash used by operating activities:
Amortization and depreciation                      1,967,338          207,019
Stock based compensation                          83,441,832       10,886,992
Loss on investments                                4,527,546        4,391,120
Bad debt                                           4,952,537                -
Loan fee                                             253,501                -
Cancellation of common stock                        (984,375)               -
Legal settlement                                   1,451,959                -

Changes in operating assets and liabilities:
Change in due from related party                     133,180         (250,000)
Change in accounts receivable                        (16,758)               -
Change in stock subscription payable                 220,176                -
Change in deposits                                   (38,820)               -
Change in other assets                              (105,612)               -
Change in due from related party -
secured by Company's common stock                 (1,854,835)        (757,481)
Change in officer bonus payable                            -        4,800,000
Change in accounts payable                         1,740,453          (62,251)
Change in accrued liabilities                      2,942,694           45,111
Change in due to consultants                       2,020,447                -
Change in due to related parties                   3,106,403          613,010
Change in stockholder loan payable                         -          350,000

Net cash used by operating activities            (10,904,221)      (3,049,873)

Cash flows from investing activities:
Purchase of fixed assets                            (497,857)               -
Purchase of purchased software                    (2,168,892)               -
Cost of investments                               (1,000,000)         (35,000)

Net cash used by investing activities             (3,666,749)         (35,000)

Cash flows from financing activities:
Proceeds from issuance of notes payable            2,606,305          500,000
Proceeds from advance on equity funding line         206,600                -
Principal payments on notes payable                 (260,000)        (200,000)
Proceeds from issuance of common stock            11,888,389        2,820,637
Proceeds from minority interest in
consolidated subsidiary                               16,511                -
Proceeds from issuance of stock
subscription payable                                       -           81,546
Net cash provided by financing activities         14,457,805        3,202,183

Net increase (decrease) in cash                     (113,165)         117,310

Cash, beginning of period                            126,172            8,862

Cash, end of period                                   13,007          126,172

Supplemental disclosure of cash flow:

Cash paid for interest                               121,493                -

Cash paid for taxes                                        -                -

Schedule of non-cash investing and
financing activities:
1,050,000 common shares issued for prepaid
consulting services                                1,271,655                -

1,000,000 common shares cancelled
during renegotiation of 99.94% of
Top Sports, S.A. recorded as portion of
due to related parties                               (73,100)               -

Remaining consideration for 99.94%
acquisition of Top Sports, S.A.
recorded as portion of due
to related parties                                 2,973,996                -

6,000,000 common shares issued for
officer bonus payable                              4,800,000                -

8,000,000 common shares issued related
to acquisition of Powerclick, Inc.                 1,300,000                -

666,667 common shares issued for
accounts payable                                     550,000                -

203,865 common shares issued for
stock subscription payable                            81,546                -

18,710,000 common shares issued for
the acquisition of Isla Escondida, S.A.                    -        3,551,801

2,165,000 common shares issued for the
acquisition of www.theArtAuction.com                       -          963,969

1,650,000 common shares issued for
joint venture                                              -          325,350

1,000,000 common shares issued for the
acquisition of a 50% interest in Top Sports, S.A.          -           73,100

9,400,000 common shares issued in
exchange for due from related party -
secured by Company's common stock                          -        2,836,411

716,966 common shares issued in
exchange for stock subscription receivable                 -          220,176

3,756,101 common shares issued for a 5%
stock dividend                                             -        1,056,216

1,589,397 common shares issued for
principal payments on long-term debt                       -          300,000

Acquisition of investment in exchange
For due from related party - secured by
Company's common stock                                     -          706,810

See Accompanying Notes to Financial Statements

                             eCONNECT
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business - eConnect (the "Company") currently has two divisions. The first division is focused on the development of the Personal Encrypted Remote Financial Electronic Card Transactions ("PERFECT") industry, which consists of the fully operational terminal, the eCash Pad, effecting Internet ATM card with PIN and credit card and smart card transactions, and generating a fee per transaction for the Company. The second division is the development of PERFECT gaming services for online gaming companies by the usage of either same as cash ATM card with PIN entry or smart card payments using the Internet as the medium. The Company's present gaming operations consists of walk in sports book locations in the Dominican Republic.

History - eConnect (formerly Betting, Inc.) was originally incorporated in the State of Missouri on September 1, 1981 under the name of Handy-Top, Inc. The Company underwent several name changes until May 1993, when it changed its name to Leggoons, Inc. and continued as a shell corporation with no business operations.

In February 1997, the Company entered into an agreement to license assets from Electronic Transaction Technology ("ET&T"), formerly known as Home Point of Sales, Inc., for the purpose of licensing certain technology for the development of PERFECT. ET&T is a privately held corporation with a majority interest owned by Thomas S. Hughes, President of the Company. This technology developed by ET&T would provide consumers with the option to instantly pay bills or make purchases from home with real-time cash transactions. In March 1997, Thomas S. Hughes, Chairman of ET&T, was elected the Chairman and President of the Company and concurrently changed the Company's name to Betting, Inc.

In May 1999, an Agreement and Plan of Merger was consummated between the Company and Betting, Inc., a non-operating privately held Nevada corporation ("Betting-Nevada") to effectuate re-domicile of the Company to the State of Nevada, whereby no shares were issued between companies. Under generally accepted accounting principles, the merger with Betting-Nevada is considered to be a reorganization in substance, rather than a business combination since Betting-Nevada had no assets, liabilities or operations, and the Company has since re-domiciled in the State of Nevada through Betting-Nevada. Accordingly, the accounting for the merger has been recorded at historical cost in a manner similar to a pooling of interests ("as-if pooling of interest accounting"), and no goodwill was recorded.

In June 1999, a Certificate of Amendment to the Articles of Incorporation changed the name of the Company to eConnect. In November 2000, a Certificate of Amendment to the Articles of Incorporation was filed with the Nevada Secretary of State further increasing the number of authorized common stocks to 300,000,000.

Business combinations and investments - The business combinations have been accounted for under the purchase method of accounting, therefore the Company includes the results of operations of the acquired business from the date of acquisition. Net assets of the company acquired are recorded at fair value as of the date of acquisition. The excess of the acquired business' purchase price over the fair value of its tangible and identifiable intangible assets is then included in goodwill in the accompanying consolidated balance sheet.

Investments in affiliated entities in which the Company has the ability to exercise significant influence, but not control, and generally is an ownership interest of the investee's voting stock between 20% and 50%, are accounted for under the equity method of accounting. Accordingly, under the equity method of accounting, the Company's share of the investee's earnings or losses are included in the consolidated statements of operations. The Company records its investments accounted for under the equity-method as "Investment in equity-method investee" on the consolidated balance sheet and its share of the investee's earnings or losses in "Earnings or loss on equity-method investees" on the consolidated statement of operations. The portion of the Company's investment in an investee that exceeds its claim of the net assets of the investee, if any, is treated as goodwill and amortized over a period of three years.

Principles of consolidation - The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

Definition of fiscal year - The Company's fiscal year end is December 31.

Reclassification - Certain prior year balances have been reclassified to conform to the current year presentation.

Use of estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Goodwill and intangible assets - Goodwill represents the excess of an acquired business' purchase price over the fair value of its assets, resulting from business acquisitions accounted for under the purchase method. Goodwill is presented net of related accumulated amortization and is being amortized over the estimated useful life.

Goodwill and intangible assets (continued)

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of goodwill and intangible assets or whether the remaining balance of goodwill and intangible assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the goodwill and intangible assets in measuring their recoverability.

Fair value of financial instruments - The carrying amounts for the Company's cash, accounts receivable, due to/from related party, accounts payable, accrued interest, accrued liabilities, due to consultants, advance on equity funding line and notes payable approximate fair value due to the short-term maturity of these instruments.

Earnings (loss) per share - Basic earnings (loss) per share excludes any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of December 31, 2000, the Company has available net operating loss carryovers of approximately $34 million that will expire in various periods through 2020. Such losses may not be fully deductible due to the significant amounts of non-cash service costs and the change in ownership rules under Section 382 of the Internal Revenue Code. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization. Comprehensive income (loss) - The Company has no components of other comprehensive income. Accordingly, net loss equals comprehensive loss for all periods.

Segment information - The Company discloses segment information in accordance with Statements of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information," which uses the Management approach to determine reportable segments.

Advertising costs - The Company recognizes advertising expenses in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used. Internet advertising expenses are recognized based on the terms of the individual agreements, generally over the greater of the number of impressions delivered over the total number of contracted impressions, or a straight-line basis over the term of the contract. Advertising costs of approximately $50,000 and $226,000 were incurred for the years ended December 31, 1999 and 2000, respectively.

Research and development costs - Research and development costs are charged to expense when incurred. Costs incurred to internally develop software, including costs incurred during all phases of development, are charged to expense as incurred.

Expenses of offering - The Company accounts for specific incremental costs directly to a proposed or actual offering of securities as a direct charge against the gross proceeds of the offering.

Stock-based compensation - The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and the Emerging Issues Task Force ("EITF") Issue No. 96-18.

New accounting pronouncements - In June 1998, the Financial Accounting Standards Board issued SFAS No.133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings of

New accounting pronouncements (continued)

the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133, as amended by SFAS No. 137, is effective for all quarters of fiscal years beginning after June 15, 2000.

2.  FIXED ASSETS

Fixed assets consist of the following as of December 31, 2000:

Furniture and fixtures                $  207,790
Computers, equipment and software        203,088
Leasehold equipment                       86,979
                                         497,857
Less: accumulated depreciation            54,122

Fixed assets, net                     $  443,735

3.  INVESTMENTS

Isla Escondida, S.A. - The Company initiated an acquisition of Isla Escondida, S.A. during 1999. This acquisition was recorded using the purchase method of accounting under APB No. 16. The results of operations for the acquired company have been included in the financial results of the Company from the date of such transaction forward.

In accordance with APB No. 16, all identifiable assets were assigned a portion of the cost of the acquired company (purchase price) on the basis of their respective fair values. Intangible assets were identified and valued by considering the Company's intended use of the acquired assets and analysis of data concerning products, technologies, markets, historical performance, and underlying assumptions of future performance. The economic environment in which the Company and the acquired company operate were also considered in the valuation analysis.

In August 1999, the Company completed its acquisition of Isla
Escondida, S.A. (hereafter "777WINS"), a Costa Rica Corporation with the ability to provide on-line gaming through its website portal www.777WINS.com. In connection with the acquisition, the Company issued 18,710,000 shares of the Company's common stock.
Substantially the entire purchase price, approximately
$3,552,000, was allocated to goodwill, which was being amortized on a straight-line basis over the estimated useful life of three years.

As of December 31, 1999, the Company evaluated the balance and useful life of goodwill related to 777WINS and determined that approximately $3,302,000 had no future benefit and, accordingly, recorded a loss on investment for the same amount. As of December 31, 2000, the Company reevaluated the balance and useful life of the remaining goodwill related to 777WINS and determined an impairment on such goodwill since the operations have not commenced nor does the Company anticipate it will ever commence. Accordingly, the Company recorded a loss for the remaining unamortized goodwill balance related to 777WINS approximating $139,000 since there is no future benefit.

During 2000, the Company cancelled 10,500,000 shares of the Company's common stock related to the fiscal year 1999 acquisition of 777WINS. The Company renegotiated the terms of the acquisition of 777WINS primarily due to lack of performance of 777WINS. The cancellation of common stock has been reflected as other income of $984,375, see Note 13 for additional discussion.

Top Sports, S.A. - In December 1999, the Company acquired 50% of the outstanding capital stock of Top Sports, S.A. ("Top Sports") in consideration of $35,000, 1,000,000 shares of the Company's common stock and 2,000,000 warrants to purchase common stock for $0.40 per share for a total value of $108,100, of which $85,319 was comprised of goodwill. During 2000, the Company renegotiated the terms of the acquisition agreement, whereby the Company agreed to issue an additional 1,000,000 shares valued at $235,160. As of December 31, 2000 200,000 of these additional shares have been issued. In April 2000, the Company acquired an additional 49.94% of Top Sports in consideration of 3,000,000 shares of the Company's common stock and 1,000,000 warrants to purchase common stock for $1.00 per share for a total value of $2,785,867, see Note 14. This acquisition was recorded using the purchase method of accounting under APB No. 16. The Company's equity interest in Top Sports' loss for the period from January 1, 2000 through March 31, 2000 has been recorded as a loss on equity-method investees totaling $200,668. The results of operations from April 1, 2000 through December 31, 2000 for the acquired company has been included in the financial results of the Company.

During fiscal year 2000, the Company cancelled 1,000,000 shares of its common stock related to the fiscal year 1999 acquisition of Top Sports. The cancellation was a result of the renegotiated terms of the acquisition agreement which called for the cancellation of the original shares issued in 1999 and for the issuance of new shares as discussed above.

In accordance with APB No. 16, all identifiable assets were assigned a portion of the cost of the acquired company (purchase price) on the basis of their respective fair values. Intangible assets were identified and valued by considering the Company's intended use of the acquired assets and analysis of data concerning products, technologies, markets, historical performance, and underlying assumptions of future performance. The economic environments in which the

Company and the acquired company operate were also considered in the valuation analysis. As of December 31, 2000, the Company evaluated the unamortized balance and useful life of goodwill related to Top Sports and determined the balance had no future benefit and, accordingly, recorded a loss on investment for $2,788,000.

Powerclick, Inc. - In February 2000, the Company acquired 50% of the outstanding capital stock of Powerclick, Inc. ("Powerclick") in consideration of $750,000 and 8,000,000 shares of the Company's common stock valued at $1,300,000 for an aggregate investment of $2,050,000 which is principally comprised of goodwill. The Company's equity interest in Powerclick's loss has been recorded as a loss on equity-method investees totaling $402,770 as of December 31, 2000.

As of December 31, 2000, the Company evaluated the unamortized balance and useful life of goodwill related to Powerclick and determined the balance had no future benefit and, accordingly, recorded a loss on investment for approximately $1,235,000.

During June 2000, 200,000 shares of common stock valued at $1,950,000 were issued to Powerclick, Inc. stockholders for consulting services and expensed as of December 31, 2000.

www.theArtAuction.com - In September 1999, the Company acquired www.theArtAuction.com ("ArtAuction") from Powerclick, Inc., a domain name and website portal, to provide on-line art auctions. In connection with the acquisition, the Company issued 2,165,000 shares of the Company's common stock to Powerclick, Inc. Substantially the entire purchase price, approximately $964,000, was allocated to other intangibles.

As of December 31, 1999, the Company's management has evaluated and determined that approximately $764,000 of this investment has no future benefit, accordingly, the Company recorded a loss on investment for the same amount. As of December 31, 2000, the Company reevaluated the balance and useful life of remaining goodwill related to ArtAuction and determined the entire balance had no future benefit and, accordingly, recorded a loss on investment for approximately $116,000.

eConnect Caribbean, S.A. - eConnect Caribbean, S.A. ("eConnect
Caribbean") was organized under the laws of the Dominican
Republic and serves as the Company's Latin American headquarters for all e-commerce transactions. The Company owns 75% of the outstanding capital shares with the remaining 25% owned by eConnect Caribbean's managing director. eConnect Caribbean is in the start-up phase, therefore no revenue has been recorded and start-up costs of $253,213 have been expensed. The formation of this subsidiary was recorded using the proportional consolidation method. The consolidated financial statements include 100% of the assets and liabilities of the subsidiary and the ownership interest of the minority participant, recorded as "Minority interest in consolidated subsidiary."

Intangible asset, net - In February 1997, the Company entered into an agreement for the exclusive 20-year license of certain assets of ET&T. In satisfaction of the agreement terms, the Company reduced the balance due from related party - secured by the Company's common stock by approximately $707,000 based upon the historical value of this license based upon the amount of research and development costs incurred by ET&T. This other intangible is being amortized on a straight-line basis over three years based upon management's estimated useful life of such asset. Amortization expense for the years ended December
31, 2000 and 1999 approximated $235,600 and $78,700, respectively.

National Data Funding Corporation - In connection with a "Letter of Intent", a non-binding agreement with National Data Funding Corporation (NDFC), the Company deposited (non-refundable) $250,000. The Letter of Intent requires the Company to pay the stockholders of NDFC $10,000,000, 10,000,000 shares of the Company's common stock in exchange for 100% ownership, and contribute to NDFC $1,000,000 and 1,000,000 shares of the Company's common stock for working capital. Pursuant to the "Letter of Intent", the Company is required to "spin off" NDFC as a publicly traded company in which the Company will retain a 25% ownership. The Letter of Intent expired on September 1, 2000. During September 2000, the Company evaluated and determined the deposit of $250,000 of this investment has no future benefit, accordingly, the Company recorded a loss on investment for the same amount.

In October 2000, the Company entered into an Agreement for Sale and Plan of Reorganization ("NDFC Agreement") requiring the Company to pay the stockholders of NDFC $10,000,000, 10,000,000 shares of the Company's common stock in exchange for 50% ownership, and contribute to NDFC $1,000,000 and 1,000,000 shares of the Company's common stock for working capital. Pursuant to the NDFC Agreement, the Company is required to make a bona fide and good faith effort to spin off NDFC as a publicly traded company in which the Company will retain approximately a 28% ownership. The Company was required to complete the terms of the NDFC Agreement on October 31, 2000 ("Closing Date"). The Company did not complete the NDFC Agreement on the Closing Date. Certain provisions within the NDFC Agreement provided for an extension through January 2, 2001, however the Company did not complete the terms of the NDFC Agreement within the extension date. The Company plans to continue its negotiation for the acquisition of NDFC.

4.  COMMON STOCK ISSUED FOR PREPAID CONSULTING SERVICES

As of December 31, 2000, the Company issued 1,050,000 shares of its common stock to Richard Epstein (a shareholder) for consulting services to be rendered in the future. Accordingly, the Company recorded a value of $1,271,655 as prepaid consulting services at December 31, 2000. The Company will expense this prepaid consulting service when such services have been considered rendered. The Company believes that such services will be fully rendered by fiscal year ended 2001.

5.  PURCHASED SOFTWARE

Purchased software represents licenses to use the Connex
Software System used in processing e-commerce transactions. The system will be installed in the Dominican Republic (currently in process), Ireland, Hong Kong and Australia. The licenses have been valued at approximately $2,169,000 and is being amortized on a straight-line basis over three years based upon management's estimated useful life of such asset. Amortization expense for the year ended December 31, 2000 approximated $656,000

6.  ACCRUED LIABILITIES

As of December 31, 2000, accrued liabilities totaling $3,033,372 are comprised of the following balances:

Accrued interest                          $1,225,971
Employee signing bonus (see Note 11)          75,000
Financing fee                                318,176
Purchased software liability (see Note 5)  1,336,144
License fees                                  78,081
         Total accrued liabilities        $3,033,372

7.  DUE TO CONSULTANTS

As of December 31, 2000, due to consultants totaling $2,020,447 relate to various individuals. These individual will be renumerated with 2,400,000 shares of the Company's common stock.
As discussed in Note 19, the Company has issued such shares during the first quarter of fiscal year 2001.

8.  ADVANCE ON EQUITY FUNDING LINE

As of December 31, 2000, advances on equity funding line totaling $206,600 relates to advances from Alpha Venture Capital, Inc. related to the Regulation D Common Stock Private Equity Line Subscription Agreement as discussed in Note 10. The advances are due on demand and bear no interest. The Company plans on converting these advances as a draw on the Regulation D Common Stock Private Equity Line Subscription Agreement in fiscal year 2001.

9.  NOTES PAYABLE

As of December 31, 2000, notes payable totaling $2,672,906 are comprised of the following:

Promissory notes from various individuals, secured by Company assets, due on demand, bearing annual interest rate of 120%
                                                                 $  602,500

Promissory note from an individual, secured by Company assets,
  due on demand, bearing annual interest rate of 10%                121,905

Promissory note from various individuals, secured by Company
  assets, due on demand, bearing annual interest rate of 120%     1,948,501

    Total notes payable                                          $2,672,906

10.  STOCK SUBSCRIPTION RECEIVABLE

In September 1999, the Company entered into a Regulation D Common Stock Private Equity Line Subscription Agreement ("Subscription Agreement") with Alpha Venture Capital, Inc. ("Alpha"). The Subscription Agreement entitles the Company to draw funds up to $5,000,000 from issuance of its common stock for an amount equal to 80% of the market value at the time of each draw request, expiring September 2000, subject to certain terms and conditions. The Subscription Agreement required the Company to deliver an aggregate of 1,000,000 five year warrants to purchase its common stock at an exercise price equal to 80% of the closing bid price on the execution of this agreement as a commitment fee. Furthermore, the Company is required to deliver to Alpha up to a maximum of 500,000 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request. In October 2000, the Company was granted a one-year extension on its Subscription Agreement with one automatic six-month extension and an overall increase in funds it may draw by an additional $5,000,000. Pursuant to the October 2000 extension, the Company is required to deliver an aggregate of 2,000,000 five year warrants to purchase its common stock at an exercise price equal to 80% of the closing bid price on the execution of this extension. Furthermore, the Company is required to deliver to Alpha up to a maximum of 1,571,428 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request. The Company is assessed a placement fee, as provided within the Subscription Agreement, for funds drawn, which is equal to 8% of each draw.

As of December 31, 2000, the Company has drawn $7,773,000 of the available $10,000,000, and issued approximately 22,900,000 of shares of its common stock in conjunction with this Subscription Agreement during fiscal year 2000 of which approximately 6,600,000 of these shares were held by Alpha for future advances on the Subscription Agreement. Accordingly, the 6,600,000 shares of the Company's common stock held by Alpha is deemed unissued since no consideration has been given for such shares and are not reflected as part of the outstanding shares of the Company's common stock at December 31, 2000. As of December 31, 2000, the Company recorded the commitment and placement fees as direct charges to the gross proceeds from this Subscription Agreement for approximately $2,331,000. During fiscal year 2000, Alpha exercised approximately 3,050,000 warrants of the total 5,071,000 granted related to the Subscription Agreement.

In December 2000, the Company entered into an additional Regulation D Common Stock Private Equity Line Subscription Agreement ("Subscription Agreement No. 2") with Alpha as noted above. The Subscription Agreement No. 2 entitles the Company to draw funds up to $15,000,000 from issuance of its common stock for an amount equal to 82% of the market value for the five business days immediately following the draw request date, expiring December 2001 with one automatic twelve month extension if at least 20% of the subscription amount is drawn during the first six months as of the agreement date, subject to certain terms and conditions. The Subscription Agreement No. 2 requires the Company to file a registration statement on Form SB-2 with the Securities and Exchange Commission ("Registration Statement") for the registration of common stock for future issuance related to the Subscription Agreement No. 2. The Subscription Agreement No. 2 also requires the Company to deliver an aggregate of 2,000,000 five year warrants to purchase its common stock at an exercise price equal to the lesser of 40% of the closing bid price of the Company's common stock at the agreement date or 40% of the average five day closing bid price as of the date of the effectiveness the Registration Statement. Furthermore, the Company is required to deliver to Alpha up to a maximum of 1,000,000 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request. The Company is assessed a placement fee, as provided within the Subscription Agreement No. 2, for funds drawn, which is equal to 8% of each draw. As of December 31, 2000, the Company has not drawn upon the Subscription Agreement No. 2. Furthermore, no warrants were exercised of the total 3,000,000 warrants granted related to the Subscription Agreement No. 2.

11.  EMPLOYMENT AGREEMENT

During fiscal year 2000, the Company entered into an employment agreement with its principal accountant. The agreement has a term through June 5, 2002. The agreement provides for a base compensation of approximately $260,000 and performance based increases. Furthermore, the agreement provided a signing bonus comprised of a stock option for 750,000 shares of the Company's common stock at an exercise price of 25% of the prevailing market price; and a warrant for 250,000 shares of the Company's common stock at a strike price of $1.00; and cash of $100,000. The Company recorded a stock based compensation approximating $211,000 related to the stock options for 750,000 shares since the strike price was below fair value at the grant date in accordance with APB No. 25. The Company has paid $25,000 of the cash portion of the signing bonus and the remaining $75,000 was recorded as an accrued liability as of December 31, 2000.

12.  STOCK OPTIONS AND WARRANTS

Employee stock options and warrants - During fiscal year 2000, the Company granted options and warrants for 6,800,000 shares of its common stock with an weighted average strike price of $0.16 per share. Certain stock options and warrants were granted in connection with an employment agreement entered into during fiscal year 2000, see Note 11. Certain stock options and warrants were exercisable upon grant and have a life ranging from 4 year to indefinitely. The following table summarizes the Company's employee stock options and warrants activity:

                                            Number        Weighted
                                              Of           Average
                                            Warrants      Exercise Price
Balance, January 1, 2000                           -                -
Warrants granted and assumed               6,800,000             0.16
Warrants canceled                                  -                -
Warrants expired                                   -                -
Warrants exercised                                 -                -

Balance, December 31, 2000                 6,800,000      $      0.16

Pro forma disclosure - SFAS No. 123 requires companies that follow APB No. 25 to provide a pro forma disclosure of the impact of applying the fair value method of SFAS No. 123. Accordingly, had compensation cost been recognized based on the fair value at the date of grant for employee options granted in fiscal year 2000, the pro forma amounts of the Company's net loss and net loss per share for the year ended December 31, 2000 would have been as follows:

                                                  December 31,2000
Net loss - as reported                              $(114,661,887)
Net loss - pro forma                                $(117,717,053)
Basic and diluted loss per share - as reported             $(0.66)
Basic and diluted loss per share - pro forma               $(0.68)

The Company estimates the fair value of stock option and warrant granted to employees using the Black-Scholes option pricing-model with the following assumptions used for grants in 2000 using specific grant dates; no dividend yield; expected volatility of 318%; risk free interest rates of 5.59%; and expected lives of 1.5 years for all non-employee stock warrants. $0.40 Stock warrants - During fiscal year 1999, the Company granted approximately 13,770,000 stock warrants with an exercise price of $0.40 ($0.40 warrants) per share for its common stock. These stock warrants were granted in connection with common stock sold during fiscal year 1998 and 1999, and consulting services rendered to the Company during fiscal year 1999. These stock warrants were exercisable upon issuance and expired on December 31, 2000. The following table summarizes the Company's $0.40 warrants activity:


                                              Number
                                                 Of        Exercise
                                              Warrants       Price

Balance, December 31, 1998                           -     $      -
Warrants granted and assumed                13,770,000         0.40
Warrants canceled                                    -            -
Warrants expired                                     -            -
Warrants exercised                                   -            -

Balance, December 31, 1999                  13,770,000         0.40

Warrants granted and assumed                         -            -
Warrants canceled                                    -            -
Warrants expired                             3,485,000         0.40
Warrants exercised                          10,285,000         0.40

Balance, December 31, 2000                           -            -

$0.50 Stock warrants - During the year ended December 31, 2000, the Company granted approximately 500,000 stock warrants with an exercise price of $0.50 ($0.50 warrants) per share of its common stock. These stock warrants were granted in connections with consulting services rendered to the Company during fiscal year ended 2000. These stock warrants were exercisable upon issuance expiring in May 2005. The following table summarizes the Company's $0.50 stock warrants activity:

                                              Number
                                                Of         Exercise
                                              Warrants       Price

Balance, January 1, 2000                             -     $      -
Warrants granted and assumed                   500,000         0.50
Warrants canceled                                    -            -
Warrants expired                                     -            -
Warrants exercised                                   -            -

Balance, December 31, 2000                     500,000         0.50

The Company estimates the fair value of $0.50 warrants granted to consultants by using the Black-Scholes option pricing-model with the following assumptions used for grants in 2000 using specific grant dates; no dividend yield; expected volatility of 286%; risk free interest rates of 6.41%; and expected lives of
1.5 years for all non-employee stock warrants. Accordingly, the Company recorded financing costs under SFAS No. 123 relating to non-statutory stock options that became exercisable upon grant in 2000 for approximately $276,000 as of December 31, 2000.

$1.00 Stock warrants - During the year ended December 31, 2000, the Company granted approximately 22,140,000 stock warrants with an exercise price of $1.00 ($1.00 warrants) per share of its common stock. These stock warrants were granted in connections with common stock sold, and consulting services rendered to the Company during fiscal year ended 2000. These stock warrants were exercisable upon issuance expiring at various dates ranging from June 2002 through October 2003. The following table summarizes the Company's $1.00 stock warrants activity:

                                              Number
                                                Of         Exercise
                                              Warrants      Price

Balance, January 1, 2000                             -     $      -
Warrants granted and assumed                22,140,000         1.00
Warrants canceled                                    -            -
Warrants expired                                     -            -
Warrants exercised                                   -            -

Balance, December 31, 2000                  22,140,000     $   1.00

The Company estimates the fair value of $1.00 warrants granted to consultants by using the Black-Scholes option pricing-model with the following weighted average assumptions used for grants in 2000; no dividend yield; expected volatility of 280%; risk free interest rates of 6.2%; and expected lives of 1.5 years for all non-employee stock warrants. Accordingly, the Company recorded consultant expenses under SFAS No. 123 relating to non-statutory stock options that became exercisable upon grant in 2000 for approximately $29,484,000 as of December 31, 2000. Consultant options - During the year ended December 31, 2000, the Company granted approximately 6,100,000 stock options for its common stock to consultants in connection with consulting services to the Company during fiscal year 2000. The exercise price of these stock options is $0.40 per share if exercised on or before December 31, 2000; thereafter the exercise price will be 25% of the fair market value on the date of the exercise. Approximately 1,525,000 of these stock options are exercisable at December 31, 2000. The following table summarizes the Company's consultant stock options activity:

                                              Number       Weighted
                                                Of          Average
                                              Options      Exercise
                                                            Price

Balance, January 1, 2000                            -      $      -
Options granted and assumed                 6,100,000          0.14
Options canceled                                    -             -
Options expired                                     -             -
Options exercised                                   -             -

Balance, December 31, 2000                  6,100,000     $    0.14

The weighted average exercise price of these options were based on the 30 day average fair value at December 31, 2000 The following table summarizes information about options outstanding and exercisable at December 31, 2000:

         Shares Underlying Options Outstanding      Shares Underlying
                           Weighted                Options Exercisable
              Shares       Average                 Shares
            Underlying     Remaining     Weighted  Underlying   Weighted
              Options      Contractual   Average   Options      Average
Exercise    Outstanding    Life          Exercise  Exercisable  Exercise
Price                                    Price                  Price

   $0.14    6,100,000      4 years      $    0.14  1,525,000    $   0.14

Richard Epstein stock warrants - During the year ended December 31, 2000, the Company granted approximately 8,800,000 stock warrants for its common stock to Richard Epstein in connection with financing provided by Mr. Epstein to the Company during fiscal year 2000. The exercise price of these stock warrants primarily range from $0.25 to $0.40. Approximately 2,000,000 of these stock warrants are exercisable at 50% below the closing bid upon the date of exercise. These stock warrants were exercisable upon grant and will expire on June 2002 through September 2003. The following table summarizes the Company's consultant stock warrants activity:

                                              Number       Weighted
                                                Of         Average
                                              Warrants   Exercise Price

Balance, January 1, 2000                             -   $         -
Warrants granted and assumed                 8,800,000          0.48
Warrants canceled                                    -             -
Warrants expired                                     -             -
Warrants exercised                                   -             -

Balance, December 31, 2000                   8,800,000   $      0.48

The Company estimates the fair value of Mr. Epstein's stock warrants by using the Black-Scholes option pricing-model with the following assumptions used for grants in 2000 using specific grant dates; no dividend yield; expected volatility of 295%; risk free interest rates of 6.22%; and expected lives of 1.5 years for all non-employee stock warrants. Accordingly, the

Company recorded financing costs under SFAS No. 123 relating to non-statutory stock options that became exercisable upon grant in 2000 for approximately $4,672,000 as of December 31, 2000. Paul Egan stock warrants - During fiscal year 1999 and 2000, the Company granted 2,000,000 and 1,000,000, respectively, stock warrants for its common stock to Paul Egan in connection with the acquisition of Top Sports, S.A. with an exercise price ranging from $0.40 to $1.00 expiring in April 2001, as discussed in Note 3. The following table summarizes the Company's stock warrants activity related to Mr. Egan:

                                              Number       Weighted
                                                Of          Average
                                              Warrants   Exercise Price

Balance, January 1, 1999                             -   $           -
Warrants granted and assumed                 2,000,000            0.40
Warrants canceled                                    -               -
Warrants expired                                     -               -
Warrants exercised                                   -               -

Balance, January 1, 2000                     2,000,000            0.40
Warrants granted and assumed                 1,000,000            1.00
Warrants canceled                                    -               -
Warrants expired                                     -               -
Warrants exercised                             500,000            0.40

Balance, December 31, 2000                   2,500,000   $        0.64

Alpha Venture Capital, Inc. stock warrants - As discussed in
Note 10, a total of 8,071,00 stock warrants were granted during 1999 and 2000. The following table summarizes the Company's stock warrants activity related to Alpha Venture Capital, Inc.:

                                              Number       Weighted
                                                Of          Average
                                              Warrants   Exercise Price

Balance, January 1, 1999                             -   $         -
Warrants granted and assumed                 1,500,000          0.22
Warrants canceled                                    -             -
Warrants expired                                     -             -
Warrants exercised                                   -             -

Balance, January 1, 2000                     1,500,000          0.22
Warrants granted and assumed                 6,571,000          0.44
Warrants canceled                                    -             -
Warrants expired                                     -             -
Warrants exercised                           3,050,000          0.20

Balance, December 31, 2000                   5,021,000   $      0.43

The following table summarizes information about warrants outstanding and exercisable at December 31, 2000:

         Shares Underlying Options Outstanding      Shares Underlying
                           Weighted                Options Exercisable
              Shares       Average                 Shares
            Underlying     Remaining     Weighted  Underlying   Weighted
              Options      Contractual   Average   Options      Average
Exercise    Outstanding    Life          Exercise  Exercisable  Exercise
Price                                    Price                  Price

   $0.43    5,021,000      1.5 years     $   0.43  3,322,000    $   0.43

13.  CANCELLATION OF COMMON STOCK

During fiscal year 2000, the Company cancelled a total of 10,500,000 shares of its common stock. As discussed in Note 3, 10,500,000 shares were cancelled related to the fiscal year 1999 acquisition of 777WINS. The Company recorded a total of $984,375 as other income based on the original issuance price during fiscal year 1999.

14.  RELATED PARTY TRANSACTIONS

Stockholder receivable - As of December 31, 2000, a stockholder and former director of the Company borrowed $111,820. The balance is unsecured and due on demand. The Company has reserved an allowance for doubtful accounts and expensed as bad debt for the entire balance at December 31, 2000. However, the Company will continue its effort in collecting the entire balance due from this shareholder and former director.

Due to related parties - As of December 31, 2000, due to related parties totaling $2,007,402 are comprised of the following:

Amounts due to ET&T related to the development of PERFECT      $  663,035

Advances from Alliance Equities (company controlled by Richard
Epstein, a shareholder of the Company), unsecured, bearing
annual Interest of 10% every three months, and due on demand    1,336,366

Consulting services liability due to Richard Epstein based upon to the value of 5,000,000 shares of the Company's common stock due to Mr. Epstein related a consulting agreement as further
discussed below                                                   983,475

Deposit related to the purchase of 2,000 eCash pads               250,000

Value of remaining 4,800,000 common stocks and warrants for
  2,500,000 shares of the Company's common stock to be issued to
  Paul Egan (a shareholder of the Company) related to the fiscal
year 1999 acquisition of Top Sports, S.A., see Note 3           2,973,996

Advances from Paul Egan, unsecured, due on demand, and bearing
  no interest                                                     836,537

Total due to related parties                                   $7,043,409

Consulting agreements - In January of 2000, the Company entered into a Consulting Services Agreement with Richard Epstein, a shareholder of the Company. Mr. Epstein has agreed to assist the Company in developing a market for the usage of the eCash Pad for a period of three years in exchange for 15,000,000 shares of the Company's common stock. The amount recorded as consulting expense totaled $983,475 for the year ended December 31, 2000. In January 2001, the Company issued Mr. Epstein 15,000,000 shares of its common stock, see Note 19 for further discussion.

In February 2000, the Company entered into another Consulting Services Agreement with Mr. Epstein. Mr. Epstein agreed to provide consulting services related to future mergers and acquisitions in behalf of the Company for a period of 2 years in exchange for 300,000 shares of the Company's common stock monthly. The Company recorded consulting expenses of $3,996,630 for the year ended December 31, 2000. During fiscal year 2000, the Company issued a total of 1,050,000 shares of the its common stock in advance of such services having been rendered. Accordingly, the Company has recorded a prepaid consulting services of $1,271,655 related to such advance issuances as of December 31, 2000.

Employee bonus - In January 2000, the Company issued 6,000,000 shares of the Company's common stock to satisfy a $4,800,000 bonus payable to Thomas S. Hughes, Chief Executive Officer and
Director, incurred during fiscal year 1999.

Due from related party - secured by Company's common stock - As of December 31, 2000, due from related party - secured by Company's common stock consists of $4,835,717 which has been fully reserved as an allowance for doubtful accounts and expensed as bad debt. This amount relates to a combination of approximately 21% cash and 79% common stock issuance to Thomas
S. Hughes and ET&T during fiscal year 1999 and 2000.

15.  STOCK BASED COMPENSATION

As of December 31, 1999 and 2000, the Company incurred expenses resulting from stock warrants and common stock issued totaling
$10,886,992 and $83,441,832, respectively. The following table summarizes the Company's stock based compensation activities based on the accounts shown on the consolidated statements of operations:


                                       December 31          December 31
                                           1999                  2000
Consulting                             $  3,609,980         $ 66,496,629
Public relations                            189,180            2,677,381
Research and development                  1,644,072            3,001,042
Wages                                     4,800,000            2,562,494
Investor relations                                -            1,173,395
Financing fees                                    -            4,671,559
Professional fees                                 -              639,903
Interest expense                            643,760            2,219,429

Total stock based compensation         $ 10,886,992         $ 83,441,832

16.  COMMITMENTS AND CONTINGENCIES

Legal proceedings - During fiscal year 2000, a class action litigation was filed asserting the Company and Thomas S. Hughes (an officer and director of the Company), as well as the directors of the Company (in certain actions), have violated
Section 10(b) of the Exchange Act (false or misleading statements and omissions which deceived stock purchasers) and also Section 20(a) of the Exchange Act (liability as a "controlling person" with respect to a primary violation of securities laws). The principal allegations concern various material misrepresentations and omissions which allegedly made the Company's public statements, on and after November 18, 1999, false and misleading; and artificially inflated the market for the Company's common stock. The Company reached a settlement in principle with the plaintiffs, pursuant to which $350,000 was paid to plaintiffs' counsel to be held in escrow during fiscal year 2000. A warrants component of the settlement is still being finalized with the plaintiffs' counsel which will calls for the issuance of 5,000,000 stock warrants of the Company's common stock exercisable over ten years from the date of issuance with a strike price of $1.00 per share. The Company anticipates that the settlement will be negotiated in full by the second quarter in fiscal year 2001. The Company has recorded the 5,000,000 stock warrants as a legal settlement expense totaling $1,451,959 as of December 31, 2000.

On March 22, 2000, the Company consummated an amended and restated employment agreement with an individual and his firm to act as outside counsel for the Company. On April 14, 2000, the Company terminated this individual and his firm as outside counsel. Based upon the amended and restated employment agreement, the remaining compensation for the term of this agreement will be due immediately upon the termination of this individual and his firm as outside counsel if terminated for reasons other than good cause. In addition, any common stock and stock warrants granted through the term of this agreement will be considered due in the event of termination for reasons other than good cause. Accordingly, the termination of this individual and his firm, for reasons other than good cause, may potentially expose the Company to incur a liability of approximately $700,000 for the remaining portion of unpaid compensation for the first, second and third years of this agreement. Furthermore, the termination may have accelerated the vesting of the granted common stock and stock warrants consisting of 600,000 common stocks and 600,000 warrants exercisable at $1.00 per share. The Company's management believes that the termination of this individual and his firm was in good cause and intends to defend itself in this matter vigorously.

On March 21, 2000, the Company consummated an amended employment agreement with an individual for the position of President and Chief Operating Officer for the Company. On April 17, 2000, the Company terminated this individual as President and Chief
Operating Officer of the Company. Based upon the amended employment agreement, the remaining salary for the term of this agreement, will be due within 30 days upon the termination of this individual if terminated for reasons other than good cause.
In addition, through the date of termination, all of the granted stock options and warrants will vest and be exercisable for their entire term. Accordingly, the termination of this individual, for reasons other than good cause, may potentially expose the Company to incur a liability of approximately $1,260,000 for the remaining portion of unpaid salary for the first, second, third, and fourth years of this agreement. Furthermore, the termination may have accelerated the vesting of the granted stock options and warrants consisting of 1,000,000 warrants exercisable at $1.00 per share, 6,000,000 stock options exercisable at $0.40 per share, and 1,500,000 stock options exercisable at the lowest average daily trading price of the Company's common stock within the first 90 days of the executive's employment. On March 21, 2001, the former
President and Chief Operating Officer for the Company filed a complaint for breach of contract and specific performance. The complaint is seeking $1,260,000, 1,000,000 warrants to purchase 1,000,000 shares for $0.40 per share and vested options to purchase 6,000,000 shares for $0.40 per share. The Company's management believes that the termination of this individual was in good cause and intends to defend itself in this matter vigorously.

On September 5, 2000, a consultant filed a complaint for breach of an oral contract, money owed, and fraud against the Company, and Thomas Hughes, alleging that the consultant and the Company entered into an oral contract whereby the consultant was to perform marketing and product development services for the Company. The consultant claims that an amount totaling $128,590 is due to him by the Company. The Company's management believes that this complaint is without merit and intends to defend itself in this matter vigorously.

While the results of these matters cannot be predicted with certainty, the Company's management believes that losses, if any, resulting from the ultimate resolution of these matters will not have a material adverse effect on the Company's consolidated results of operations, cash flows or financial position. However, unfavorable resolution could affect the consolidated results of operations or cash flows for the years in which they are resolved.

Leased facilities - The Company operates from leased facilities under a noncancellable operating leases. The Agreements call for an annual base rent of approximately $146,000 with a variable escalation rate. As of December 31, 2000, total rent expense for the leased facilities approximated $95,000. Future minimum rental payments required under the operating lease for the office facility as of December 31, 2000, are as follows:

2001      $  141,000
2002         125,000
2003          49,000

          $  315,000

17.  OTHER MATTERS

On March 12, 1999, the Securities and Exchange Commission ("SEC") filed a complaint alleging the Company had failed to make available to the investing public current and accurate information about its financial condition and results of operations through the filing of periodic reports with the SEC as required by the Securities Exchange Act of 1934. The SEC sought to compel the Company to file the delinquent periodic reports and enjoin the Company from further violations of the Exchange Act of 1934. The Company consented to the entry of a Final Judgment granting the relief sought by the SEC.

On March 13, 2000, the SEC ordered a ten day's suspension in trading of the Company's common stock on the Over-the-Counter Bulletin Board ("OTCBB"). This trading suspension was taken in connection with an investigation of the Company by the SEC. The Company's common stock resumed trading on March 27, 2000; however, from that date through October 31, 2000, the Company's common stock traded on the Pink Sheets LLC (symbol "ECNC") since the company's common stock was delisted on that date from the OTCBB due to the trading suspension.

In August, 2000, a market maker, on behalf of the Company, filed with the NASD Stock Market, Inc. an application for the Company's common stock to be relisted for trading on the OTCBB. The Company's application with the NASD was accepted and trading of its common stock on the OTCBB commenced on November 1, 2000.

18.  GOING CONCERN

The Company incurred a net loss of approximately $115,000,000 for the year ended December 31, 2000. The Company's liabilities exceed its assets by approximately $14,517,000, and current liabilities exceed its current assets by approximately $17,059,000 as of December 31, 2000. These factors create an uncertainty about the Company's ability to continue as a going concern. The Company's management has developed a plan to complete the development of technology products to generate future revenues. The Company will also seek additional sources of capital through a combination debt equity financing and issuance of equity for approximately $20,000,000, but there can be no assurance that the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

19.  SUBSEQUENT EVENTS

In March 2001, the Company entered into an agreement with a Alliance Equities (controlled by Richard Epstein) which would provide borrowings up to $7,000,000 as a line of credit. The agreement provides the Company a line of credit through December 31, 2002, interest at 12% annually, maturing on December 31, 2002.

In January 2001, the Company issued 16,800,000 shares of its common stock to Richard Epstein related to consulting agreements as discussed in Note 14. A total of 5,000,000 shares relate to satisfaction of a Company obligation to Mr. Epstein totaling $983,475 at December 31, 2000, see Note 14. The remaining 11,800,000 shares were issued in advance and has been recorded by the Company as prepaid consulting services during this period approximating $4,147,000.

During January 2001 through March 2001, the Company issued approximately 2,525,000 of shares of its common stock for services to various individuals. Approximately 2,400,000 shares related to due to consultant liability incurred fiscal year 2000.

In March 2001, the Company issued 12,307,692 shares of its common stock to Alpha Venture Capital, Inc. in satisfaction of an advance on equity funding line totaling 206,600 at December 31, 2000, as discussed in Note 10 and advances of $860,100 from January 2001 through February 2001.

During January 2001 and through the date of this report, the Company borrowed approximately $348,000 from various parties, due on demand with an annual interest rate of 12%.

20.  SEGMENT INFORMATION

As described in Note 1, the Company adopted SFAS No. 131 in fiscal year 1999. For the year ended December 31, 2000, the Company has two reportable business segments: PERFECT industry and gaming operations. The Company conducts operations in Southern California and Dominican Republic and is managed based upon its business segments. During fiscal year 1999, the Company had only one business segment.

The accounting policies of the business segments are the same as those described in the Summary of Significant Accounting
Policies as discussed in Note 1. The Company primarily allocates resources to the PERFECT industry, however has continued to allocate limited resources to the gaming operations for potential short-term cash flow purposes.

The table below presents information about the Company's reportable segments:


                                       December 31, 2000
                        PERFECT      Gaming
                        Industry     Operations   Eliminations    Total
Revenues                $      -     $  (655,584)            -   $  (655,584)
Cost of revenues               -              -             -             -
Gross profit (loss)            -        (655,584)            -      (655,584)
Operating expenses       106,855,911     297,868             -   107,153,779
Loss from operations    (106,855,911)   (953,452)            -  (107,809,363)
Other (income) expenses    6,750,508     102,016             -     6,852,524
Loss before provision
 for income taxes       (113,606,419) (1,055,468)            -  (114,661,887)
Provision for income
taxes                              -           -             -             -
Net loss                (113,606,419) (1,055,468)            -  (114,661,887)
Total assets               2,561,768     304,370      (294,608)    2,571,530
Total liabilities          6,015,046     779,354       294,608    17,089,008

                   CHANGES IN AND DISAGREEMENTS WITH
                        ACCOUNTANTS ON ACCOUNTING
                         AND FINANCIAL DISCLOSURE

(a) On August 1, 1998, the company engaged the services of George Brenner, C.P.A. of Beverly Hills, California, to provide an audit of the company's financial statements for the fiscal years ended August 31, 1997 and 1998. The former accountants for the company, BDO Seidman L.L.P. of St. Louis Missouri declined to stand for re-election for the 1997 engagement. The independent auditor's reports for August 31, 1996 and 1995, were modified as to the uncertainties about the company's ability to continue as a going concern. The decision to change accountants was approved by the company's Board of Directors with the selection of the successor accountant.

(b) Effective on July 19, 1999, the independent accountant who was previously engaged as the principal accountant to audit the registrant's financial statements, resigned. This accountant's report on the financial statements for the past two years was modified as to uncertainty that the company will continue as a going concern. The decision to change accountants was approved by the Board of Directors.

(c) Effective on July 22, 1999, the firm of Farber & Hass was engaged to serve as the new principal accountant to audit the company's financial statements. During the company's two most recent fiscal years, and the subsequent interim period prior to engaging that accountant, neither the company (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

(d) Effective on March 8, 2000, the independent accountants who were previously engaged as the principal accountants to audit the company's financial statements were dismissed. These accountants did not issue any financial statements for the company. The decision to change accountants was approved by the Board of Directors.

(e) Effective on March 8, 2000, the firm of L.L. Bradford & Company was engaged to serve as the new principal accountants to audit the company's financial statements. During the company's two most recent fiscal years, and the subsequent interim period prior to engaging those accountants, neither the company (nor someone on its behalf) consulted the newly engaged accountants regarding any matter.

During the company's two most recent fiscal years and any subsequent interim period preceding such changes, there have been no disagreements with former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the company's two most recent fiscal years and the subsequent interim period preceding such changes.

                      AVAILABLE INFORMATION

The company has filed with the U.S. Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with the registration statement. Certain items are omitted in accordance with the rules and regulations of the Commission.
For further information with respect to the company and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

A copy of the registration statement, and the exhibits and schedules filed with it, may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such office upon the payment of the fees prescribed by the Commission. The public may obtain information on the operation of the public reference room by calling the Commission at 1 (800) SEC-0330. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the company. The address of the site is http://www.sec.gov. The registration statement, including all its exhibits and any amendments, has been filed electronically with the Commission.

                          PART II
           INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF OFFICERS AND DIRECTORS
Information on this item is set forth in the prospsectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by the company*:

Securities and Exchange Commission registration fee      $      5,258
Transfer agent's fees                                           1,000
Printing and engraving expenses                                 1,500
Legal fees and expenses                                        50,000
Accounting fees and expenses                                    5,000
State blue sky fees                                            10,000

Total                                                    $     72,758*

* All fees, except the Securities and Exchange Commission registration fee, are estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES; USE OF
PROCEEDS FROM REGISTERED SECURITIES

Sales of Unregistered Securities.

Other than as set forth below, during the last three years there have not been any sales of unregistered securities of the company. Except as noted below, no commissions or fees were paid in connection with these sales. All of the these sales were undertaken pursuant to the limited offering exemption from registration under the Securities Act of 1933 as provided in Regulation D as promulgated by the U.S. Securities and Exchange Commission. In addition, all the sales were made to the following class of persons: sophisticated investors; that is, investor either alone or with their purchaser representative(s) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchasers comes within this description.

(a)  Prior to December 31, 1999:

The company made the following sales of unregistered securities prior to the fiscal year ended December 31, 1999:

(1)  During the fiscal year ended August 31, 1998, the company
issued a total of   5,341,000 shares of common stock for
services rendered to the company.

(2) During the fiscal year ended August 31, 1998, the company issued a total of 350,000 shares of common stock in payment of certain accounts payable by the company.

(3) The company had a due to stockholder payable to James S. Clinton, former chairman of Leggoons, Inc., in the amount of $35,135 for advances made to Leggoons, Inc., prior to March 1, 1997. This was paid in full by the issuance of 750,000 shares of common stock during the year ended August 31, 1998.

(4) During the transition period ended on December 31, 1998, the company issued a total of 161,000 shares of common stock for services rendered to the company.

(5)  During the period of September 28, 1998 through July 16,
1999, the company sold a total of 1,058,622 shares of common stock to 76 individuals, at an average price of $0.40 per share.

(6)  During the period of April 7, 1999 through November
24, 1999, the company issued a total of 4,484,500 shares of common stock to 14 individuals and firms in exchange for consulting and other services to the company.

(7) In May 1999, the company issued the following in connection with the agreement to acquire Rogel Technologies (which was later deemed to be consulting services for the company): (i) 2,500,000 shares of common stock; (ii) an option to purchase 500,000 shares of common stock, exercisable at $0.50 per share upon issuance through June 30, 2000; (iii) an option to purchase 500,000 shares of common stock, exerciable at $1.00 per share upon issuance through June 30, 2001; and (iv) an option to purchase 250,000 shares of common stock, exerciable at $2.00 per share through June 30, 2002.

(8) During June 1999, the company issued 5,400,000 shares of common stock to Electronic Transactions & Technologies as partial payment under the license agreement between this firm and the company.

(9) During June 1999, the company issued 4,000,000 shares of common stock to Mr. Hughes as compensation for prior services rendered to the company

(10) During the priod of June 9, 1999 through November 24, 1999, the company issued a total of 1,850,000 shares of common stock to James Clinton or his nominees based on the stated reason that compliance with a 10% ownership provision contained in a 1997 license agreement was required. Shares issued under this provision of this license agreement were not issued for consideration.

(11) In September 1999, the company issued 5,200,000 shares of common stock in connection with the acquisition of Isla Escondida, S.A.

(12) In September 1999, the company issued 1,165,000 shares of common stock in connection with the acquisition of the TheArtauction.com website from PowerClick, Inc.

(13) In October 1999, the company issued warrants in connection with a consulting agreement with International Investor Relations Group, as follows: (i) a warrant covering 100,000 shares of common stock, exercisable at $0.50 per share; (ii) a warrant covering 100,000 shares of common stock, exerciable at $0.75 per share; and (iii) a warrant covering 100,000 shares of common stock, exercisable at $1.00 per share. These warrants have a two-year expiration date from the original date of signing the agreement (September 24, 1999).

(14) In December 1999, the company issued 1,000,000 shares of common stock in connection with the acquisition of a 50% interest in TopSports, S.A.

(15) During fiscal year 1999, the company granted approximately 13,770,000 stock warrants with an exercise price of $0.40 per share for its common stock. These stock warrants were granted in connection with common stock sold during fiscal year 1998 and 1999, and consulting services rendered to the company during fiscal year 1999. These stock warrants were exercisable upon issuance and expired on December 31, 2000.

(b)  Fiscal Year Ended December 31, 2000:

The company made the following sales of unregistered securities during the fiscal year ended December 31, 2000:

(1) On January 10, 2000, the company issued a total 666,667 shares of common stock to satisfy certain accounts payable to the company in the amount of $550,000.

(2) On January 11, 2000, the company issued 6,000,000 shares of common stock to Mr. Hughes in satisfaction of a bonus payable.

(3) On February 2, 2000, the company issued a total of 1,100,000 shares of common stock for James Clinton or his nominees based on the stated reason that compliance with a 10% ownership provision contained in a 1997 license agreement was required. Shares issued under this provision of this license agreement were not issued for consideration. See "Certain Relationships and Related Transactions."

(4)  During the period of February 2, 2000 through December 28,
2000, the company issued a total of 19,509,719 shares of common stock to 43 individuals and firms in exchange for consulting and other services performed for the company

(5) During February 2000, the company issued a total 570,000 shares of common stock in connection with employee compensation.

(6) Between February 2, 2000 and October 3, 2000, the company sold a total of 3,335,762 shares of common stock to 129 individuals at a price of $0.40 per share, for an aggregate consideration of $1,330,969; 472,500 of these shares had warrants attached to them, exercisable at $1.00 per share for the period of January 1, 2001 through June 30, 2002. In connection with these sales, 2,500,000 shares of common stock were issued on April 4, 2000 to two individuals for finder's fees (included within the total issuances under paragraph (d)).

(7) On March 22, 2000, the company issued 6,000,000 of its common stock for the acquisition of PowerClick, Inc., valued at $975,000 (2,000,000 additional free trading shares were issued in connection with this acquisition, for a total value of this acquisition of $1,300,000).

(8) During the first quarter of 2000, the company issued warrants covering a total of 13,430,060 shares of common stock to 12 individuals under various warrant agreements for consulting services to the company, exercisable at $1.00 per share from June 30, 2000 through June 30, 2002.

(9) On April 4, 2000, the company issued a warrant covering 300,000 shares of common stock in connection with a consulting agreement entered into on that date by the company, exercisable at $1.00 per share from January 1, 2001 through June 30, 2002.

(10) On May 24, 2000, the company issued two warrants covering a total of 500,000 shares of common stock, exercisable at $0.50 through May 24, 2005 under a warrant agreement with GunnAllen Financial, Inc. in connection with this firm's services in assisting the company to become relisted on the Over the Counter Bulletin Board.

(11) On June 15, 2000, the company sold 3,000,000 shares of common stock to an individual for $500,000 cash ($0.16 per share).

(12) On July 11, 2000, the company issued two warrants to two individuals covering a total of 600,000 shares of common stock, exercisable at $1.00 per share for the period of January 1, 2001 through June 30, 2002, for consulting services rendered to the company.

(13) On July 12, 2000, the company granted to an individual an option to purchase 4,400,000 shares of common stock of the company, exercisable upon issuance at $1.00 per share through July 12, 2002 (3,080,000 of the total was granted as payment of all accured interest under a $500,000 loan made by this individual to the company; the remaining 1,320,000 were granted as compensation for consulting services rendered to the company).

(14) On October 21, 2000, the company issued a warrant covering the purchase of 4,000,000 shares of common stock to PowerClick, Inc., exercisable upon issuance at $1.00 per share through October 21, 2003 (issued in connection with the settlement of litigation between that firm and the company, as disclosed in the Form 10-QSB filed on November 14, 2000).

(15) At various times in the fourth quarter of 2000, the company issued warrants to Alpha Venture Capital, Inc. for the purchase common stock totaling 6,571,428 shares, as follows: (i) a warrant to purchase 2,000,000 shares of common stock, exercisable upon issuance in connection with the purchase agreement between the company and this company, dated Decemnber 8, 2000, at a price equal to the lesser of (a) 40% of the closing bid price of the stock on that date ($0.44), or (b) 40% of the average five day closing bid price as of the effective date of this registration statement; (ii) a warrant to purchase 1,000,000 shares of common stock on a pro rata basis in conjunction with draw downs under that agreement, exercisable at the close bid price at the date of each draw down; and (iii) a warrant to purchase 3,571,428 shares of common stock, exercisable at $0.08 per share as calculated under that addendum (dated October 23, 2000) to a previous stock purchase agreement between the parties, dated September 28, 1999.

(16) On November 7, 2000, the company's board of directors approved an Amended and Restated Stock Incentive Plan (Amendment
No. 3) for the purpose of granting stock options and restricted stock awards to employees and non-employees of the company. A total of 11,200,000 options issued in December 2000 under this plan.

(17) From August 2, 2000 through December 19, 2000, the company issued a total of 3,259,454 shares to 40 individuals and companies as payment of interest under various short-term loans made to the company. The company intends to review the amount of shares paid under each promissory note to insure that applicable state usury laws were complied with.

(18) During fiscal 2000, the company issued a total of 2,093,565 shares of common stock upon the exercise of warrants at $0.40 per share for a total consideration of approximately
$835,000 (approximately $771,000 [1,993,488] of which consisted of services rendered to the company).

(c)  Fiscal Year Ending December 31, 2001:

The company made the following sales of unregistered securities during the fiscal year ending December 31, 2001:

(1) On January 5, 2001, the company issued a warrant covering the purchase of 1,000,000 shares of common stock, exercisable upon issuance at $1.00 per share through June 30, 2002, to an individual in connection with the repayment of a $60,000 loan (plus accrued interest) made to the company.

(2) On January 15, 2001, the company issued 3,000,000 shares of common stock to Paul Egan in connection with completing the acquisition of Top Sports, S.A. by the company.

(3) In January 2001, the company issued 16,800,000 shares of its common stock to Richard Epstein related to consulting agreements. A total of 5,000,000 shares relate to satisfaction of a company obligation to Mr. Epstein totaling $983,475 at December 31, 2000. The remaining 11,800,000 shares were issued in advance and has been recorded by the company as prepaid consulting services during this period approximating $4,147,000.

(4) On February 2, 2001, the company issued 50,000 shares of common stock and a warrant for the purchase of 50,000 shares of common stock, exercisable upon issuance through June 30, 2002.
These shares and warrant were issued in connection with a penalty in connection with the non-payment of a loan to the company.

(5) On March 1, 2001, the company issued 12,307,625 shares of common stock purchased for cash under a common stock purchase agreement with Alpha Venture Capital, Inc. at a price equal to 82% of the average closing bid price for the five business days immediately following a put notice to the company.

Use of Proceeds.

The company filed a Form SB-2 with the SEC on June 1, 1999.
This offering was used exclusively for consulting and other services provided to the company and for settling litigation involving a debenture and certain warrants between the company and CALP II, LP, as reported in a Form 8-K filed with the SEC on January 18, 2000. Therefore, no cash proceeds were raised from this offering.

On August 20, 1999, the company filed a Form SB-2 with the SEC under Rule 415 (self offering) to register an aggregate amount of 61,000,000 shares of common stock (aggregate offering price of $11,590,000 under Rule 457(c)). This offering was used primarily for consulting services and acquisitions by the company, and commenced on the effective date of this registration statement (September 7, 1999). However, shares of common stock under this offering were also used for the sale of shares under a common stock purchase agreement with Alpha Venture Capital, Inc. (see "Certain Relationships and Related Transactions") (through a post-effective amendment to this Form SB-2 filed with the SEC on September 12, 2000 and effective on September 26, 2000 - File No. 333-79739).

The total amount of shares sold under this offering through February 12, 2001 is 61,000,000. Out of the amount sold, the company issued the following:

(a) 22,183,381 shares in connection with various acquisitions and consulting services for the company.

(b) 24,906,526 shares in connection with the common stock purchase agreement with Alpha Venture Capital, Inc. (to date, the company has sold a total of $7,773,000 in shares under this agreement).

(c) 8,191,882 shares upon the exercise of warrants at $0.40 per share granted for consulting services for the company, for a total consideration of $3,276,753 (of which $400,000
[1,000,000 shares] consisted of services rendered to the company).

(d) 1,911,586 shares sold at a price of $0.30 per shares, for a total consideration to the company of $573,475.80.

(e) 1,500,000 shares upon the exercise of warrants granted to Alpha Venture Capital, Inc. in connection with the common stock purchase agreement, for a total consideration of $120,000.

(f) 1,250,000 shares upon the exercise of a portion of the warrants granted to Alpha Venture Capital, Inc. in connection with the addendum to the common stock purchase agreement, for a total consideration of $100,000.

(g) 300,000 shares upon the exercise of warrants at prices ranging from $0.50 to $1.00 granted for consulting services to the company, for a total consideration of $225,000.

(h) 756,625 shares for the repayment of loans made to the company totaling $302,650.

The expenses involved with this offering to date have been approximately $733,000 (which includes an 8% commission payable on the sales made under the common stock purchase agreement [totals $617,920). The net cash proceeds from this offering (gross proceeds of $12,068,228 less offering expenses) of approximately $11,335,228 have been used for working capital for the company.

ITEM 27.  EXHIBITS

The exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 28.  UNDERTAKINGS

The undersigned company hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore,
unenforceable.   In the event that a claim for indemnification
against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of San Pedro, State of California, on May 1, 2001.

                                    eConnect


                                    By: /s/  Thomas S. Hughes
                                    Thomas S. Hughes, President

                     Special Power of Attorney

The undersigned constitute and appoint Thomas S. Hughes their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                    Title                      Date

/s/ Thomas S. Hughes    President/Chief Executive         May 1, 2001
Thomas S. Hughes        Officer/ Director

/s/ Jack M. Hall        Secretary/Director                May 1 ,2001
Jack M. Hall

/s/ Laurence Donoghue   Director                          May 1, 2001
Laurence Donoghue

/s/  Mary Lou Garcia    Accounting Manager (principal     May 1, 2001
Mary Lou Garcia         financial and accounting
                        officer)

                            EXHIBIT INDEX

Exhibit               Description
No.
2     Agreement and Plan of Merger, dated June 1, 1999
     (incorporated by reference to Exhibit 2 of the Form 10-KSB filed on May 9, 2000).

3.1 Articles of Incorporation, March 8, 1999 (incorporated by reference to Exhibit 3.1 of the Form SB-2/A filed on July 22, 1999).

3.2 Certificate of Amendment of Articles of Incorporation, dated May 25, 1999 (incorporated by reference to Exhibit 3.2 of the Form SB-2/A filed on July 22, 1999).

3.3 Certificate of Amendment of Articles of Incorporation, dated August 20, 1999 (incorporated by reference to Exhibit 3.3 of the Form SB-2/A filed on September 3, 1999).

3.4 Certificate of Amendment of Articles of Incorporation, dated November 20, 2000 (see below).

3.5   Bylaws, dated May 14, 1999 (incorporated by reference to
      Exhibit 3.3 of the Form SB-2/A filed on July 22, 1999).

3.6   Amended and Restated Bylaws, dated September 15, 2000
     (incorporated by reference to Exhibit 3.5 of the Form 10-QSB filed on November 14, 2000).

4.1   Class A Warrant Agreement (incorporated by reference to
      Exhibit 4.2 of the  Form S-1 filed on October 28, 1993).

4.2   Retainer Stock Plan for Non-Employee Directors and
      Consultants, dated April 26, 1999 (incorporated by reference to
      Exhibit 4.1 of the Form S-8 filed on May 14, 1999).

4.3 Consulting and Service Agreement between the company and James Wexler, dated May 20, 1998 (incorporated by reference to
      Exhibit 4.2 of the Form S-8 filed on May 14, 1999).

4.4   Consulting Agreement between the company and Rogel
      Patawaran, dated March 18, 1998 (incorporated by reference to
      Exhibit 4.3 of the Form S-8 filed on May 14, 1999).

4.5 Consulting Agreement between the company and David Ninci, dated February 22, 1999 (incorporated by reference to Exhibit
      4.4 of the Form S-8 filed on May 14, 1999).

4.6 Consulting Agreement between the company and Harry Hargens, dated January 17, 1999 (incorporated by reference to Exhibit 4.5 of the Form S-8 filed on May 14, 1999).

4.7   Consulting Agreement between the company and Charlene
      Charles, dated March 10, 1999 (incorporated by reference to
      Exhibit 4.6 of the Form S-8 filed on May 14, 1999).

4.8 Internet Consulting Services Agreement between the company and Steve Goodman, dated May 3, 1999 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on July 2, 1999).

4.9   Consulting Agreement between the company and Rogel
      Patawaran, dated June 8, 1999 (incorporated by reference to
      Exhibit 4.3 of the Form S-8 filed on July 2, 1999).

4.10 Consulting and Service Agreement between the company and Edward Wexler, dated May 20, 1999 (incorporated by reference to
      Exhibit 4.4 of the Form S-8 filed on July 2, 1999).

4.11  Consultant Agreement between the company and Richard
      Epstein, dated June 3, 1999 (incorporated by reference to
      Exhibit 4.5 of the Form S-8 filed on July 2, 1999).

4.12 Consultant Agreement between the company and Ezzat Jallad, dated March 10, 1999 (incorporated by reference to Exhibit 4.6 of the Form S-8 filed on July 2, 1999).

4.13  Consultant Agreement between the company and Shar
      Offenberg, dated June 20, 1998 (incorporated by reference to
      Exhibit 4.7 of the Form S-8 filed on July 2, 1999).

4.14  Consultant Agreement between the company and Richard
      Parnes, dated May 10, 1999 (incorporated by reference to Exhibit
      4.8 of the Form S-8 filed on July 2, 1999).

4.15 Consulting Contract between the company and Robert Bragg, dated August 19, 1999 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on August 31, 1999).

4.16  Consultant Agreement between the company and Dominique
      Einhorn, dated August 9, 1999 (incorporated by reference to
      Exhibit 4.3 of the Form S-8 filed on August 31, 1999).

4.17  Consultant Agreement between the company and Richard
      Epstein, dated August 16, 1999 (incorporated by reference to
      Exhibit 4.4 of the Form S-8 filed on August 31, 1999).

4.18 Consultant Agreement between the company and Jane Hauser, dated August 16, 1999 (incorporated by reference to Exhibit 4.5 of the Form S-8 filed on August 31, 1999).

4.19 Form of Debenture issued by the company to CALP II, LP, dated June 9, 1999 (incorporated by reference to Exhibit 4.3 of the Form SB-2/A filed on July 22, 1999).

4.20  Registration Rights Agreement between the company and CALP
      II, LP, dated June 9, 1999 (incorporated by reference to Exhibit
      4.2 of the Form SB-2/A filed on July 22, 1999).

4.21  Form of Warrant issued by the company to CALP II, LP, dated
      June 9, 1999 (incorporated by reference to Exhibit 4.4 of the Form SB-2/A filed on July 22, 1999).

4.22  Common Stock Purchase Agreement between the company and
      Alpha Venture Capital, Inc., dated September 28, 1999
     (incorporated by reference to Exhibit 4.2 of the Form SB-2 POS filed on September 29, 1999).

4.23  Registration Rights Agreement between the company and Alpha
      Venture Capital, Inc., dated September 28, 1999 (incorporated by reference to Exhibit 4.3 of the Form SB-2 POS filed on September 29, 1999).

4.24 Warrant issued by the company to Alpha Venture Capital, Inc., dated September 28, 1999 (incorporated by reference to
      Exhibit 4.4 of the Form SB-2 POS filed on September 29, 1999).

4.25 General Form of Warrant issued by the company to various individuals and companies (see below).

4.26  Amended and Restated Retainer Stock Plan for Non-Employee
      Directors and Consultants, dated February 1, 2000 (incorporated by reference to Exhibit 4.1 of the Form S-8 filed on February 10, 2000).

4.27 Consulting Services Agreement between the company and Laurel-Jayne Yapel Manzanares, dated February 1, 2000
     (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on February 10, 2000).

4.28 Consulting Services Agreement between the company and Marcine Aniz Uhler, dated February 1, 2000 (incorporated by reference to Exhibit 4.3 of the Form S-8 filed on February 10,
      2000).

4.29 Consulting Services Agreement between the company and William Lane, dated February 7, 2000 (incorporated by reference to Exhibit 4.4 of the Form S-8 filed on February 10, 2000).

4.30  Consulting Services Agreement between the company and Earl
      Gilbrech, dated February 7, 2000 (incorporated by reference to
      Exhibit 4.5 of the Form S-8 filed on February 10, 2000).

4.31 Consulting Services Agreement between the company and Dominique Einhorn, dated February 7, 2000 (incorporated by reference to Exhibit 4.6 of the Form S-8 filed on February 10,
      2000).

4.32 Consulting Services Agreement between the company and Edward James Wexler, dated February 7, 2000 (incorporated by reference to Exhibit 4.7 of the Form S-8 filed on February 10,
      2000).

4.33  Consulting Agreement between the company and R. Scott
      Hatfield, dated March 6, 2000 (incorporated by reference to
      Exhibit 4.32 of the Form SB-2 POS filed on September 12, 2000).

4.34  Consulting Services Agreement between the company and Chris
      Jensen, dated April 24, 2000 (incorporated by reference to
      Exhibit 4.33 of the Form SB-2 POS filed on September 12, 2000).

4.35 Consulting Agreement between the company and Robert Graham, dated May 11, 2000 (incorporated by reference to Exhibit 4.34 of the Form SB-2 POS filed on September 12, 2000).

4.36  Consulting Agreement between the company and Richard
      Epstein, dated May 20, 2000 (incorporated by reference to
      Exhibit 4.35 of the Form SB-2 POS filed on September 12, 2000).

4.37  Warrant Agreement between the company, GunnAllen Financial,
      Inc., and David Kern Peteler, dated May 24, 2000 (incorporated by reference to Exhibit 4.43 of the Form 10-QSB filed on November 14, 2000).

4.38  Consulting Agreement between the company and Richard
      Epstein, dated June 2, 2000 (incorporated by reference to
      Exhibit 10.1 of the Form S-8 filed on July 10, 2000).

4.39  Consulting Services Agreement between the company and Rogel
      Patawaran, dated June 2, 2000 (incorporated by reference to
      Exhibit 10.2 of the Form S-8 filed on July 10, 2000).

4.40 Consulting Agreement between the company and Elle Travis, dated June 2, 2000 (incorporated by reference to Exhibit 10.3 of the Form S-8 filed on July 10, 2000).

4.41  Consulting Agreement between the company and Charles
      Yourshaw, dated June 5, 2000 (incorporated by reference to
      Exhibit 10.1 of the Form S-8 filed on July 10, 2000).

4.42 Consulting Agreement between the company and Nick Gorenc, dated June 5, 2000 (incorporated by reference to Exhibit 10.2 of the Form S-8 filed on July 10, 2000).

4.43  Consulting Agreement between the company and Louis
      Sabatasso, dated June 10, 2000 (incorporated by reference to
      Exhibit 10.1 of the Form S-8 filed on July 10, 2000).

4.44 Consulting Agreement between the company and Laurie Belger, dated June 10, 2000 (incorporated by reference to Exhibit 10.2 of the Form S-8 filed on July 10, 2000).

4.45 Consulting Services Agreement between the company and Richard Epstein, dated July 21, 2000 (incorporated by reference to Exhibit 4.1 of the Form S-8 filed on October 10, 2000).

4.46  Amended and Restated Stock Incentive Plan, dated September
      1, 2000 (incorporated by reference to Exhibit 4.1 of the Form S-8 filed on September 12, 2000).

4.47  Amended and Restated Non-Employee Directors and Consultants
      Retainer Stock Plan (Amendment No. 2), dated September 1, 2000 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on September 12, 2000).

4.48 Consulting Services Agreement between the company and Richard Epstein, dated September 6, 2000 (incorporated by reference to Exhibit 4.3 of the Form S-8 filed on September 12,
      2000).

4.49  Consulting Services Agreement between the company and Chris
      Jensen, dated September 6, 2000 (incorporated by reference to
      Exhibit 4.4 of the Form S-8 filed on September 12, 2000).

4.50  Consulting Services Agreement between the company and Jim
      Pugh, dated September 12, 2000 (incorporated by reference to
      Exhibit 4.2 of the Form S-8 filed on September 28, 2000).

4.51 Consulting Services Agreement between the company and Darrel Dixon, dated September 14, 2000 (incorporated by reference to Exhibit 4.3 of the Form S-8 filed on September 28,
      2000).

4.52 Consulting Services Agreement between the company and Robert Graham, dated September 14, 2000 (incorporated by reference to Exhibit 4.4 of the Form S-8 filed on September 28,
      2000).

4.53  Consulting Services Agreement between the company and David
      Weiler, dated September 14, 2000 (incorporated by reference to
      Exhibit 4.2 of the Form S-8 filed on October 10, 2000).

4.54 Consulting Services Agreement between the company and Nathaniel Adams, dated September 18, 2000 (incorporated by reference to Exhibit 4.5 of the Form S-8 filed on September 28,
      2000).

4.55  Consulting Services Agreement between the company and Chris
      Jensen, dated October 12, 2000 (incorporated by reference to
      Exhibit 4.3 of the Form S-8 filed on October 10, 2000).

4.56  Consulting Services Agreement between the company and Quinn
      Brady, dated October 12, 2000 (incorporated by reference to
      Exhibit 4.4 of the Form S-8 filed on October 10, 2000).

4.57  Addendum To Existing Common Stock Purchase Agreement Dated
      September 28, 1999 between the company and Alpha Venture
      Capital, Inc., dated October 23, 2000 (see below).

4.58  Amended and Restated Non-Employee Directors and Consultants
      Retainer Stock Plan (Amendment No. 3), dated November 1, 2000 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on November 20, 2000).

4.59 Consulting Services Agreement between the company and Michael Sitrick, dated November 4, 2000 (incorporated by reference to Exhibit 4.3 of the Form S-8 filed on November 20,
      2000).

4.60  Consulting Services Agreement between the company and Paul
      Francis Peter Egan Pugh, dated November 4, 2000 (incorporated by reference to Exhibit 4.4 of the Form S-8 filed on November 20,
      2000).

4.61  Consulting Services Agreement between the company and James
      Wong, dated November 4, 2000 (incorporated by reference to
      Exhibit 4.5 of the Form S-8 filed on November 20, 2000).

4.62 Consulting Services Agreement between the company and Matthew Owens, dated November 4, 2000 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on December 12, 2000).

4.63 Consulting Services Agreement between the company and Marisa Yance, dated November 4, 2000 (incorporated by reference to Exhibit 4.3 of the Form S-8 filed on December 12, 2000).

4.64  Amended and Restated Stock Incentive Plan (Amendment No.
      2), dated November 7, 2000 (incorporated by reference to Exhibit
      4.1 of the Form S-8 filed on November 20, 2000).

4.65  Consulting Services Agreement between the company and Tony
      Sandalier, dated November 8, 2000 (incorporated by reference to
      Exhibit 4.6 of the Form S-8 filed on November 20, 2000).

4.66  Consulting Services Agreement between the company and Chi-
      Yuan Chiu, dated November 8, 2000 (incorporated by reference to
      Exhibit 4.7 of the Form S-8 filed on November 20, 2000).

4.67 Consulting Services Agreement between the company and Hsien-Hsiang Tsai, dated November 8, 2000 (incorporated by reference to Exhibit 4.8 of the Form S-8 filed on November 20,
      2000).

4.68 Consulting Services Agreement between the company and Richard Epstein, dated November 8, 2000 (incorporated by reference to Exhibit 4.9 of the Form S-8 filed on November 20,
      2000).

4.69  Consulting Services Agreement between the company and Bill
      West, dated November 8, 2000 (incorporated by reference to
      Exhibit 4.10 of the Form S-8 filed on November 20, 2000).

4.70 Consulting Services Agreement between the company and Clinton Wong, dated November 8, 2000 (incorporated by reference to Exhibit 4.11 of the Form S-8 filed on November 20, 2000).

4.71  Consulting Agreement between the company and Antonio
      Cardenas Jr., dated November 9, 2000 (incorporated by reference to Exhibit 4.12 of the Form S-8 filed on November 20, 2000).

4.72 Consulting Services Agreement between the company and William Haseltine, dated November 29, 2000 (incorporated by reference to Exhibit 4.4 of the Form S-8 filed on December 12,
      2000).

4.73  Consulting Services Agreement between the company and Nick
      Gorenc, dated November 29, 2000 (incorporated by reference to
      Exhibit 4.5 of the Form S-8 filed on December 12, 2000).

4.74  Consulting Services Agreement between the company and Peter
      Kokiousis, dated November 29, 2000 (incorporated by reference to
      Exhibit 4.6 of the Form S-8 filed on December 12, 2000).

4.75  Consulting Services Agreement between the company and Kris
      Narayan, dated November 29, 2000 (incorporated by reference to
      Exhibit 4.7 of the Form S-8 filed on December 12, 2000).

4.76  Common Stock Purchase Agreement between the company and
      Alpha Venture Capital, Inc., dated December 8, 2000 (see below).

4.77 Warrant to Purchase Shares of Common Stock, issued by the company to Alpha Venture Capital, Inc., dated December 8, 2000
     (see below).

4.78 Addendum to Common Stock Purchase Agreement between the company and Alpha Venture Capital, Inc., dated February 13, 2001
     (see below).

4.79  Line of Credit Agreement between the company and Alliance
      Equities, dated March 5, 2001 (see below).

4.80  Debenture issued by the company to Richard Epstein, dated
      March 20, 2001 (see below).

4.81  Amended and Restated Non-Employee Directors and Consultants
      Retainer Stock Plan (Amendment No. 4), dated April 27, 2001
     (incorporated by reference to Exhibit 4.1 of the Form S-8 filed on May 2, 2001).

4.82  Consulting Services Agreement between the Registrant and
      Francis Mecoli, dated March 19, 2001 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on May 2, 2001).

4.83  Consulting Services Agreement between the Registrant and
      William West, dated March 20, 2001 (incorporated by reference to
      Exhibit 4.3 of the Form S-8 filed on May 2, 2001).

4.84  Consulting Services Agreement between the Registrant and
      Marc Tow, dated March 20, 2001 (incorporated by reference to
      Exhibit 4.4 of the Form S-8 filed on May 2, 2001).

4.85  Consulting Services Agreement between the Registrant and
      Felix Campos, dated March 20, 2001 (incorporated by reference to
      Exhibit 4.5 of the Form S-8 filed on May 2, 2001).

4.86  Consulting Services Agreement between the Registrant and
      Marc Christ, dated March 20, 2001 (incorporated by reference to
      Exhibit 4.6 of the Form S-8 filed on May 2, 2001).

4.87  Consulting Services Agreement between the Registrant and
      Thomas A. Sandelier, dated March 20, 2001 (incorporated by reference to Exhibit 4.7 of the Form S-8 filed on May 2, 2001).

4.88  Consulting Services Agreement between the Registrant and
      Prince Saud Al-Faisal, dated March 20, 2001 (incorporated by reference to Exhibit 4.8 of the Form S-8 filed on May 2, 2001).

4.89  Consulting Services Agreement between the Registrant and
      Ralph DiFelice, dated March 20, 2001 (incorporated by reference to Exhibit 4.9 of the Form S-8 filed on May 2, 2001).

5     Opinion Re: Legality (see below).

10.1  Promissory Note between Electronic Transactions &
      Technologies and Unipay, Inc., dated April 26, 1999
     (incorporated by reference to Exhibit 10.5 of the Form 10-KSB filed on May 9, 2000).

10.2  Joint Venture Agreement between the company and First
      Entertainment Holding Corp., dated April 29, 1999 (incorporated by reference to Exhibit 10.6 of the Form 10-KSB filed on May 9,
      2000).

10.3  Letter of Commitment between the company and Rogel
      Technologies, dated May 6, 1999 (incorporated by reference to
      Exhibit 2 to the Form 8-K filed on November 15, 1999).

10.4 Acquisition Agreement between the company and eBet.com, Inc., dated August 12, 1999 (incorporated by reference to
      Exhibit 2 to the Form 8-K/A filed on November 15, 1999).

10.5 Consulting Agreement between the company and eMarkit, Incorporated, dated August 16, 1999 (incorporated by reference to Exhibit 10.9 of the Form 10-KSB filed on May 9, 2000).

10.6  Stock Exchange Agreement between the company, La Empresa
      Ranco Plasticos Limitada, Michael Lanes, and Jamie Ligator, dated August 31, 1999 (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on November 16, 1999).

10.7  Amendment to Agreement to License Assets dated February 18,
      1997 between the company, Electronic Transactions &
      Technologies, and James Clinton, dated September 1, 1999 (see below).

10.8 Agreement and Plan of Acquisition between the company and PowerClick, Inc., dated September 9, 1999 (incorporated by reference to Exhibit 10.11 of the Form 10-KSB filed on May 9,
      2000).

10.9  Consulting Agreement between the company and International
      Investor Relations Group, Inc., dated September 24, 1999
     (incorporated by reference to Exhibit 10.12 of the Form 10-KSB filed on May 9, 2000).

10.10 Agreement between the company and Kanakaris
      Communications, dated October 21, 1999 (incorporated by reference to Exhibit 10.13 of the Form 10-KSB filed on May 9,
      2000).

10.11 Letter of Commitment between the company and Rogel
      Technologies, dated October 23, 1999 (incorporated by reference to Exhibit 10.14 of the Form 10-KSB filed on May 9, 2000).

10.12 Capital Contribution Agreement between the company and SafeTPay.com, dated November 5, 1999 (incorporated by reference to Exhibit 10.15 of the Form 10-KSB filed on May 9, 2000).

10.13 Agreement between the company and Rogel Technologies, dated November 23, 1999 (incorporated by reference to Exhibit
      10.16 of the Form 10-KSB filed on May 9, 2000).

10.14 Contract of Partnership between the company and Top
      Sports, S.A., dated November 20, 1999 (incorporated by reference to Exhibit 10.17 of the Form 10-KSB filed on May 9, 2000).

10.15 Agreement between the company and Alliance Equities, dated November 29, 1999 (incorporated by reference to Exhibit
      10.18 of the Form 10-KSB filed on May 9, 2000).

10.16 Secured Promissory Note issued to the company by Electronic Transactions & Technologies and Thomas S. Hughes, dated December 1, 1999 (incorporated by reference to Exhibit
      10.19 of the Form 10-KSB filed on May 9, 2000).

10.17 Security Agreement between the company, Electronic
      Transactions & Technologies, and Thomas S. Hughes, dated
      December 1, 1999 (incorporated by reference to Exhibit 10.20 of the Form 10-KSB filed on May 9, 2000).

10.18 Business Cooperation Agreement between the company and Top Sports, S.A., dated December 9, 1999 (incorporated by reference to Exhibit 10.21 of the Form 10-KSB filed on May 9,
      2000).

10.19 Consulting Agreement between the company and Michael
      Leste, dated December 10, 1999 (incorporated by reference to
      Exhibit 10.22 of the Form 10-KSB filed on May 9, 2000).

10.20 Consulting Agreement between the company and Michael
      Kofoed, dated December 10, 1999 (incorporated by reference to
      Exhibit 10.23 of the Form 10-KSB filed on May 9, 2000).

10.21 Agreement between the company and Top Sports S.A., dated December 16, 1999 (incorporated by reference to Exhibit
      10.24 of the Form 10-KSB filed on May 9, 2000).

10.22 Agreement between the company and eMarkit, Incorporated, dated December 29, 1999 (incorporated by reference to Exhibit 10.25 of the Form 10-KSB filed on May 9, 2000).

10.23 Shares Sales Contract between the company and Paul
      Egan, dated January 1, 2000 (incorporated by reference to
      Exhibit 10.26 of the Form SB-2 POS filed on September 12, 2000).

10.24 Consultancy Agreement between the company and Paul
      Egan, dated January 1, 2000 (incorporated by reference to
      Exhibit 10.2 of the Form 10-KSB filed on April 25, 2001).

10.25 Fee Agreement between the company and Red Iguana
      Trading Company, Inc., dated January 2, 2000 (incorporated by reference to Exhibit 10.26 of the Form 10-QSB filed on May 30,
      2000).

10.26 Consulting Services Agreement between the company and Richard Epstein, dated January 3, 2000 (incorporated by reference to Exhibit 10.4 of the Form 10-KSB filed on April 25,
      2001).

10.27 Assignment of eSportsbet between the company and PowerClick, Inc., dated January 7, 2000 (incorporated by reference to Exhibit 10.27 of the Form 10-QSB filed on May 30,
      2000).

10.28 Letter of Intent of Negotiation and Information
      Exchange between eConnect2Trade.com, Incorporated, and Empire Financial Holdings, Incorporated, dated January 21, 2000
     (incorporated by reference to Exhibit 10.28 of the Form 10-QSB filed on May 30, 2000).

10.29 Manufacturing Agreement between the company and Asia
      Pacific Micro, Inc., dated January 21, 2000 (incorporated by reference to Exhibit 10.29 of the Form 10-QSB filed on May 30,
      2000).

10.30 Consulting Services Agreement between the company and Boardwalk Associates, Inc., dated January 26, 2000 (incorporated by reference to Exhibit 10.30 of the Form 10-QSB filed on May 30, 2000).

10.31 Consulting Services Agreement between the company and Coldwater Capital L.L.C., dated January 26, 2000 (incorporated by reference to Exhibit 10.31 of the Form 10-QSB filed on May 30, 2000).

10.32 Consultant Agreement between the company and Harvey M.
      Burstein, dated February 2, 2000 (incorporated by reference to
      Exhibit 10.32 of the Form 10-QSB filed on May 30, 2000).

10.33 Consultant Agreement between the company and Terrie
      Pham, dated February 2, 2000 (incorporated by reference to
      Exhibit 10.33 of the Form 10-QSB filed on May 30, 2000).

10.34 Software License, Development, and Maintenance
      Agreement (Dominican Republic) between the company and eFunds Corporation, dated February 3, 2000 (incorporated by reference to Exhibit 10.34 of the Form 10-QSB filed on May 30, 2000).

10.35 Agreement between the company and Burbank Coach Works, dated February 3, 2000 (incorporated by reference to Exhibit
      10.35 of the Form 10-QSB filed on May 30, 2000).

10.36 Software License, Development, and Maintenance
      Agreement (Ireland) between the company and eFunds Corporation, dated February 4, 2000 (incorporated by reference to Exhibit
      10.36 of the Form 10-QSB filed on May 30, 2000).

10.37 Acquisition Agreement between the company and PowerClick, Inc., dated February 9, 2000 (incorporated by reference to Exhibit 10.37 of the Form 10-QSB filed on May 30,
      2000).

10.38 Agreement between the company and Richard Epstein, dated February 12, 2000 (incorporated by reference to Exhibit
      10.16 of the Form 10-KSB filed on April 25, 2001).

10.39 Loan Agreement between the company and Richard
      Epstein, dated February 15, 2000 (incorporated by reference to
      Exhibit 10.38 of the Form 10-QSB filed on May 30, 2000).

10.40 PocketPay Joint Venture Agreement between the company and Pilot Island Publishing, Inc., dated March 1, 2000
     (incorporated by reference to Exhibit 10.39 of the Form 10-QSB filed on May 30, 2000).

10.41 Letter of Intent between the company and Real
      Solutions, Ltd., dated March 9, 2000 (incorporated by reference to Exhibit 10.40 of the Form 10-QSB filed on May 30, 2000).

10.42 Consulting Agreement between the company and Ryan
      Kavanaugh, dated March 10, 2000 (incorporated by reference to
      Exhibit 10.41 of the Form 10-QSB filed on May 30, 2000).

10.43 Amended Employment Agreement between the company and Stephen E. Pazian, dated March 21, 2000 (incorporated by reference to Exhibit 10.42 of the Form 10-QSB filed on May 30,
      2000).

10.44 Amended and Restated Employment Agreement between the company and Stanley C. Morris, dated March 22, 2000
     (incorporated by reference to Exhibit 10.43 of the Form 10-QSB filed on May 30, 2000).

10.45 China-Singapore-Hong Kong-Macao Joint Venture
      Agreement between the company, and Raymond Kessler and Li-Wang Kessler, dated March 27, 2000 (incorporated by reference to
      Exhibit 10.44 of the Form 10-QSB filed on May 30, 2000).

10.46 Amended and Restated Secured Promissory Note issued to the company by Electronic Transactions & Technologies and Thomas
      S. Hughes, dated March 31, 2000 (incorporated by reference to
      Exhibit 10.45 of the Form 10-QSB filed on May 30, 2000).

10.47 Amended and Restated Security Agreement between the company, Electronic Transactions & Technologies, and Thomas S. Hughes, dated March 31, 2000 (incorporated by reference to
      Exhibit 10.46 of the Form 10-QSB filed on May 30, 2000).

10.48 Master Service Agreement between the company and REAL
      Solutions, Ltd., dated April 13, 2000 (incorporated by reference to Exhibit 10.48 of the Form SB-2 POS filed on September 12,
      2000).

10.49 Consulting and Services Agreement between the company and Peters Entertainment.com, Inc., dated April 14, 2000
     (incorporated by reference to Exhibit 10.49 of the Form SB-2 POS filed on September 12, 2000).

10.50 Letter of Intent between the company and National Data
      Funding Corporation, dated May 22, 2000 (incorporated by reference to Exhibit 10.50 of the Form 10-QSB/A filed on October 19, 2000).

10.51 Agreement between the company and Top Sports, S.A., dated June 20, 2000 (incorporated by reference to Exhibit 10.51 of the Form 10-QSB/A filed on October 19, 2000).

10.52 Asset Purchase Agreement between the company and Broadband Video, Inc., dated October 4, 2000 (see below).

10.53 Agreement for Sale and Plan of Reorganization between the company and National Data Funding Corporation, dated October 29, 2000 (see below).

10.54 Letter of Intent between the company and eConnect
      Caribbean. S.A., dated March 12, 2001 (see below).

16.1 Letter on change in certifying accountant (incorporated by reference to Exhibit 16 of the Form 8-K filed on July 23, 1999).

16.2 Letter on change in certifying accountant (incorporated by reference to Exhibit 16 of the Form 8-K filed on March 15,
      2000).

21 Subsidiaries of the company (incorporated by reference to Exhibit 21 of the Form SB-2 POS filed on September 12, 2000).

23.1  Consent of Accountants (see below).

23.2  Consent of Auditors (see below).

23.3  Consent of Counsel (see below).

24    Special Power of Attorney (see signature page)

99.1  Patents: dated August 9, 1994, May 19, 1998, and September
      15, 1998 (incorporated by reference to Exhibit 99.1 of the Form 10-KSB filed on May 9, 2000).

99.2  Trademarks: filed March 31, 1997, February 16, 1999, May 6,
      1999, May 24, 1999, June 3, 1999, June 4, 1999, August 12, 1999,
      and September 28, 1999 (incorporated by reference to Exhibit
      99.2 of the Form 10-KSB filed on May 9, 2000).

99.3  Trademark filed on March 15, 2000 (incorporated by reference to
      Exhibit 99.3 of the Form 10-QSB filed on May 30, 2000).

                             EX-3.4
      CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                               OF
                            eCONNECT

I, Thomas S. Hughes, certify that:

1. The original articles of the Company were filed with the Office of the Secretary of State on March 8, 1999.

2. Pursuant to a unanimous written consent of the Board of Directors of the Company, the Company hereby adopts the following amendment to the Articles of Incorporation of this
Corporation:

"This Corporation is authorized to issue only one class of shares of stock, the total number of which is 300,000,000 shares, each with a par value of $0.001."

3. At the duly called and noticed annual meeting of the shareholders of the Company, held on October 30, 2000, this amendment was approved by the shareholders of the Company in compliance with Nevada Revised Statues 78.390, as follows: A total of 70,450,783 shares of common stock appeared in person or by proxy (this exceeds the quorum requirements as set forth in the Bylaws of the Company); a total of 70,321,492 shares voted in favor of this amendment, 101,908 shares against the amendment, and 27,382 shares abstained.

/s/  Jack Hall                         /s/  Thomas S. Hughes
Jack Hall, Secretary                   Thomas S. Hughes, President/Director


Verification

State of California
                         SS

County of Los Angeles

On this 20th day of November, 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared Jack Hall and Thomas S. Hughes, both personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons who subscribed their names to the Certificate of Amendment to Articles of Incorporation and acknowledged to me that they executed the same freely and voluntarily and for the use and purposes therein mentioned.

By: /s/ A. J. Bayne               .
Notary Public in and for said
County and State

                            EX-4.25

                     GENERAL FORM OF WARRANT


WARRANT TO PURCHASE UP TO ________________
SHARES OF COMMON STOCK

Exercisable Commencing _______________;
Void after _______________.

THIS CERTIFIES that, for value received, ________________________________, an individual [a
______________ corporation], or its registered assigns (the "Warrantholder"), is entitled, subject to the terms and conditions set forth in this Warrant, to purchase from eConnect, a Nevada corporation ("Company"), up to __________________ (__________) fully paid, duly authorized and nonassessable shares of common stock ("Shares"), $0.001 par value per share, of the Company ("Common Stock"), at any time commencing after _______________ and continuing up to 5:00 p.m. Pacific Time on
_______________ (the "Exercise Period") at an exercise price equal to ________________________________________________, subject to adjustment pursuant to Section 8 hereof.

This Warrant is subject to the following provisions, terms and conditions:

Section 1.  Transferability.

1.1 Registration. The Warrants shall be issued only in registered form.

1.2 Transfer. This Warrant shall be transferable only on the books of the Company maintained at its principal executive offices upon surrender thereof for registration of transfer duly endorsed by the Warrantholder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Warrant or Warrants in appropriate denominations to the person or persons entitled thereto.

1.3 Common Stock to be Issued. Upon the exercise of any Warrants and upon receipt by the Company of a facsimile or original of Warrantholder's signed Election to Exercise Warrant (See Exhibit A), Company shall instruct its transfer agent to issue stock certificates, subject to the restrictive legend set forth below, in the name of Warrantholder (or its nominee) and in such denominations to be specified by Warrantholder representing the number of shares of Common Stock issuable upon such exercise, as applicable. Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of the Company. It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the certificates of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificates of Common Stock is to be registered shall be treated as a shareholder of record on and after the exercise date. Upon surrender of any Warrant that is to be converted in part, the Company shall issue to the Warrantholder a new Warrant equal to the unconverted amount, if so requested by Purchaser:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

Section 2.  Exchange of Warrant Certificate.  Any
Warrant certificate may be exchanged for another certificate or certificates of like tenor entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitle such Warrantholder to purchase. Any Warrantholder desiring to exchange a warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

Section 3.  Terms of Warrants: Exercise of Warrants.

(a) Subject to the terms of this Warrant, the Warrantholder shall have the right, at any time after ________________, but before 5:00 p.m. Pacific Time on _______________ ("Expiration Time"), to purchase from the Company up to the number of Shares which the Warrantholder may at the time be entitled to purchase pursuant to the terms of this Warrant, upon surrender to the Company at its principal executive office, of the certificate evidencing this Warrant to be exercised, together with the attached Election to Exercise Warrant form duly filled in and signed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of
Section 7 and 8 hereof) or as provided in Section 3(a)(i) hereof, for the number of Shares with respect to which such Warrant is then exercised. Payment of the aggregate Warrant Price shall be made in cash, wire transfer or by cashier's check or any combination thereof.

(b) Subject to the terms of this Warrant, upon such surrender of this Warrant and payment of such Warrant Price as aforesaid, the Company shall promptly issue and cause to be delivered to the Warrantholder or to such person or persons as the Warrantholder may designate in writing, a certificate or certificates (in such name or names as the Warrantholder may designate in writing) for the number of duly authorized, fully paid and non-assessable whole Shares to be purchased upon the exercise of this Warrant, and shall deliver to the Warrantholder Common Stock or cash, to the extent provided in Section 9 hereof, with respect to any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of such Shares as of the close of business on the date of the surrender of this Warrant and payment of the Warrant Price, notwithstanding that the certificates representing such Shares shall not actually have been delivered or that the Share and Warrant transfer books of the Company shall then be closed.
This Warrant shall be exercisable, at the sole election of the Warrantholder, either in full or from time to time in part and, in the event that any certificate evidencing this Warrant (or any portion thereof) is exercised prior to the Expiration Time with respect to less than all of the Shares specified therein at any time prior to the Expiration Time, a new certificate of like tenor evidencing the remaining portion of this Warrant shall be issued by the Company, if so requested by the Warrantholder.

(c) Upon the Company's receipt of a facsimile or original of Warrantholder's signed Election to Exercise Warrant, the Company shall instruct its transfer agent to issue one or more stock certificates representing that number of shares of Common Stock which the Warrantholder is entitled to purchase in accordance with the terms and conditions of this Warrant and the Election to Exercise Warrant attached hereto. The Company shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Warrant.

(d) Such exercise shall be effectuated by surrendering to the Company, or its attorney, the Warrants to be converted together with a facsimile or original of the signed Election to Exercise Warrant which evidences Warrantholder's intention to exercise those Warrants indicated. The date on which the Election to Exercise Warrant is effective ("Exercise Date") shall be deemed to be the date on which the Warrantholder has delivered to the Company a facsimile or original of the signed Election to Exercise Warrant, as long as the original Warrants to be exercised are received by the Company or its designated attorney within five (5) business days thereafter. As long as the Warrants to be exercised are received by the Company within five (5) business days after it receives a facsimile or original of the signed Election to Exercise Warrant, the Company shall deliver to the Warrantholder, or per the Warrantholder's instructions, the shares of Common Stock within three (3) business days of receipt of the Warrants to be converted.

(e) Nothing contained in this Warrant shall be deemed to establish or require the payment of interest to the Warrantholder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Warrantholder to the Company.

(f) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the exercise date. Upon surrender of any Warrants that are to be converted in part, the Company shall issue to the Warrantholder new Warrants equal to the unconverted amount, if so requested by Warrantholder.

(g) The Company shall at all times reserve and have available all Common Stock necessary to meet exercise of the Warrants by all Warrantholders of the entire amount of Warrants then outstanding. If, at any time Warrantholder submits an Election to Exercise Warrant and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a exercise of the Warrants (a "Exercise Default", the date of such default being referred to herein as the "Exercise Default Date"), the Company shall issue to the Warrantholder all of the shares of Common Stock which are available, and the Election to Exercise Warrant as to any Warrants requested to be converted but not converted (the "Unconverted Warrants"), upon Warrantholder's sole option, may be deemed null and void. The Company shall provide notice of such Exercise Default ("Notice of Exercise Default") to all existing Warrantholders of outstanding Warrants, by facsimile, within one (1) business day of such default (with the original delivered by overnight or two day courier), and the Warrantholder shall give notice to the Company by facsimile within five (5) business days of receipt of the original Notice of Exercise Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Election to Exercise Warrant.

(h) Each person in whose name any certificate for shares of Common Stock shall be issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the date on which the Warrant was surrendered and payment of the purchase price and any applicable taxes was made, irrespective of date of issue or delivery of such certificate, except that if the date of such surrender and payment is a date when the Shares transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares on the next succeeding date on which such Share transfer books are open. The Company shall not close such Share transfer books at any one time for a period longer than seven (7) days.

(i) This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock (as defined hereafter) payable hereunder, payable in cash or by certified or official bank check, or by "cashless exercise", by means of tendering this Warrant Certificate to the Company to receive a number of shares of Common Stock equal to the difference between the Market Value (as defined hereafter) of the shares of Common Stock issuable upon exercise of this Warrant and the total cash exercise price thereof. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this subsection, "Market Value" shall be an amount equal to the average closing bid price of a share of Common Stock for the ten (10) days preceding the Company's receipt of the Notice of Exercise Form duly executed multiplied by the number of shares of Common Stock to be issued upon surrender of this Warrant Certificate.

Section 4. Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable, (i) with respect to any secondary transfer of this Warrant or the Shares or (ii) as a result of the issuance of the Shares to any person other than the Warrantholder, and the Company shall not be required to issue or deliver any certificate for any Shares unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have produced evidence that such tax has been paid to the appropriate taxing authority.

Section 5.  Mutilated or Missing Warrant.   In case the
certificate or certificates evidencing this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and of a bond of indemnity, if requested, also satisfactory to the Company in form and amount, and issued at the applicant's cost. Applicants for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

Section 6. Reservation of Shares. The issuance, sale and delivery of the Warrants have been duly authorized by all required corporate action on the part of the Company and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid, and non-assessable and enforceable in accordance with their terms, subject to the laws of bankruptcy and creditors' rights generally. The Company shall pay all taxes in respect of the issue thereof. As a condition precedent to the taking of any action that would result in the effective purchase price per share of Common Stock upon the exercise of this Warrant being less than the par value per share (if such shares of Common Stock then have a par value), the Company will take such corporate action as may, in the opinion of its counsel, be necessary in order that the Company may comply with all its obligations under this Agreement with regard to the exercise of this Warrant.

Section 7.  Warrant Price.  During the Exercise Period,
the price per Share ("Warrant Price") at which Shares shall be purchasable upon the exercise of this Warrant shall be -
__________________________________________________.

Section 8.  Adjustment of Warrant Price and Number of
Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time after the date hereof upon the happening of certain events, as follows:

8.1 Adjustments. The number of Shares purchasable upon the exercise of this Warrant shall be subject to adjustments as follows:

(a) In case the Company shall (i) pay a dividend on Common Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock, (ii) declare a dividend payable in cash on its Common Stock and at substantially the same time offer its shareholders a right to purchase new Common Stock (or securities convertible into, exchangeable for or other entitling a holder thereof to receive Common Stock) from the proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock dividend), (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or
(v) issue by reclassification of its Common Stock any shares of Common Stock of the Company, the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the holders of the Warrants shall be entitled to receive after the happening of any of the events described above that number and kind of shares as the holders would have received had such Warrants been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subdivision shall become effective immediately after the close of business on the record date in the case of a stock dividend and shall become effective immediately after the close of business on the effective date in the case of a stock split, subdivision, combination or reclassification.

(b) In case the Company shall distribute, without receiving consideration therefor, to all holders of its Common
Stock evidences of its indebtedness or assets (excluding cash dividends other than as described in Section (8)(a)(ii)), then in such case, the number of shares of Common Stock thereafter issuable upon exercise of the Warrants shall be determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of the Warrants, by a fraction, of which the numerator shall be the closing bid price per share of Common
Stock on the record date for such distribution, and of which the denominator shall be the closing bid price of the Common Stock less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

(c) Any adjustment in the number of shares of Common Stock issuable hereunder otherwise required to be made by this Section 8 will not have to be adjusted if such adjustment would not require an increase or decrease in one percent (1%) or more in the number of shares of Common Stock issuable upon exercise of the Warrant. No adjustment in the number of Shares purchasable upon exercise of this Warrant will be made for the issuance of shares of capital stock to directors, employees or independent Warrantors pursuant to the Company's or any of its subsidiaries' stock option, stock ownership or other benefit plans or arrangements or trusts related thereto or for issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under such plan.

(d) Whenever the number of shares of Common Stock issuable upon the exercise of the Warrants is adjusted, as herein provided the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock issuable upon the exercise of each share of the Warrants immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock issuable immediately thereafter.

(e) The Company from time to time by action of its Board of Directors may decrease the Warrant Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board of Directors of the Company in its sole discretion shall have made a determination that such decrease would be in the best interest of the Company, which determination shall be conclusive. Whenever the Warrant Price is decreased pursuant to the preceding sentence, the Company shall mail to holders of record of the Warrants a notice of the decrease at least fifteen (15) days prior to the date the decreased Warrant Price takes effect, and such notice shall state the decreased Warrant Price and the period it will be in effect.

8.2 Mergers, Etc. In the case of any (i) consolidation or merger of the Company into any entity (other than a consolidation or merger that does not result in any reclassification, exercise, exchange or cancellation of outstanding shares of Common Stock of the Company), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company as an entirety or substantially as an entirety, or (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each holder of Warrants then outstanding shall have the right thereafter to exercise such Warrant only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock of the Company into which such Warrants would have been converted immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification, assuming such holder of Common Stock of the Company (A) is not an entity with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent entity"), or an affiliate of a constituent entity, and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which such rights or election shall not have been exercised ("non-electing share"), then for the purpose of this Section 8.2 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provision set forth herein with respect to the rights and interests thereafter of the holder of Warrants, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications. The Company shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor company or entity (if other than the Company) resulting from such consolidation, merger, sale or transfer assumes, by written instrument, the obligation to deliver to the holder of Warrants such shares of stock, securities or assets as, in accordance with the foregoing provision, such holder may be entitled to receive under this Section 8.2.

8.3 Statement of Warrants. Irrespective of any adjustments in the Warrant Price of the number or kind of shares purchasable upon the exercise of this Warrant, this Warrant certificate or certificates hereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

Section 9.  Fractional Shares.  Any fractional shares of
Common Stock issuable upon exercise of the Warrants shall be rounded to the nearest whole share or, at the election of the Company, the Company shall pay the holder thereof an amount in cash equal to the closing bid price thereof. Whether or not fractional shares are issuable upon exercise shall be determined on the basis of the total number of Warrants the holder is at the time exercising and the number of shares of Common Stock issuable upon such exercise.

Section 10. No Rights as Stockholders: Notices to Warrantholders. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder with respect to any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the Expiration Time and prior to the exercise of this Warrant, any of the following events shall occur:

(a) any action which would require an adjustment pursuant to Section 8.1; or

(b) a dissolution, liquidation or winding up of the Company or any consolidation, merger or sale of its property, assets and business as an entirety; then in any one or more of said events, the Company shall give notice in writing of such event to the Warrantholder at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights, or other rights or for the effective date of any dissolution, liquidation of winding up or any merger, consolidation, or sale of substantially all assets, but failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any such action taken. Such notice shall specify such record date or the effective date, as the case may be.

Section 11.  Miscellaneous.

(a) Benefits of this Agreement. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Warrant, and this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

(b) Rights Cumulative; Waivers. The rights of each of the parties under this Warrant are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c) Benefit; Successors Bound. This Warrant and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d) Entire Agreement. This Warrant contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Warrant or the matters described in this Warrant, except as set forth in this Warrant. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Warrant.

(e) Assignment. This Warrant may be assigned if the Assignment of Warrant, attached as Exhibit B to this Warrant, is properly completed, executed and delivered to the Company.

(f) Amendment. This Warrant may be amended only by an instrument in writing executed by the parties hereto.

(g) Severability. Each part of this Warrant is intended to be severable. In the event that any provision of this Warrant is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Warrant shall continue in full force and effect.

(h) Notices. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, at its executive office (ii) if to the Subscriber, at the address set forth under its name in the Purchase Agreement, with a copy to its designated attorney and (iii) if to any other Subscriber, at such address as such Subscriber shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(h), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four (4) business days after deposit with the United States Postal Service.

(i) Governing Law. This Agreement shall be governed by the interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(j) Consents. The person signing this Warrant on behalf of the Company hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Warrant on behalf of the Company.

(l) Further Assurances. In addition to the instruments and documents to be made, executed and delivered pursuant to this Warrant, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Warrant and the transactions contemplated hereby.

(m)  Section Headings.  The Section headings in this
Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

(n) Construction. Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the ________ day of _____________, 20_____.

COMPANY:

eConnect


By: ________________________
Name: Thomas S. Hughes
Title:   President


                            EXHIBIT A

                   ELECTION TO EXERCISE WARRANT


The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _______shares of Common Stock ("Shares") provided for therein, and requests that certificates for the Shares be issued in the name of:*

Name:___________________________________________________________
Address:________________________________________________________

Social Security
No.________________________________________________
or Tax ID
Number:_________________________________________________

and, if such number of Shares shall not be all of the Shares purchasable under the Warrant, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant be registered in the name of the undersigned Warrantholder or his Assignee* as indicated below and delivered to the address stated below:

Dated: _________________, 20___

Name of Warrantholder of
Assignee (Please
Print)_____________________________________________

Address:________________________________________________________

Signature:______________________________________________________

Signature
Guaranteed:______________________________________________
                       Signature of Guarantor


*  The Warrant contains restrictions on sale, assignment or transfer.

** Note: The above signature must correspond with the name as written on the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless this warrant has been assigned.


                             EXHIBIT B

                       ASSIGNMENT OF WARRANT

(To be signed only upon assignment of Warrant)*


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________

________________________________________________________________
(Name and Address of Assignee must be Printed or Typewritten)

the within Warrant, hereby irrevocably constituting and appointing _________Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.


Dated: ___________________, 20____



________________________________**
Signature of Registered Holder


Signature Guaranteed: ________________________________
                          Signature of Guarantor


*  The Warrant contains restrictions on sale, assignment or transfer.

** Note: The signature of this assignment must correspond with the name as it appears upon the face of the Warrant certificate in every particular, without alteration or enlargement or any change whatever.

                             EX-4.54

    ADDENDUM TO EXISTING COMMON STOCK PURCHASE AGREEMENT
                             DATED
                     SEPTEMBER 28, 1999

Re: Extension of original Structured Equity Funding Line (SEFL) with an additional funding commitment for $5,000,000.00.

Dear Mr. Hughes,

This letter replaces the earlier addendum, dated September 26, 2000.

This letter shall serve as an addendum to the Common Stock
Purchase Agreement entered into between the parties, Alpha
Venture Capital, Inc. ("Alpha") ("the Funds") and eConnect (the
"Company"), dated September 28, 1999.

The Funds confirm that certain investment funds advised exclusively by First Fidelity Capital, Inc. ("FFC") are willing to extend their commitment described in the September 15, 1999 Term Sheet with an additional Funding Commitment of $5,000,000.00, on the same terms and conditions as stipulated in the Term Sheet, dated and executed September 15, 1999, except with the following amendments:

Commitment Term: One (1) year from the date of execution of this addendum (Effective Date), with one automatic six month extension if at least 20% (i.e. $1,000,000.00) of the Commitment is drawn down during the first six (6) months as of the Effective Date.

Commitment Fees; Warrants: On the Effective Date, pursuant to a definitive warrant purchase agreement, the Company shall deliver to the Funds an aggregate of 2,000,000 five year warrants to purchase Common Stock (the Warrant Shares), with an exercise price equal to 80% of the average 5 (Five) day closing bid price of the Common Stock commencing on the Effective Date
(the "Warrants"). The Company shall in addition deliver to the Funds up to a maximum of 1,571,428 warrants on a pro rata basis in conjunction with their draw downs, exercisable at the close bid price at the date of each draw down (the "Further Warrant Shares").

The Company represents and warrants that the Company is not at present engaged in discussions, and will not be so engaged, with any persons, except the Funds for the placement of any equity financing for the Company via any offerings and the Company will not be permitted to issue any of its equity securities (or instruments convertible into or exercisable for equity securities) in any offerings except to the Funds, until the latter of a) all of the above commitment has been drawn down, or
b) in a period from today's date until October 23, 2001.

The Company will file with the Commission, no later than November 25, 2000, a Registration Statement on Form SB-2 (the "Registration Statement") to register the resale of the shares of Common Stock purchased by the Funds pursuant to the Commitment and the shares of Common Stock issuable upon exercise of the Warrants. The amount of shares to be registered is agreed to be 25,000,000. The Company will cause the Registration Statement to become effective within ninety (90) days from November 25, 2000. If the Registration Statement is not declared effective within such ninety (90) day period, the Commitment will terminate and the Funds will retain the Warrants and non-refundable fee described below.

The Company hereby agrees to cause the Registration Statement to continue to be effective for a one-year period from the date the post-effective amendment is declared effective by the Securities and Exchange Commission.

The terms of this letter are expressively agreed by the parties to be non-binding, except that, if this letter is signed by both parties.

Sincerely,
Alpha Venture Capital, Inc.


By: /s/  Barry Herman
Barry Herman, President


Acknowledged and Accepted:

eConnect


By: /s/  Thomas S. Hughes
Thomas S. Hughes, President

                            EX-4.75

                COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement ("Agreement") by and between eConnect, a Nevada corporation (the "Company"), and Alpha Venture Capital, Inc., a Cook Islands corporation
("Purchaser"), is dated as of December 8, 2000.

                              Recitals

A. Purchaser desires to purchase, and the Company desires to sell, shares of the Company's common stock, on the terms and conditions as are set forth below.

B. The parties intend that the purchase and sale of the shares as anticipated by this Agreement shall be accomplished without registration under the Securities Act of 1933, as amended (the "Securities Act"), and without registration or qualification under the securities laws of any state or other jurisdiction in reliance on exemptions from the registration requirements of the Securities Act, including without limitation Regulation D under the Securities Act and Section 4(2) of the Securities Act, provided, however, that except as expressly otherwise provided in this Agreement, nothing in this Agreement shall act or be construed as a limitation on Purchaser's right to sell any of the securities to be acquired pursuant to this Agreement pursuant to the Registration Statement (as defined below) or in accordance with applicable laws.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge by their signatures below, the parties agree as follows (capitalized terms shall have the meanings ascribed to such terms in Exhibit A hereto, unless otherwise indicated):

1.  Purchase of Common Stock.

1.1  Shares.

(a) Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to acquire from the Company, at each Closing, a number of shares of Common (the "Shares") at a price equal to eighty-two percent (82%) of the average Market Price for the five (5) Business Days immediately following the Put Notice Date (the "Purchase Price").

(b) The number of Shares to be issued with respect to each Put shall equal the Put Amount divided by the Market Price.

1.2 Registration. The Company shall file with the SEC, within fifteen (15) days of the date hereof, a registration statement on Form SB-2 or other appropriate form (the
"Registration Statement") to register the shares of Common Stock purchased by Purchaser pursuant to this Agreement. The Company shall cause the Registration Statement to become effective within ninety (90) days from the date hereof. If the Registration Statement is not declared effective within such ninety (90) day period, the Commitment may terminate at the option of Purchaser and Purchaser shall retain the Initial Warrant.

2.  Closings and Escrow.

2.1 Closing. Each Closing shall occur on the Share Payment Date at the offices of the Escrow Agent or at such other place, time or date as the parties may mutually agree to in writing.
At each Closing, Purchaser shall deliver written instructions to the Escrow Agent to deliver to the Company (against receipt by the Escrow Agent of a certificate or certificates evidencing the Additional Shares), the Escrow Funds in U.S. dollars by wire transfer of immediately available funds to an account designated by the Company. At the Initial Closing,

(a) the Company shall deliver to Purchaser (i) a certificate or certificates evidencing the shares to be delivered at the Initial Closing (the "Initial Shares") and (ii) the Initial
Warrant, duly executed on behalf of the Company; and

(b) Purchaser shall deliver to the Company for the Put Amount the Purchase Price times the number of Initial Shares, in U.S.
dollars by wire transfer of immediately available funds to an account designated by the Company.

2.2  Purchases.

(a) The Purchaser hereby unconditionally and irrevocably agrees to purchase from the Company up to $15,000,000 of Common Stock
(the "Commitment") in one or more tranches on and subject to the terms and conditions provided this Section 2.2.

(b) Commencing on or after the Effective Date, the Company may give a notice (a "Put Notice") to the Purchaser, with a copy to the Escrow Agent. The Put Notice shall specify the dollar amount (the "Put Amount") of the Common Stock to be purchased by the Purchaser (which amount shall be not be less than one hundred fifty thousand dollars ($150,000) and not more than five million dollars ($5,000,000) in any given Put Notice).

(c) Except as specifically provided in this Section 2.3, the purchase and sale of Additional Shares effected on each Additional Closing Date shall be conducted as if it were the transactions referred to in the Transaction Agreements (other than Section 2.3 hereof). By way of illustration, and not in limitation, of the foregoing, each of the Company and the Purchaser shall be deemed to have made all of the representations, warranties and covenants set forth in the Transaction Documents as of the Additional Closing Date.

(d) It shall be a condition to the Company's right to issue a Put Notice that, as of the Put Notice Date and the relevant Additional Closing Date, (A) the Registration Statement or Statements for all Securities purchased prior to the Additional Closing Date contemplated by the current Put Notice shall have been declared effective and shall continue to be effective (the "Registration Statement") and (B) the representations and warranties of the Company contained in Article 4 hereof shall be true and correct in all material respects (and the Company's issuance of the Additional Common Stock shall constitute the Company's making each such representation and warranty as of such date) and there shall have been no material adverse changes (financial or otherwise) in the business or conditions of the Company from the Initial Closing Date through and including the Additional Shares (and the Company's issuance of the Additional Common Stock shall constitute the Company's making such representation and warranty as of such date).

(e)  As of each Put Notice Date and Closing Date, the minimum
Put Amount shall not be less than one hundred fifty thousand dollars ($150,000) and the maximum Put Amount shall not exceed the lesser of two hundred percent (200%) of the average Trading Volume for the twenty (20) consecutive trading days ending the day before the relevant Put Notice and Closing Date, or $5,000,000.

(f) Except to the extent specifically contemplated by the provisions of this Section, each Additional Closing shall be conducted upon the same terms and conditions as those applicable to the closing held on the Initial Closing Date.

(g) The Purchaser's obligations under this Section 2.2 shall terminate at the later of (i) twelve (12) months after the Initial Closing Date, or (ii) the date at which the Company has sold $15,000,000 worth of Common Stock to the Purchaser, provided, however, that the Company shall be entitled to one automatic twelve (12) month extension if at least twenty percent (20%) (i.e. $3,000,000) of the Commitment is drawn down during the first six (6) months from the Effective Date.

2.3 Escrow. Within three (3) Business Days after the Company has delivered a written notice to Purchaser that the SEC has declared the Registration Statement effective.

(a)  the Company shall deliver to the Escrow Agent the Joint
Escrow Instructions and the Initial Put Notice, duly executed on behalf of the Company; and

(b) Purchaser shall deliver to the Escrow Agent, (i) the Joint Escrow Instructions in the form annexed hereto as Exhibit B, duly executed on behalf of Purchaser, and (ii) the Put Amount reflected in the Initial Put Notice, in U.S. dollars by wire transfer of immediately available funds to such account as may be designated by the Escrow Agent.

2.4  Share Escrow.

(a) Simultaneous with the execution of this Agreement, the Company agrees to deliver thirty million (30,000,000) shares of Common Stock to the Escrow Agent to be held in Escrow, pursuant to the terms of the Joint Escrow Instructions annexed hereto as Exhibit B.

(b)  Simultaneous with the effectiveness of the Registration
Statement, the Company shall deliver to the Transfer Agent and the Escrow Agent, the Joint Escrow Instructions in the form annexed hereto as Exhibit B.

(c) The Common Stock shall be maintained with the Escrow Agent until the termination of Purchaser's obligations under this Agreement ("Escrow Period"). At such time, the Escrow Agent, upon written notice from the Company, shall release the unissued share certificates back to the Transfer Agent within five (5) Business Days thereafter.

2.5  Share Issuance.

(a) Not later than two (2) Business Days after the Share Valuation Date, the Purchaser shall deliver a letter to the Escrow Agent, advising the Escrow Agent of the maximum number of shares that may be sold by the Purchaser free of restrictive legend pursuant to the relevant Put Notice (the "Share Valuation Letter"). Purchaser shall make payment of the Put Amount (less any applicable legal or other fees) within three (3) Business Days after delivery of the Share Valuation Letter to the Escrow Agent ("Share Payment Date").

(b) In the event the Company does not deliver the requisite instructions under Section 2.5(a) to the Escrow Agent within two (2) Business Days after the Share Valuation Date, the Purchaser may at its option, elect to treat the Put Notice as null and void.

(c) If the effectiveness of the Registration Statement shall be suspended for any reason, Purchaser shall be under no obligation to accept or honor any Put Notice for a minimum period of fifteen (15) days after the lifting of such suspension of the Registration Statement.

3. Representations and Warranties of Purchaser. To induce the Company's acceptance of this Agreement, Purchaser hereby certifies, represents and warrants to the Company and its agents and attorneys as follows, which representations and warranties are solely for the benefit of the Company and may be waived in whole or in part at any time prior to Closing by the Company:

3.1 Intent. Purchaser will be acquiring the Securities for its own account, and Purchaser has no present intent (whether or not legally binding) to sell any of the Securities to or through any Person; provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with U.S. federal and state securities laws applicable to such disposition and any restrictions imposed on such transfer by this Agreement or the instruments and documents executed in connection with this Agreement. Purchaser understands that the Securities must be held indefinitely unless the Securities are subsequently registered under the Securities Act or an exemption from registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

3.2 Sophisticated Investor; Domicile. Purchaser and each of its stockholders is a "sophisticated investor" (as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act) and an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act), and Purchaser has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Company's Securities. Purchaser was not formed exclusively for the purpose of entering into the transactions contemplated hereby.

3.3 Ability of Purchaser to Bear Risk of Investment. Purchaser acknowledges that the Securities are speculative investments and involve a high degree of risk and Purchaser is able to bear the economic risk of an investment in the Securities, and, at the present time, is able to afford a complete loss of such investment.

3.4 Authority. This Agreement has been duly authorized and validly executed and delivered by Purchaser and (assuming due authorization and valid execution by the Company) is a legal, valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application. The person or persons executing this Agreement and all exhibits to this Agreement and documents or instruments executed in connection with this Agreement on behalf of Purchaser have all requisite authority to do so on behalf of Purchaser.

3.5 Brokers, Finders. Purchaser has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby. The Company shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section
3.5 that may be due in connection with the transactions contemplated hereby, except as expressly provided in Section 4.14.

3.6 Organization; Authority. Purchaser is an entity organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and to carry out its obligations thereunder. The acquisition of the Securities and the payment of the Purchase Price therefor by Purchaser have been duly authorized by all necessary action on the part of Purchaser.

3.7 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith (collectively with this Agreement, the "Transaction Documents"), and the consummation of the transactions contemplated by the Transaction Documents, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Purchaser, or the provision of any indenture, instrument or agreement to which Purchaser is a party or is subject, or by which Purchaser or any of its assets is bound, or conflict with or constitute a material default thereunder, or require the approval of any third-party pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Purchaser is subject or to which any of its assets, operations or management may be subject.

3.8 Disclosure; Access to Information. Purchaser has received copies of or has had access to all documents, records, books and other information pertaining to Purchaser's investment in the Company and the Securities that have been requested by Purchaser. Purchaser has been afforded the opportunity to ask questions of and receive answers from the Company and its management concerning all aspects of the Company and of this transaction. Purchaser further acknowledges that it understands that the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Purchaser has reviewed or received copies of any such reports that have been requested by it. Purchaser further acknowledges that it has been provided with copies of the Company's certificate of incorporation, as amended (the "Certificate"), and the Company's by-laws (the "By-Laws").

3.9 Manner of Sale. At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising with respect to the Securities.

3.10 Accuracy of Other Materials. To the extent Purchaser has received from the Company documents or other materials which constitute summaries, projections, forecasts or estimates, Purchaser acknowledges the following with respect to such documents or other materials: Such documents or other materials are intended to illustrate projected financial and other results based upon a set of assumptions (in some cases based on information obtained by the Company from outside sources) the Company views as reasonable and obtainable; all such summaries, projections, forecasts or estimates pertaining to revenue growth, profitability and other similar financial or market data are forward-looking statements; such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected; and no representations or warranties of future performance by or market trends for the Company are intended, and such are expressly disclaimed.

3.11 Accuracy of Representations and Information. All representations made by Purchaser in this Agreement and all documents and instruments related to this Agreement, and all information provided by Purchaser to the Company concerning Purchaser are correct and complete in all material respects as of the date hereof.

4. Representations and Warranties of the Company. Except as otherwise set forth in the schedules hereto, the Company hereby represents and warrants to Purchaser as follows, which representations and warranties are solely for the benefit of Purchaser and may be waived in whole or in part by Purchaser at any time prior to Closing:

4.1 Company Status. The Company has registered the Common Stock pursuant to Section 12(g) of the Exchange Act, is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing of the Common Stock, and such Common Stock is currently listed on the Over the Counter Bulletin Board.

4.2 Current Public Information. The Company has furnished or made available to Purchaser true and correct copies of all registration statements, reports and documents, including proxy statements (other than preliminary proxy statements), filed with SEC by or with respect to the Company since December 31, 1999 and prior to the date of this Agreement, pursuant to the Securities Act or the Exchange Act (collectively, the "SEC Documents"). The SEC Documents are the only filings made by or with respect to the Company since December 31, 1999 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act or pursuant to the Securities Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act since December 31, 1999 and prior to the date of this Agreement.

4.3 No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

4.4 Valid Issuance of Common Stock. The Company has an authorized capitalization consisting of 300,000,000 shares of Common Stock, and no shares of preferred stock. As of December 7, 2000, the Company has issued and outstanding 215,359,897 shares of Common Stock. The number of shares of Common Stock which are subject to issuance upon the conversion or exercise of presently issued and outstanding warrants and options of the Company are as set forth in Schedule 4.4. Schedule 4.4 sets forth the number of shares of Common Stock which are reserved for issuance under the Company's existing stock option plans. No shares of the Company's preferred stock are issued and outstanding. All of the shares of Common Stock outstanding have been duly and validly authorized and issued and are fully paid and non-assessable. Except as set forth above or as disclosed in Schedule 4.4, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem or issue additional shares of capital stock of the Company or any of the Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of the Subsidiaries, (ii) there are no outstanding debt securities of the Company or any of its Subsidiaries, other than indebtedness to banks and other institutional lenders set forth on Schedule 4.4, and (iii) there are no agreements or arrangements under which the Company or any of the Subsidiaries is obligated to register the sale of any of their securities under the Securities Act. Except as disclosed in Schedule 4.4, there are no securities or instruments containing any anti-dilution, right of first refusal, preemptive rights or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement. Upon issuance of the Securities, such securities will be duly and validly issued, fully paid and non-assessable.

4.5 Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Nevada and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any Subsidiaries, except for those listed on Schedule 4.5 attached to this Agreement (the "Subsidiaries"). The Subsidiaries are duly incorporated and existing in good standing under the laws of the jurisdictions of their incorporation. The Company and each of the Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any effect on the business, operations, properties or financial condition of the entity or entities with respect to which such term is used and which is material and adverse to such entity or to other entities controlling or controlled by such entity, and/or any condition or situation which would prohibit or otherwise interfere with the ability of the entity or entities with respect to which said term is used to enter into and perform its or their obligations under the Transaction Documents.

4.6 Authorization: Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities in accordance with the terms of the Transaction Documents, (ii) the execution, issuance and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its board of directors or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company, and (iv) the Transaction Documents (assuming due authorization and valid and legal execution by Purchaser) constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

4.7 Corporate Documents. The Company has furnished or made available to Purchaser true and correct copies of the Certificate and the Bylaws.

4.8 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Securities, do not and will not (i) result in a violation of the Company's Certificate or Bylaws, or (ii) conflict with, or result in a breach of or forfeiture of any rights (or result in an event which with notice or lapse of time or both would become a breach of or forfeiture of any rights) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party, or (iii) result in a violation of any federal or state law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Securities in accordance with the terms of this Agreement (other than any SEC, NASD or state securities filings which may be required to be made by the Company subsequent to any Closing hereunder, and any Registration Statement which may be filed in furtherance of this Agreement); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Purchaser herein. Neither the Company nor any of the Subsidiaries is in violation of any material term of or in material default under its Certificate or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree of order or any statute, rule or regulation applicable to the Company or the Subsidiaries, which has not been duly waived as of the date of this Agreement.

4.9 SEC Documents. As of their respective dates, the SEC Documents complied, and all similar documents filed with the SEC prior to each Closing Date will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained, nor will any similar document filed with the SEC prior to each Closing Date contain, any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents, as of the dates thereof, complied, and all similar documents filed with the SEC prior to each Closing Date will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and other applicable rules and regulations with respect thereto. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements as permitted by Form 10-QSB of the SEC) and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.10 No Undisclosed Liabilities. Except to the extent described in Schedule 4.10, the Company and the Subsidiaries have no liabilities or obligations of a financial nature (whether accrued, absolute, contingent or otherwise), which are material, individually or in the aggregate, and are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or the Subsidiaries' respective businesses consistent with past practice since September 30, 2000, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

4.11 Litigation and Other Proceedings. Except as may be set forth in the SEC Documents or otherwise disclosed in writing to Purchaser, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect on the Company or which might materially adversely affect the transactions contemplated by this Agreement. Except as set forth in the SEC Documents, no judgment, order, writ, injunction, decree or award has been issued by or, to the best knowledge of the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect or which might materially adversely affect the transactions contemplated by this Agreement.

4.12 Other Documents or Materials. With respect to any document or other materials received by Purchaser from the Company or its representatives other than the Transaction Documents and the SEC Documents, (i) the Company has no reason to believe any of such documents and materials or any projections contained therein, as of the date of such other documents or materials, contained material errors or misstatements or did not adequately describe the status of the development of the Company's technologies or its business as of such date, and (ii) such documents, materials and projections were prepared by the Company and its management in good faith.

4.13 Nature of Company. The Company is not an open ended investment company or a unit investment trust, registered or required to be registered, or a closed end investment company required to be registered, but not registered, under the Investment Company Act of 1940.

4.14 Brokers, Finders. Except for payment of commitment fees to Purchaser equal to eight percent (8%) of the amount specified in each Put Notice, payment of which is the sole responsibility of the Company, the Company has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby. Purchaser shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.14 that may be due in connection with the transactions contemplated hereby.

4.15 Absence of Certain Changes. Since September 30, 2000, no Material Adverse Effect has been suffered by, and no material adverse development has occurred in the business, properties, operations, financial condition or results of operations of the Company or the Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of the Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

4.16 Intellectual Property Rights. The Company and the Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. None of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or
terminate in the near future.   The Company and the Subsidiaries
do not have any knowledge of any infringement by the Company or the Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, there is no claim, action or proceeding being made or brought against, or to the best knowledge of the Company, being threatened against, the Company or the Subsidiaries regarding trademark, trade name, patent, patent rights, invention, copyright, license, service name, service mark, service mark registration, trade secret or other infringement; and the Company and the Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.
The Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

4.17 Internal Accounting Controls. The Company is not aware in any respect in which its system of internal accounting controls is not sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.18 Tax Status. The Company and the Subsidiaries have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports, declarations, except those being contested in good faith and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports, or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

4.19 Certain Transactions. Except as set forth in Schedule 4.19 or in the SEC Documents and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options, none of the officers, directors, or employees of the Company (or any spouse or relative of any such person) is presently a party to any transaction with the Company (other than for services as employees, officers, consultants and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.20 Dilution. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that such transactions have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company.

4.21 OTC BB Listing. The Company's Common Stock is presently quoted on the Over the Counter Bulletin Board under the symbol
"ECNC." The Company is not in receipt of any written notice from any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it is or has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such stock exchange, market or trading facility or that the Common Stock will be delisted from such stock exchange, market or trading facility.

4.22 No Integrated Offering. Neither the Company nor any of its affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since December 31, 1999, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

5. Use and Disposition of Proceeds. The Company will use the proceeds from the sale of the Common Stock (excluding amounts paid by the Company for legal fees and finder's fees in connection with the sale to Purchaser) for general corporate purposes, but shall not, directly or indirectly, use such proceeds for investment in any other Affiliate or to repay debt to Affiliates.

6. Company Reliance on Purchaser's Representations. Purchaser understands that the Company is relying on the truth and accuracy of the representations and warranties made herein by Purchaser in offering the Securities for sale and in relying upon applicable exemptions available under the Securities Act and applicable state securities laws.

7. Restricted Shares. Purchaser understands and acknowledges that if the Securities have not been, and will not as of the time issued be, registered under the Securities Act, they will be issued in reliance upon exemptions from the registration requirements of the Securities Act, and thus cannot be resold unless they are included in an effective Registration Statement filed under the Securities Act or unless an exemption from registration is available for such resale. With regard to the restrictions on resales of the Securities, Purchaser is aware
(a) that the Company will issue stop transfer orders to its stock transfer agent in the event of attempts to improperly transfer any Securities; and (b) that a restrictive legend will be placed on certificates representing the Securities, which legend will read substantially as follows:

THESE SECURITIES ARE NOT REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND REGULATIONS PROMULGATED UNDER THE ACT, INCLUDING EXEMPTIONS UNDER SECTIONS 3(b) AND 4(2) OF THE ACT AND THE PROVISIONS OF REGULATION D UNDER SUCH ACT, AND SIMILAR EXEMPTIONS UNDER STATE LAW. ACCORDINGLY, THESE SECURITIES MAY NOT BE RESOLD, TRANSFERRED, PLEDGED, ASSIGNED OR HYPOTHECATED UNLESS SUCH SECURITIES ARE COVERED BY AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF SECURITIES COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH EXEMPTION IS AVAILABLE.

The legend set forth above shall be promptly removed without additional cost or delay, and the Company shall issue a certificate without such legend to the holder of any of the Securities upon which such legend is stamped (or to the holder's assignee), if, unless otherwise required by state securities laws, (i) such securities are registered for resale, or have been sold, under an effective registration statement under the Securities Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Notwithstanding the removal of the legend set forth above, in the event the Securities are registered for resale on an effective registration statement, the Company reserves the right to affix a legend on certificates representing the Securities that any selling shareholder named in the registration statement must comply with the prospectus delivery requirements of the Securities Act in connection with any resale. The Company shall bear the cost of the removal of any legend as anticipated by this Section 7.

8.  Other Covenants of the Company.

8.1 Furnishing of Information. As long as Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. If at any time prior to the date on which Purchaser may resell all of the Securities without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent for the benefit of and enforceable by Purchaser) the Company is not required to file reports pursuant to such sections, it will prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.

8.2  Certain Agreements.   The Company covenants and agrees that
it will not, without the prior written consent of Purchaser enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock with any third party or issue any shares of Common Stock to any consultant or other third party utilizing a registration statement on Form S-8 until the later of December 4, 2001 or upon the total Put Amounts reaching fifteen million dollars ($15,000,000), other than as agreed to in writing by the parties. The provisions of this Section 8.2 will not apply to (a) the issuance of securities (other than for cash) in connection with a merger, consolidation, sale of assets, disposition or the exchange of the capital stock for assets, stock or other joint venture interests, or (b) upon conversion or exercise of any convertible or derivative securities outstanding on the date hereof, as set forth on Schedule 8.2.

8.3 Warrants. The Company agrees to issue to Purchaser transferable divisible warrants (i) upon execution hereof, to purchase two million (2,000,000) shares of Common Stock at an exercise price equal to the lesser of (a) forty percent (40%) of the Market Price of the Common Stock as of the date hereof (the "Initial Warrant"), or (b) forty percent (40%) of the average five (5) day Market Price as of the Effective Date of the Registration Statement; and (ii) to purchase a maximum of one million (1,000,000) shares of Common Stock ("Additional Warrants") on a pro rata basis in conjunction with each Additional Closing, exercisable at forty percent (40%) of the Market Price, at the date of each Additional Closing.

8.4 Liquidated Damages. If on any Closing Date or any Delivery Date, the Company fails to deliver the Shares to be purchased by Purchaser, and such failure continues for three (3) Business Days, the Company shall pay to Purchaser, in cash, as liquidated damages and not as a penalty, an amount equal to $500 per each $100,000 funded for each day that the Shares purchased by Purchaser are not delivered up to ten (10) days, and $1,000 per each $1,000,000 funded for each day that the Shares purchased by Purchaser are not delivered in excess of ten (10) days until such failure has been cured. Cash payments to be made pursuant to this Section 8.4 shall be due and payable immediately upon demand in immediately available cash funds.

8.5 Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a sufficient number of shares under the terms of this Agreement and Common Stock for issuance pursuant to the exercise of the Warrants.

8.6 Reimbursement. If (i) Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Purchaser is impleaded in any such action, proceeding or investigation by any Person, or (ii) Purchaser, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under applicable securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Purchaser is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Purchaser is a named party, the Company will pay Purchaser the charges, as reasonably determined by Purchaser, for the time of any officers or employees of Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Purchaser and any such Affiliates, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Purchaser and any such Affiliates and any such Person. The Company also agrees that neither any Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of Purchaser or any inaccuracy in any representation or warranty of Purchaser contained in herein or any breach by Purchaser of any of the provisions hereof.

9.  Transfer Agent Instructions.

9.1  Irrevocable Instructions.  Subject to the provisions of
Section 2.5, the Company will irrevocably instruct the Transfer Agent to issue securities from time to time in such amounts as shall be required hereunder and as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 7 of this Agreement prior to registration of the Securities under the Securities Act, registered in the name of Purchaser and in such denominations to be specified by Purchaser in connection with each Closing hereunder. The Company warrants that no instruction other than such instructions referred to in this Section 9 and stop transfer instructions to give effect to Section 7 hereof prior to registration and sale of the Securities under the Securities Act will be given by the Company to the Transfer Agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and applicable law. Nothing in this Section 9 shall affect in any way Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

9.2 Transmission of Certificates. Subject to Section 7, the Company will transmit the certificates representing any unlegended securities to be issued to Purchaser via express courier, by electronic transfer or otherwise, within three (3) Business Days after receipt by the Transfer Agent of the certificate representing the legended Common Stock or the date unlegended Common Stock is required to be issued pursuant to
Section 7, as applicable (the "Delivery Date").

9.3 Electronic Transfer. In lieu of delivering physical certificates representing the unlegended securities issuable after the Effective Date as provided in Section 7, provided the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of Purchaser and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and Purchaser thereof is not obligated to return such certificates for the placement of a legend thereon, the Company shall use its reasonable best efforts to cause the Transfer Agent to electronically transmit the Common Stock issuable on the Closing Date or upon exercise of the Warrants by crediting the account of Purchaser's prime broker with DTC through its Deposit Withdrawal Agent Commission system.

9.4 Bankruptcy. Purchaser shall be entitled to exercise its right under Section 2.3 notwithstanding the commencement of any case under 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"). The Company agrees, without cost or expense to the holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. Section 362.

10.  Closing Conditions

10.1  Conditions to the Company's Obligation to Sell. The
Purchaser understands that the Company's obligation to sell the Initial Shares and the Additional Shares on the Initial Closing
Date and each Additional Closing Date, respectively, pursuant to this Agreement is conditioned upon:

(a) the accuracy on each such date of the representations and warranties of Purchaser contained in this Agreement as if made thereon, and the performance by Purchaser on or before such date of all covenants and agreements of Purchaser required to be performed on or before such date;

(b) there not being in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained, nor there being any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

10.2. Conditions to Purchaser's Obligation To Purchase. The Company understands that Purchaser's obligation to purchase the Initial Shares and the Additional Shares on the Initial Closing Date and each Additional Closing Date, respectively, pursuant to this Agreement is conditioned upon:

(a) the accuracy in all material respects on each such date of the representations and warranties of the Company contained in this Agreement as if made on such date and the performance by the Company on or before each such date of all covenants and agreements of the Company required to be performed on or before such date;

(b) on or before each such date, Purchaser having received an opinion of counsel for the Company, dated on each such date, in the form of Exhibit D hereto;

(c) there not being in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained, nor there being any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement;

(d)  from and after the date hereof to and including the Initial
Closing Date and the Additional Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD;

(e) the Registration Statement relating to the Common Stock and related Warrants shall have been declared effective by the SEC and shall continue to be effective;

(f) the Company's Common Stock continues to be traded on the Over the Counter Bulletin Board;

(g) the Company's compliance with all blue sky laws to enable the Shares to be issued and resold through a broker in the State of California;

(h) the number of Shares to be purchased on the Closing Date shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Purchaser beneficially, would result in the Purchaser owning more than 4.99% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 10.2(h), in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Purchaser, when aggregating all purchases of Common Stock made pursuant to this Agreement would own more than 4.99% of the Common Stock following such Closing Date.; and

(i) no disputes arise as a result of periodic due diligence investigations conducted by the Purchaser.

11.  General Provisions.

11.1 Assignment. Neither this Agreement nor any rights of Purchaser hereunder may be assigned by either party to any other person without the prior written consent of the Company.

11.2 Attorneys' Fees. In the event any dispute arises under this Agreement or the documents or instruments executed and delivered in connection with this Agreement, and the parties hereto resort to litigation to resolve such dispute, the prevailing party in any such litigation, in addition to all other remedies at law or in equity, shall be entitled to an award of costs and fees from the other party, which costs and fees shall include, without limitation, reasonable attorneys' fees and legal costs.

11.3 Choice of Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

11.4 Costs and Expenses. The parties shall be responsible for and shall pay their own costs and expenses, including without limitation attorneys' fees and accountants' fees and expenses, in connection with the conduct of the due diligence inquiry, negotiation, execution and delivery of this Agreement and the instruments, documents and agreements executed in connection with this Agreement, except that the Company shall pay an amount of $10,000 to legal counsel of Purchaser to cover legal fees and due diligence expenses upon execution hereof, and a legal fee of $2,500 in connection with each Additional Closing hereunder. In addition, the Company shall pay all reasonable fees and expenses incurred by Purchaser in connection with any amendments, modifications or waivers of this Agreement, including, without limitation, all reasonable attorneys fees and expenses. The
Company shall pay all stamp or other similar taxes and duties levied in connection with the issuance of the Shares pursuant hereto.

11.5 Counterparts/Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

11.6 Entire Agreement: Amendment. This Agreement, together with the exhibits to this Agreement and the other instruments and documents delivered in connection with this Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

11.7 Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

11.8 Notices. All notices or other communications provided for under this Agreement shall be in writing, and mailed, telecopied or delivered by hand delivery or by overnight courier service, as follows:

If to the Company:

eConnect
2500 Via Cabrillo Marina, Suite 112
San Pedro, California 90731
Attention:  Thomas Hughes
Fax No.: (310) 514-9442

With a copy to:

Brian F. Faulkner, Esq.
3900 Birch Street, Suite 113
Newport Beach, California 92660
Fax No.: (949) 975-0596

If to Purchaser:

Alpha Venture Capital, Inc.
P.O. Box 11
Avarua Rarotonga
Cook Islands
Attention: Mr. Barry Herman, Director
Fax No.:  (242) 356-0037

All notices and communications shall be effective as follows:
When mailed, upon three (3) business days after deposit in the mail (postage prepaid); when telecopied, upon confirmed transmission of the telecopied notice; when hand delivered, upon delivery; and when sent by overnight courier, the next business day after deposit of the notice with the overnight courier.

11.9 Publicity. Purchaser acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. Purchaser further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel. Purchaser consents to the Company's public disclosure of this Agreement in accordance with the Securities Act and the Exchange Act.

11.10 Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

11.11  Survival Of Representations And Warranties. The
Company's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Securities, and shall inure to the benefit of Purchaser and its successors and permitted assigns.

11.12 Schedules and Exhibits. The schedules and exhibits attached to this Agreement are a part hereof, as if fully set forth herein.

IN WITNESS WHEREOF, the parties named below have caused this Agreement to be executed and delivered as of the date first above written.

COMPANY:

eConnect


By : Thomas S. Hughes
Thomas S. Hughes, President


PURCHASER:

Alpha Venture Capital, Inc.


By: /s/  Barry Herman
Barry Herman, Director

                             EXHIBIT A
                            DEFINITIONS

"Additional Closing" means the closing of the purchase and sale of Common Stock pursuant to each additional Put Notice issued after the Initial Put Notice.

"Additional Closing Date" means the date on which each Additional Closing takes place.

"Additional Shares" means the shares of Common Stock to be delivered at each Additional Closing.

"Additional Warrants" means a warrant in the form of Exhibit E hereto to purchase a number of shares of Common Stock specified in Section 8.3 hereof.

"Affiliate" has the meaning set forth in the Exchange Act and the rules and regulations thereunder.

"Business Day" means a day on which the Nasdaq stock market is open for regular trading.

"Closing" means either the Initial Closing or any Additional
Closing.

"Closing Date" means either the Initial Closing Date or the Additional Closing Date.

"Commitment " is defined in Section 2.2(a).

"Common Stock" means common stock, $0.001 par value per share, of the Company.

"Effective Date" means the effective date of the Registration
Statement.

"Escrow Agent" means Dundee Securities Corporation.

"Escrow Funds" means the funds held by the Escrow Agent under the Joint Escrow Instructions together with all interest and income earned thereon.

"Escrow Period" is defined in Section 2.4(c).

"Exchange Act" is defined in Section 3.8.

"Initial Closing" means the closing of the purchase and sale of Common Stock pursuant to the Initial Put Notice.

"Initial Closing Date" means the date on which the Initial
Closing takes place.

"Initial Put Notice" means the first Put Notice delivered to Purchaser pursuant to the terms of this Agreement.

"Initial Shares" is defined in Section 2.1.

"Initial Warrant" means a warrant in the form of Exhibit E hereto to purchase the number of shares of Common Stock specified in Section 8.3 hereof.

"Joint Escrow Instructions" means the joint escrow instructions in the form of Exhibit B hereto.

"Market Price" means the closing bid price of the Common Stock as reported, at the option of Purchaser, by Bloomberg, LP or the National Association of Securities Dealers.

"Material Adverse Effect" is defined in Section 4.5.

"Person" means an individual, corporation, partnership, association, trust, estate or other entity or organization, including a governmental entity or agency.

"Purchase Price" is defined in Section 1.1

"Put Amount" is defined in Section 2.2(b).

"Put Notice" shall mean the notice delivered by the Company to the Purchaser by in compliance with the notice provisions of
Section 2.2 hereof.

"Put Notice Date" is the date the Put Notice is delivered to the Purchaser by the Company.

"Registration Statement" is defined in Section 2.2(d).

"Restrictive Period" is defined in Section 8.2.

"SEC" means the U.S. Securities and Exchange Commission.

"SEC Documents" is defined in Section 4.2.

"Securities" means the Initial Shares, the Additional Shares, the Initial Warrant, the Additional Warrants and the shares issuable under the Warrants.

"Securities Act" is defined in Recital B.

"Share Valuation Date" shall mean the fifth (5th) business day after delivery of the Put Notice.

"Share Payment Date" is defined in Section 2.5.

"Shares" is defined in Section 1.1(a)

"Subsidiaries" is defined in Section 4.5

"Trading Volume" shall mean the dollar amount of the average daily trading volume of the Common Stock, calculated based upon the average closing bid price and average daily trading volume over the twenty (20) trading days preceding the Put Notice Date, as reported by Bloomberg, LP.

"Transaction Documents" is defined in Section 3.7.

"Transfer Agent" shall mean Corporate Stock Transfer, Inc., the transfer agent for the Company's Common Stock.

"Warrants" means the Initial Warrant and any Additional Warrants.

                             EXHIBIT B
                              FORM OF
                    JOINT ESCROW INSTRUCTIONS


December __, 2000


Dundee Securities Corporation
Suite 3424 Four Bentall Centre
1055 Dunsmuir Street
P.O. Box 49207
Vancouver, BC V7X1K8
Attention: Chris Dabbs

RE:  Alpha Venture Capital, Inc.

Dear Mr. Dabbs:

As escrow agent for both eConnect, Inc., a Nevada corporation (the "Company"), and Alpha Venture Capital, Inc., a Cook Islands corporation (the "Purchaser") of Securities of the Company, who is named in the Common Stock Purchase Agreement (the "Agreement") between the Company and the Purchaser to which a copy of these Joint Escrow Instructions is attached as Exhibit B, you (hereafter, the "Escrow Agent") are hereby authorized and directed to hold the shares of Common Stock of the Company, along with immediately available funds for the purchase of the Securities (the "Escrow Funds") delivered to the Escrow Agent pursuant to the terms of the Agreement in accordance with the following instructions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Agreement.

1. Upon its acceptance of the Agreement, the Company shall deliver or cause to be delivered to the Escrow Agent, common stock share certificates ("Share Certificates") of thirty million (30,000,000) unlegended shares in ten (10) certificates of three million (3,000,000) each.

2. The Share Certificates delivered to the Escrow Agent pursuant hereto shall be deposited for safekeeping with the Escrow Agent (the "Escrow Account"). During the Escrow Period
(hereinafter defined), none of the Share Certificates deposited in the Escrow Account shall become the property of Purchaser or any other entity or be subject to the debts of Purchaser or any other entity except as expressly provided herein, and the Escrow
Agent shall neither make nor permit any disbursements or deliveries from the Escrow Account except as expressly provided herein.

3. The Escrow Period shall begin on the effective date of the Agreement and, except as provided in Section 4 below, shall continue until terminated under Section 2.4(c) of the Agreement. Notwithstanding the foregoing, if there remain Share Certificates in the Escrow Account, all such Share Certificates then remaining in the Escrow Account shall forthwith be forwarded to Corporate Stock Transfer, Inc., the transfer agent for the Company (the "Transfer Agent"), within five (5) business days thereafter upon written request given to Escrow Agent by the Company.

4. Not later than two (2) business days after the Share Valuation Date, the Purchaser shall deliver a letter to the Escrow Agent advising the Escrow Agent of the maximum number of shares that may be sold by the Purchaser free of restrictive legend pursuant to a Put Notice. Purchaser shall make payment of the Put Amount (less any applicable legal or other fees) within three (3) business days after delivery of such share letter to the Escrow Agent ("Share Payment Date").

5. The Escrow Agent shall promptly, upon receipt of such notice, deliver one or more Share Certificates to the Transfer Agent for removal of legend pursuant to the Irrevocable Instructions annexed hereto, and upon receipt of such Share Certificates, shall cause same to be delivered to or for the benefit of the Purchaser pursuant to written instructions of the Purchaser.

6. The Company shall deliver to the Escrow Agent appropriate written notice of any extension or amendment to the Agreement.

7. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Purchaser and the Escrow Agent.

8. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

9. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

10. The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

11. The Escrow Agent shall be entitled, at its own expense, to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12. The Escrow Agent's responsibilities as Escrow Agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Purchaser. In the event of any such resignation, the Purchaser and the Company shall appoint a successor Escrow Agent.

13. If the Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (a) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, or (b) to deliver the Escrow Funds and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

15. The Company and the Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.

16. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or three business days after deposit in the United States Postal Service, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

If to Company:

eConnect
2500 Via Cabrillo Marina, Suite 112
San Pedro, California 90731
Attention:  Thomas Hughes
Fax No.: (310) 514-9442

With a copy to:

Brian F. Faulkner, Esq.
3900 Birch Street
Suite 113
Newport Beach, California 92660
Fax No.: (949) 975-0596

If to Purchaser:

Alpha Venture Capital, Inc.
P.O. Box 11
Avarua Rarotonga
Cook Islands
Attention: Mr. Barry Herman, Director
Fax No.: (242) 356-0037

With a copy to:

Parker Chapin LLP
The Chrysler Building
405 Lexington Avenue
New York, NY  10174
Attention:  Christopher S. Auguste, Esq.
Fax No.: (212) 704-6288

If to Escrow Agent:

Dundee Securities Corporation
Suite 3424 Four Bentall Centre
1055 Dunsmuir Street
P.O. Box 49207
Vancouver, BC V7X 1K8
Attention: Chris Dabbs
Fax No.: (604) 642-0388

16. By signing these Joint Escrow Instructions, the Escrow Agent becomes a party hereto only for the purpose of these Joint Escrow Instructions. The Escrow Agent does not become a party to the Agreement. The Company and the Purchaser have become parties hereto by their execution and delivery of the Agreement, as provided therein.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of New York without giving effect to principles governing the conflicts of laws. A facsimile transmission of these instructions signed by the Escrow Agent shall be legal and binding on all parties hereto.

18. The rights and obligations of any party hereto are not assignable without the written consent of the other parties hereto.

IN WITNESS WHEROF, the parties hereto have caused these Joint Escrow Instructions to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

eConnect


By:______________________________
     Thomas S. Hughes, President


Alpha Venture Capital, Inc.


By: _____________________________
Name:
Title:
____________________________


Dundee Securities Corporation


By: _____________________________
Name:
__________________________
Title:
____________________________

                            EX-4.76

             WARRANT TO PURCHASE UP TO 2,000,000
                  SHARES OF COMMON STOCK

Exercisable Commencing December 8, 2000;
Void after December 8, 2005

THIS CERTIFIES that, for value received, Alpha Venture
Capital, Inc., a Cook Islands corporation or its registered assigns (the "Warrantholder"), is entitled, subject to the terms and conditions set forth in this Warrant, to purchase from eConnect, a Nevada corporation ("Company"), up to two million (2,000,000) fully paid, duly authorized and nonassessable shares of common stock ("Shares"), $0.001 par value per share, of the Company ("Common Stock"), at any time commencing after December
8, 2000 and continuing up to 5:00 p.m. Pacific Daylight Time on December 8, 2005 (the "Exercise Period") at an exercise price equal to the lesser of (a) forty percent (40%) of the closing bid price of the Common Stock on December 8, 2000, or (b) forty percent (40%) of the average five (5) day closing bid price as of the Effective Date of the Registration Statement, as defined in the accompanying Common Stock Purchase Agreement, as reported by Bloomberg, LP, subject to adjustment pursuant to Section 8 hereof.

This Warrant is subject to the following provisions, terms and conditions:

Section 1.  Transferability.

1.1 Registration. The Warrants shall be issued only in registered form.

1.2 Transfer. This Warrant shall be transferable only on the books of the Company maintained at its principal executive offices upon surrender thereof for registration of transfer duly endorsed by the Warrantholder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Warrant or Warrants in appropriate denominations to the person or persons entitled thereto.

1.3 Common Stock to be Issued. Upon the exercise of any Warrants and upon receipt by the Company of a facsimile or original of Warrantholder's signed Election to Exercise Warrant (See Exhibit A), Company shall instruct its transfer agent to issue stock certificates, subject to the restrictive legend set forth below, in the name of Warrantholder (or its nominee) and in such denominations to be specified by Warrantholder representing the number of shares of Common Stock issuable upon such exercise, as applicable. Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of the Company. It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the certificates of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificates of Common Stock is to be registered shall be treated as a shareholder of record on and after the exercise date. Upon surrender of any Warrant that is to be converted in part, the Company shall issue to the Warrantholder a new Warrant equal to the unconverted amount, if so requested by Purchaser:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

Section 2.  Exchange of Warrant Certificate.  Any
Warrant certificate may be exchanged for another certificate or certificates of like tenor entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitle such Warrantholder to purchase. Any Warrantholder desiring to exchange a warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

Section 3.  Terms of Warrants: Exercise of Warrants.

(a) Subject to the terms of this Warrant, the Warrantholder shall have the right, at any time after December 8, 2000, but before 5:00 p.m. Pacific Daylight Time on December 8, 2005 ("Expiration Time"), to purchase from the Company up to the number of Shares which the Warrantholder may at the time be entitled to purchase pursuant to the terms of this Warrant, upon surrender to the Company at its principal executive office, of the certificate evidencing this Warrant to be exercised, together with the attached Election to Exercise Warrant form duly filled in and signed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Section 7 and 8 hereof) or as provided in
Section 3(a)(i) hereof, for the number of Shares with respect to which such Warrant is then exercised. Payment of the aggregate Warrant Price shall be made in cash, wire transfer or by cashier's check or any combination thereof.

(b) Subject to the terms of this Warrant, upon such surrender of this Warrant and payment of such Warrant Price as aforesaid, the Company shall promptly issue and cause to be delivered to the Warrantholder or to such person or persons as the Warrantholder may designate in writing, a certificate or certificates (in such name or names as the Warrantholder may designate in writing) for the number of duly authorized, fully paid and non-assessable whole Shares to be purchased upon the exercise of this Warrant, and shall deliver to the Warrantholder Common Stock or cash, to the extent provided in Section 9 hereof, with respect to any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of such Shares as of the close of business on the date of the surrender of this Warrant and payment of the Warrant Price, notwithstanding that the certificates representing such Shares shall not actually have been delivered or that the Share and Warrant transfer books of the Company shall then be closed.
This Warrant shall be exercisable, at the sole election of the Warrantholder, either in full or from time to time in part and, in the event that any certificate evidencing this Warrant (or any portion thereof) is exercised prior to the Expiration Time with respect to less than all of the Shares specified therein at any time prior to the Expiration Time, a new certificate of like tenor evidencing the remaining portion of this Warrant shall be issued by the Company, if so requested by the Warrantholder.

(c) Upon the Company's receipt of a facsimile or original of Warrantholder's signed Election to Exercise Warrant, the Company shall instruct its transfer agent to issue one or more stock certificates representing that number of shares of Common Stock which the Warrantholder is entitled to purchase in accordance with the terms and conditions of this Warrant and the Election to Exercise Warrant attached hereto. The Company shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Warrant.

(d) Such exercise shall be effectuated by surrendering to the Company, or its attorney, the Warrants to be converted together with a facsimile or original of the signed Election to Exercise Warrant which evidences Warrantholder's intention to exercise those Warrants indicated. The date on which the Election to Exercise Warrant is effective ("Exercise Date") shall be deemed to be the date on which the Warrantholder has delivered to the Company a facsimile or original of the signed Election to Exercise Warrant, as long as the original Warrants to be exercised are received by the Company or its designated attorney within five (5) business days thereafter. As long as the Warrants to be exercised are received by the Company within five (5) business days after it receives a facsimile or original of the signed Election to Exercise Warrant, the Company shall deliver to the Warrantholder, or per the Warrantholder's instructions, the shares of Common Stock within three (3) business days of receipt of the Warrants to be converted.

(e) Nothing contained in this Warrant shall be deemed to establish or require the payment of interest to the Warrantholder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Warrantholder to the Company.

(f) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the exercise date. Upon surrender of any Warrants that are to be converted in part, the Company shall issue to the Warrantholder new Warrants equal to the unconverted amount, if so requested by Warrantholder.

(g) The Company shall at all times reserve and have available all Common Stock necessary to meet exercise of the Warrants by all Warrantholders of the entire amount of Warrants then outstanding. If, at any time Warrantholder submits an Election to Exercise Warrant and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a exercise of the Warrants (a "Exercise Default", the date of such default being referred to herein as the "Exercise Default Date"), the Company shall issue to the Warrantholder all of the shares of Common Stock which are available, and the Election to Exercise Warrant as to any Warrants requested to be converted but not converted (the "Unconverted Warrants"), upon Warrantholder's sole option, may be deemed null and void. The Company shall provide notice of such Exercise Default ("Notice of Exercise Default") to all existing Warrantholders of outstanding Warrants, by facsimile, within one (1) business day of such default (with the original delivered by overnight or two day courier), and the Warrantholder shall give notice to the Company by facsimile within five (5) business days of receipt of the original Notice of Exercise Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Election to Exercise Warrant.

(h) The Company shall furnish to Warrantholder such number of prospectuses and other documents incidental to the registration of the shares of Common Stock underlying the Warrants, including any amendment of or supplements thereto. Warrantholder shall acknowledge in writing the receipt, the careful reading, and the understanding thereof, prior to any exercise under this Section 3.

(i) Each person in whose name any certificate for shares of Common Stock shall be issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the date on which the Warrant was surrendered and payment of the purchase price and any applicable taxes was made, irrespective of date of issue or delivery of such certificate, except that if the date of such surrender and payment is a date when the Shares transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares on the next succeeding date on which such Share transfer books are open. The Company shall not close such Share transfer books at any one time for a period longer than seven (7) days.

(j) This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock (as defined hereafter) payable hereunder, payable in cash or by certified or official bank check, or by "cashless exercise", by means of tendering this Warrant Certificate to the Company to receive a number of shares of Common Stock equal to the difference between the Market Value (as defined hereafter) of the shares of Common Stock issuable upon exercise of this Warrant and the total cash exercise price thereof. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this subsection, "Market Value" shall be an amount equal to the average closing bid price of a share of Common Stock for the ten (10) days preceding the Company's receipt of the Notice of Exercise Form duly executed multiplied by the number of shares of Common Stock to be issued upon surrender of this Warrant Certificate.

Section 4. Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable, (i) with respect to any secondary transfer of this Warrant or the Shares or (ii) as a result of the issuance of the Shares to any person other than the Warrantholder, and the Company shall not be required to issue or deliver any certificate for any Shares unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have produced evidence that such tax has been paid to the appropriate taxing authority.

Section 5.  Mutilated or Missing Warrant.   In case the
certificate or certificates evidencing this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and of a bond of indemnity, if requested, also satisfactory to the Company in form and amount, and issued at the applicant's cost. Applicants for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

Section 6. Reservation of Shares. The issuance, sale and delivery of the Warrants have been duly authorized by all required corporate action on the part of the Company and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid, and non-assessable and enforceable in accordance with their terms, subject to the laws of bankruptcy and creditors' rights generally. The Company shall pay all taxes in respect of the issue thereof. As a condition precedent to the taking of any action that would result in the effective purchase price per share of Common Stock upon the exercise of this Warrant being less than the par value per share (if such shares of Common Stock then have a par value), the Company will take such corporate action as may, in the opinion of its counsel, be necessary in order that the Company may comply with all its obligations under this Agreement with regard to the exercise of this Warrant.

Section 7. Warrant Price. During the Exercise Period, the price per Share ("Warrant Price") at which Shares shall be purchasable upon the exercise of this Warrant shall be forty percent (40%) of the closing bid price of the Common Stock on the Effective Date, as defined in the accompanying Common Stock Purchase Agreement, as reported by Bloomberg, LP, subject to adjustment pursuant to Section 8 hereof.

Section 8.  Adjustment of Warrant Price and Number of
Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time after the date hereof upon the happening of certain events, as follows:

8.1 Adjustments. The number of Shares purchasable upon the exercise of this Warrant shall be subject to adjustments as follows:

(a) In case the Company shall (i) pay a dividend on Common Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock, (ii) declare a dividend payable in cash on its Common Stock and at substantially the same time offer its shareholders a right to purchase new Common Stock (or securities convertible into, exchangeable for or other entitling a holder thereof to receive Common Stock) from the proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock dividend), (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or
(v) issue by reclassification of its Common Stock any shares of Common Stock of the Company, the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the holders of the Warrants shall be entitled to receive after the happening of any of the events described above that number and kind of shares as the holders would have received had such Warrants been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subdivision shall become effective immediately after the close of business on the record date in the case of a stock dividend and shall become effective immediately after the close of business on the effective date in the case of a stock split, subdivision, combination or reclassification.

(b) In case the Company shall distribute, without receiving consideration therefor, to all holders of its Common
Stock evidences of its indebtedness or assets (excluding cash dividends other than as described in Section (8)(a)(ii)), then in such case, the number of shares of Common Stock thereafter issuable upon exercise of the Warrants shall be determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of the Warrants, by a fraction, of which the numerator shall be the closing bid price per share of Common
Stock on the record date for such distribution, and of which the denominator shall be the closing bid price of the Common Stock less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

(c) Any adjustment in the number of shares of Common Stock issuable hereunder otherwise required to be made by this Section 8 will not have to be adjusted if such adjustment would not require an increase or decrease in one percent (1%) or more in the number of shares of Common Stock issuable upon exercise of the Warrant. No adjustment in the number of Shares purchasable upon exercise of this Warrant will be made for the issuance of shares of capital stock to directors, employees or independent Warrantors pursuant to the Company's or any of its subsidiaries' stock option, stock ownership or other benefit plans or arrangements or trusts related thereto or for issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under such plan.

(d) Whenever the number of shares of Common Stock issuable upon the exercise of the Warrants is adjusted, as herein provided the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock issuable upon the exercise of each share of the Warrants immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock issuable immediately thereafter.

(e) The Company from time to time by action of its Board of Directors may decrease the Warrant Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board of Directors of the Company in its sole discretion shall have made a determination that such decrease would be in the best interest of the Company, which determination shall be conclusive. Whenever the Warrant Price is decreased pursuant to the preceding sentence, the Company shall mail to holders of record of the Warrants a notice of the decrease at least fifteen (15) days prior to the date the decreased Warrant Price takes effect, and such notice shall state the decreased Warrant Price and the period it will be in effect.

8.2 Mergers, Etc. In the case of any (i) consolidation or merger of the Company into any entity (other than a consolidation or merger that does not result in any reclassification, exercise, exchange or cancellation of outstanding shares of Common Stock of the Company), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company as an entirety or substantially as an entirety, or (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each holder of Warrants then outstanding shall have the right thereafter to exercise such Warrant only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock of the Company into which such Warrants would have been converted immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification, assuming such holder of Common Stock of the Company (A) is not an entity with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent entity"), or an affiliate of a constituent entity, and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which such rights or election shall not have been exercised ("non-electing share"), then for the purpose of this Section 8.2 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provision set forth herein with respect to the rights and interests thereafter of the holder of Warrants, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications. The Company shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor company or entity (if other than the Company) resulting from such consolidation, merger, sale or transfer assumes, by written instrument, the obligation to deliver to the holder of Warrants such shares of stock, securities or assets as, in accordance with the foregoing provision, such holder may be entitled to receive under this Section 8.2.

8.3 Statement of Warrants. Irrespective of any adjustments in the Warrant Price of the number or kind of shares purchasable upon the exercise of this Warrant, this Warrant certificate or certificates hereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

Section 9.  Fractional Shares.  Any fractional shares of
Common Stock issuable upon exercise of the Warrants shall be rounded to the nearest whole share or, at the election of the Company, the Company shall pay the holder thereof an amount in cash equal to the closing bid price thereof. Whether or not fractional shares are issuable upon exercise shall be determined on the basis of the total number of Warrants the holder is at the time exercising and the number of shares of Common Stock issuable upon such exercise.

Section 10. No Rights as Stockholders: Notices to Warrantholders. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder with respect to any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the Expiration Time and prior to the exercise of this Warrant, any of the following events shall occur:

(a) any action which would require an adjustment pursuant to Section 8.1; or

(b) a dissolution, liquidation or winding up of the Company or any consolidation, merger or sale of its property, assets and business as an entirety; then in any one or more of said events, the Company shall give notice in writing of such event to the Warrantholder at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights, or other rights or for the effective date of any dissolution, liquidation of winding up or any merger, consolidation, or sale of substantially all assets, but failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any such action taken. Such notice shall specify such record date or the effective date, as the case may be.

Section 11. Registration. The Company shall file with the SEC, within fifteen (15) days of the date hereof, a registration statement on Form SB-2 or other appropriate form ("Registration Statement") covering a sufficient number of shares of Common Stock to cover the conversion of this Warrant. If at any time the number of shares of Common Stock into which this Warrant shall be converted exceeds the aggregate number of shares of Common Stock then registered, the Company shall, within ten (10) business days after receipt of written notice from the Warrantholder, file with the SEC an additional Registration Statement on Form SB-2 or any other appropriate registration statement, to register the shares of Common Stock into which this Warrant may be converted that exceed the aggregate number of shares of Common Stock already registered.

Section 12.  Miscellaneous.

(a) Benefits of this Agreement. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Warrant, and this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

(b) Rights Cumulative; Waivers. The rights of each of the parties under this Warrant are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c) Benefit; Successors Bound. This Warrant and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d) Entire Agreement. This Warrant contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Warrant or the matters described in this Warrant, except as set forth in this Warrant. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Warrant.

(e) Assignment. This Warrant may be assigned if the Assignment of Warrant, attached as Exhibit B to this Warrant, is properly completed, executed and delivered to the Company.

(f) Amendment. This Warrant may be amended only by an instrument in writing executed by the parties hereto.

(g) Severability. Each part of this Warrant is intended to be severable. In the event that any provision of this Warrant is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Warrant shall continue in full force and effect.

(h) Notices. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, at its executive office (ii) if to the Subscriber, at the address set forth under its name in the Purchase Agreement, with a copy to its designated attorney and (iii) if to any other Subscriber, at such address as such Subscriber shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 12(h), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four (4) business days after deposit with the United States Postal Service.

(i) Governing Law. This Agreement shall be governed by the interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(j) Consents. The person signing this Warrant on behalf of the Company hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Warrant on behalf of the Company.

(l) Further Assurances. In addition to the instruments and documents to be made, executed and delivered pursuant to this Warrant, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Warrant and the transactions contemplated hereby.

(m)  Section Headings.  The Section headings in this
Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

(n) Construction. Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

IN WITNESS WHEREOF, the parties have caused this Warrant to be duly executed, all as of the day and year first above written.

COMPANY:

eConnect


By: /s/  Thomas S. Hughes
Name: Thomas S. Hughes
Title:   President

                           EXHIBIT A

               ELECTION TO EXERCISE WARRANT


The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _______shares of Common Stock ("Shares") provided for therein, and requests that certificates for the Shares be issued in the name of:*

Name:___________________________________________________________
Address:________________________________________________________

Social Security
No.________________________________________________
or Tax ID
Number:_________________________________________________

and, if such number of Shares shall not be all of the Shares purchasable under the Warrant, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant be registered in the name of the undersigned Warrantholder or his Assignee* as indicated below and delivered to the address stated below:

Dated: _________________, 20___

Name of Warrantholder of
Assignee (Please
Print)_____________________________________________

Address:________________________________________________________


Signature:______________________________________________________

Signature
Guaranteed:______________________________________________
                      Signature of Guarantor


*  The Warrant contains restrictions on sale, assignment or transfer.

** Note: The above signature must correspond with the name as written on the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless this warrant has been assigned.

                            EXHIBIT B

                      ASSIGNMENT OF WARRANT

(To be signed only upon assignment of Warrant)*


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________

________________________________________________________________
(Name and Address of Assignee must be Printed or Typewritten)

the within Warrant, hereby irrevocably constituting and appointing _________Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.


Dated: ___________________, 20____



________________________________**
Signature of Registered Holder


Signature Guaranteed: ________________________________
                           Signature of Guarantor


*  The Warrant contains restrictions on sale, assignment or transfer.

** Note: The signature of this assignment must correspond with the name as it appears upon the face of the Warrant certificate in every particular, without alteration or enlargement or any change whatever.

                            EX-4.77

          ADDENDUM TO COMMON STOCK PURCHASE AGREEMENT

This Addendum to Common Stock Purchase Agreement ("Agreement") by and between eConnect, a Nevada corporation (the "Company"), and Alpha Venture Capital, Inc., a Cook Islands corporation
("Purchaser"), is dated as of February 13, 2001.

Paragraph 2.2(d) shall be reworded in its entirety as follows:

(d) It shall be a condition to the Company's right to issue a Put Notice that, as of the Put Notice Date and the relevant Additional Closing Date, (A) the Registration Statement or Statements for all Securities purchased prior to the Additional Closing Date contemplated by the current Put Notice shall have been declared effective and shall continue to be effective (the "Registration Statement") and (B) the representations and warranties of the Company contained in Article 4 hereof shall be true and correct in all material respects (and the Company's issuance of the Additional Common Stock shall constitute the Company's making each such representation and warranty as of such date) and Purchaser shall make a determinaton that there shall have been no material adverse changes (financial or otherwise) in the business or conditions of the Company from the Initial Closing Date through and including the Additional Shares (and the Company's issuance of the Additional Common Stock shall constitute the Company's making such representation and warranty as of such date).

COMPANY:

eConnect


By : Thomas S. Hughes
Thomas S. Hughes, President


PURCHASER:

Alpha Venture Capital, Inc.


By: /s/  Barry Herman
Barry Herman, Director

                          EX-4.78

                 LINE OF CREDIT AGREEMENT

AGREEMENT dated as of the 5th day of March 2001 (the
"Agreement") between Alliance Equities (the "Investor") and eConnect Inc., a corporation organized and existing under the laws of the State of Nevada (the "Company").

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall extend the Company $7,000,000 line of credit through December 31,2002.

NOW, THEREFORE, the parties hereto agree as follows:

                          ARTICLE I
                         Credit Line

1.0 The Investor agrees to enable the Company to access a credit line of $7,000,000 with the following terms and conditions applying:

(a) Advances. The Company may access up to an amount that mutually agreed upon with a maximum of $400,000 per month from the Credit Line at the rate of 12% per year APR.

                          ARTICLE II
                           Mechanics

2.0 Advance Notice. At any time during the Commitment Period, the Company may deliver an Advance Notice to the Investor, at the amount mutually agreed upon, provided, however, the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than the Maximum Advance Amount. The aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount, unless otherwise agreed by the Investor in the Investor's sole and absolute discretion.

(b)  Date of Delivery of Advance Notice.

"Advance Notice Date" shall mean each date the Company delivers to the Investor an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement. No Advance Notice Date shall be less than eleven (11) Trading Days after the prior Advance Notice Date.

An Advance Notice shall be deemed delivered on (i) verbal discussions between the Company and the Investor or written
Advance Notice 48 hours preceeding requested delivery of funds to the Company.

                        ARTICLE III
                 Agreement to Advance Funds

3.0  The Company shall receive funds with the following in place:

(a) Reporting. The Company shall have filed with the Commission in a timely manner all reports, notices and other documents required of a "reporting company" under the Exchange
Act and applicable Commission regulations;

(b) Board of Directors Approval. The Company's obligations under this Agreement are approved and agreed to by the Board of Directors.

                          ARTICLE IV
                       Repayment of Funds

4.0 The Investor may elect to be repaid in either cash or stock or a combination of both at terms to be mutually agreed upon between the Company and the Investor.

                           ARTICLE V
                         Usage of Funds

5.0 The Company will use the funds from the Line of Credit towards the implemention of the Interface server system in the United States which shall act as the intermediary between the eCashPad originated transaction and the receiving Host which in turn shall route the financial card transaction originated by the eCashPad into the respective financial network for authorization and settlement.

                           ARTICLE VI
           Representations and Warranties of Investor

6.0 Investor hereby represents and warrants to, and agrees with, the Company that the following are true and as of the date hereof and as of each Advance Date:

(a) Organization and Authorization. Investor is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments (including, without limitations, the Registration Rights Agreement), on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

(b) Evaluation of Risks. The Investor has such knowledge and experience in financial tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction.
It recognizes that its investment in the Company involves a high degree of risk.

(c) No Legal Advice From the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(d) Accredited Investor. Investor is an "accredited investor" that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

(e) Information. Such Investor and its advisors (and his or its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement. Such Investor understands that its investment involves a high degree of risk. Such Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables each Investor to obtain information from the Company in order to evaluate the merits and risks of this investment.

Such Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.

(f) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the shares of Common Stock offered hereby.

(g) Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company "an Affiliate," as that term is defined in Rule 405 of the Securities Act, of the Company. The Investor agrees that it will not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock.

                           ARTICLE VII
          Representations and Warranties of the Company

7.0 Except as stated below or on the disclosure schedules attached hereto, the Company hereby represents and warrants to, and covenants with, the Investor that the following are true and correct as of the date hereof and as of each Advance Date:

(a) Organization and Qualification. The Company is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

(b)  Authorization, Enforcement, Compliance with Other
Instruments. The Company has the requisite corporate power and authority to enter into and perform this Agreement.

(c) SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC
Documents"). The Company has delivered to the Investor or its representatives, or made available through the SEC's website at http://www.sec.gov true and complete copies of the SEC
Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the
"Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.
Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise=20 indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)  Intellectual Property Rights.   The Company and its
subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(e) Employee Relations Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

(f) Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(g) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(h) No Material Adverse Breaches, etc. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

(i) Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a Material Adverse Effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a Material Adverse Effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

(j) Tax Status. The Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(k) Certain Transactions. None of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                          ARTICLE VIII
                         Indemnification

The Investor and the Company represent to the other the following with respect to itself:

(a) Indemnification. In consideration of the Investor's execution and delivery of this Agreement, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor(s), and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Investor Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Investor Indemnitee not arising out of any action or inaction of an Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b) In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Investor's other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Investor(s) in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor, (b) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach by the Investor and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice during the continuation of any of the foregoing events.

                         ARTICLE IX
                Choice of Law/Jurisdiction

Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without regard to the principles of conflict of laws.

                          ARTICLE X
                  Assignment; Termination

Assignment. Neither this Agreement nor any rights of the Company hereunder may be assigned to any other Person.

Termination. The obligations of the Investor to make Advances shall terminate December 31,2002.

                         ARTICLE XI
                           Notices

Section 11.1 Notices.   Any notices, consents, waivers, or other
communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three
(3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:

eConnect Inc.
Attention:  Thomas S. Hughes
Telephone: 310-514-9482
Facsimile: 310- 514-9442

If to the Investor(s), to its address:
12147 N.W. 9th Drive
Coral Springs, Florida 33071

Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                          ARTICLE XII
                         Miscellaneous

Counterparts.   This Agreement may be executed in two or more
identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five
(5) days of the execution and delivery hereof.

Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Confidentiality. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herein.

IN WITNESS WHEREOF, the parties hereto have caused this Line of Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

eConnect


By: /s/  Thomas S. HughesHughe
Thomas S. Hughes, Chairman and CEO


Alliance Equities


By: /s/  Richard Epstein
Richard Epstein, President

                            EX-4.79

                           DEBENTURE

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ISSUANCE DATE:  March 20, 2001
DUE DATE:       April 5, 2002

AMOUNT:         $1,653,000

FOR VALUE RECEIVED, eConnect, a Nevada corporation ("Company"), hereby promises to pay to Alliance Equities or registered assigns (the "Holder") on April 5, 2001, ("Maturity Date"), the principal amount of One Million Six Hundred Fifty-Three Thousand Dollars ($1,653,000) U.S., and to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein.

1.  Interest.

The Company shall pay interest on the unpaid principal amount of this Debenture (the "Debenture") at the rate of twelve percent (12.50%) per annum, payable at the time of each conversion, with respect to the principal amount of the Debenture being converted, until the principal amount hereof is paid in full or has been converted. Interest shall be computed on the basis of a three hundred sixty (360) day year of twelve (12), thirty (30) day months. Each payment shall be paid in cash or in Common Stock of the Company, at the Company's option. If the interest is to be paid in cash, the Company shall make such payment within five (5) business days of the of "Conversion Date" as
that term is defined in Section 3.2(b).   If the interest  is to
be paid in Common Stock, said Common Stock shall be delivered to the Holder, or per Holder's instructions, within five (5) business days of the date of conversion. The Debentures are subject to automatic conversion at the end of one year from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in
Section 3.2. The closing shall be deemed to have occurred on the date the funds are received by the Company or its Counsel ("Closing Date").

2.  Method of Payment.

This Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount hereof.
The Company shall have the option of paying the interest on this Debenture in United States dollars or in common stock upon conversion pursuant to Article 1 hereof. The Company may draw a check for the payment of interest to the order of the Holder of this Debenture and mail it to the Holder's address as shown on the Register (as defined in Section 7.2 below). Interest and principal payments shall be subject to withholding under applicable United States Federal Internal Revenue Service Regulations.

3.  Conversion.

3.1.  Conversion Privilege.

(a) The Holder of this Debenture shall have the right, at its option, to convert it into shares of common stock, par value $0.001 per share, of the Company ("Common Stock") at any time after the issuance date subject to the registration rights as set forth hereafter up to 5:00 p.m. Pacific Standard Time on April 5, 2002 (the "Conversion Period"), except as set forth in
Section 3.1(c) below. The number of shares of Common Stock issuable upon the conversion of this Debenture is determined pursuant to Section 3.2 and rounding the result to the nearest whole share.

(b) Less than all of the principal amount of this Debenture may be converted into Common Stock if the portion converted is five thousand dollars ($5,000) or a whole multiple of five thousand dollars ($5,000) and the provisions of this
Article 3 that apply to the conversion of all of the Debenture shall also apply to the conversion of a portion of it. This Debenture may not be converted, whether in whole or in part, except in accordance with Article 3.

(c) In the event all or any portion of this Debenture remains outstanding on the first anniversary of the date hereof, the unconverted portion of such Debenture will automatically be converted into shares of Common Stock on such date in the manner set forth in Section 3.2.

3.2.  Conversion Procedure.

(a) Debentures. Upon the Company's receipt of a facsimile or original of Holder's signed Notice of Conversion and the original Debenture to be converted, the Company shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debenture, or portion thereof is convertible in accordance with the provisions regarding conversion set forth in the conversion notice. The Company or its counsel shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

(b) Conversion Date. The face amount of the Debentures, plus accrued interest, may be converted anytime during the Conversion Period. Such conversion shall be effectuated by surrendering to the Company, or its attorney, this Debenture to be converted together with a facsimile or original of the signed Notice of Conversion which evidences Holder's intention to convert the Debenture indicated. The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Holder has delivered to the Company a facsimile or original of the signed Notice of Conversion, as long as the original Debentures to be converted are received by the Company or its designated attorney within five (5) business days thereafter. As long as the Debentures to be converted are received by the Company or its designated attorney within five (5) business days after it receives a facsimile or original of the signed Notice of Conversion, the Company shall deliver to the Holder, or per the Holder's instructions, the shares of Common Stock under the provisions of subparagraph (c) within four (4) business days of receipt of the facsimile Conversion Notice.

(c) Issuance of Common Stock. Upon the conversion of any Debentures and upon receipt by the Company or its attorney of a facsimile or original of Holder's signed conversion notice Company shall instruct Company's transfer agent to issue Stock Certificates without restrictive legend or stop transfer instructions, in the name of Holder (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Company.

(d) Conversion Rate. Anytime during the Conversion Period, Holder is entitled to convert the face amount of this Debenture, plus accrued interest, into Common Stock at seventeen cents ($0.17) per share ("Conversion Price"). No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

The Debentures are subject to a mandatory conversion feature at the end of which all Debentures outstanding will be automatically converted, upon the terms set forth in this section
("Mandatory Conversion Date").

(e)  Issuance of Share Certificate.   It shall be the
Company's responsibility to take all necessary actions and to bear all such costs to issue the Certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Holder a new Debenture equal to the unconverted amount, if so requested in writing by Holder.

(f)  Non-Deliverance of Shares.  In the event the Common
Stock is not delivered per the written instructions of the Holder, within four (4) business days after the Conversion
Date, then in such event the Company shall pay to Holder one percent (1%) in cash, of the dollar value of the Debentures being converted per each day after the fourth (4th) business day following the Conversion Date that the Common Stock is not delivered.

The Company acknowledges that its failure to deliver the Common Stock within four (4) business days after the Conversion Date will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to qualify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Agreement.

To the extent that the failure of the Company to issue the Common Stock pursuant to this Section 4 is due to the unavailability of authorized but unissued shares of Common
Stock, the provisions of this Section 4(f) shall not apply but instead the provisions of Section 4(g) shall apply.

The Company shall make any payments incurred under this
Section 4(g) in immediately available funds within three (3) business days from the date of issuance of the applicable Common Stock. Nothing herein shall limit a Holder's right to pursue actual damages or cancel the conversion for the Company's failure to issue and deliver Common Stock to the Holder within six (6) business days after the Conversion Date.

(g)  Insufficient Authorized but Unissued Shares.  The
Company shall at all times reserve and have available all Common Stock necessary to meet conversion of the Debentures by all Holders of the entire amount of Debentures then outstanding.
If, at any time Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a conversion of the Debentures (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Holder all of the shares of Common
Stock which are available, and the Notice of Conversion as to any Debentures requested to be converted but not converted (the "Unconverted Debentures"), upon Holder's sole option, may be deemed null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Holders of outstanding Debentures, by facsimile, within three (3) business day of such default (with the original delivered by overnight or two day courier), and the Holder shall give notice to the Company by facsimile within five (5) business days of receipt of the original Notice of Conversion Default
(with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.

The Company agrees to pay to all Holders of outstanding Debentures payments for a Conversion Default ("Conversion
Default Payments") in the amount of (N/365) x (.12) x the initial issuance price of the outstanding and/or tendered but not converted Debentures held by each Holder where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Debentures. The Company shall send notice ("Authorization Notice") to each Holder of outstanding
Debentures that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, at the Holder's option, payable as follows: (i) in the event Holder elects to take such payment in cash, cash payments shall be made to such Holder of outstanding Debentures by the fifth (5th) day of the following calendar month, or (ii) in the event Holder elects to take such payment in stock, the Holder may convert such payment amount into Common Stock at the conversion rate set forth in Section 3.2(d) at anytime after the fifth (5th) day of the calendar month following the month in which the Authorization Notice was received, until the expiration of the mandatory twelve (12) month conversion period. The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Debentures will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Debenture a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Debenture. Nothing herein shall limit the Holder's right to pursue actual damages or cancel the conversion for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

(h) Furnishing of Prospectus. The Company shall furnish to Holder such number of prospectuses and other documents incidental to the registration of the shares of Common Stock underlying the Debentures, including any amendment of or supplements thereto. Holder shall acknowledge in writing the receipt, the careful reading, and the understanding thereof, prior to any conversion under Article 3 hereof.

(i) Maximum Payment of Interest. Nothing contained in the Debenture shall be deemed to establish or require the payment of interest to the Purchaser at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid under the Debenture exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing and any amounts collected in excess of the permissible amount shall be deemed a payment of principal. To the extent that such excess amount exceeds the aggregate principal amount of the Debenture, such excess shall be returned with reasonable promptness by the Holder to the Company.

(j) Redemption. The Company reserves the right, at its sole option, to call a mandatory redemption of any percentage of the balance on the Debentures as follows: In the event the Company exercises such right of redemption anytime following the Closing Date, it shall pay the Holder, in U.S. currency the benefit of the bargain (intrinsic value), that is, the principal amount of the Debenture being redeemed, plus accrued interest and the profit the Holder would have received upon conversion of that portion of the Debenture being redeemed and sale of the Common Stock. The date by which the Debentures must be delivered to the Escrow Agent shall not be later than five (5) business days following the date the Company notifies the Holder by facsimile of the redemption. The Company shall give the Holder at least twenty (20) business days advance written notice of its intent to redeem.

(k) Investment Intent. The Holder of this Debenture by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in violation of the 1933 Act or any applicable state Blue Sky law or similar laws relating to the sale of securities.

(l) Adjustment. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

3.3. Fractional Shares. The Company shall not issue fractional shares of Common Stock, or scrip representing fractions of such shares, upon the conversion of this Debenture. Instead, the Company shall round up or down, as the case may be, to the nearest whole share.

3.4. Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion of this Debenture. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than its name.

3.5. Company to Reserve Stock. The Company shall reserve the number of shares of Common Stock required pursuant to and upon the terms set forth in Section 3(a) of the Subscription Agreement entered into by the Company and Holder, to permit the conversion of this Debenture. All shares of Common Stock which may be issued upon the conversion hereof shall upon issuance be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

3.6. Restrictions on Transfer. This Debenture has not been registered under the Securities Act of 1933, as amended, (the "Act") and is being issued under Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. This Debenture and the Common Stock issuable upon the conversion thereof may only be offered or sold pursuant to registration under or an exemption from the Act.

3.7. Mergers, Etc. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable to adjustments provided for in this Article 3.

4.  Mergers and Adjustments.

4.1. Mergers. The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assume in writing the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.

4.2. Adjustments. The number of shares of Common Stock purchasable upon the conversion of this Debenture shall be subject to adjustments as follows:

(a)  In case the Company shall (i) pay a dividend on Common
Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock, (ii) declare a dividend payable in cash on its Common Stock and at substantially the same time offer its shareholders a right to purchase new Common Stock (or securities convertible into, exchangeable for or other entitling a holder thereof to receive Common Stock) from the proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock dividend), (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or
(v) issue by reclassification, reorganization or recapitalization of its Common Stock any shares of Common Stock or other securities of the Company, the number of shares of Common Stock issuable upon conversion of this Debenture immediately prior thereto shall be adjusted so that the Holder of this Debenture shall be entitled to receive after the happening of any of the events described above that number and kind of shares as the Holder would have received had this Debenture been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subdivision shall become effective immediately after the close of business on the record date in the case of a stock dividend and shall become effective immediately after the close of business on the effective date in the case of a stock split, subdivision, combination or reclassification.

(b) In case the Company shall distribute, without receiving consideration therefor, to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends other than as described in Section 4.2(a)), or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, then in such case, the number of shares of Common Stock thereafter issuable upon conversion of this Debenture shall be determined by multiplying the number of shares of Common Stock theretofore issuable upon conversion of this Debenture, by a fraction, of which the numerator shall be the closing bid price per share of Common Stock on the record date for such distribution, and of which the denominator shall be the closing bid price of the Common Stock less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

(c) Any adjustment in the number of shares of Common Stock issuable hereunder otherwise required to be made by this Section
4.2 will not have to be adjusted if such adjustment would not require an increase or decrease in one percent (1%) or more in the number of shares of Common Stock issuable upon conversion of this Debenture. No adjustment in the number of shares of Common
Stock issuable upon conversion of this Debenture will be made for the issuance of shares of capital stock to directors, employees or independent contractors pursuant to the Company's or any of its subsidiaries' stock option, for the purpose of the Company's Common Stock warrants issued, issuable or to be issued for services rendered by others to the Company, stock ownership or other benefit plans or arrangements or trusts related thereto or for issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under such plan.

5.  Reports.

The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or current report that it files with the Securities and Exchange Commission promptly after the filing thereof and a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders.

6.  Defaults and Remedies.

6.1. Events of Default. An "Event of Default" occurs if (a) the Company does not make the payment of the principal of this Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, (b) the Company does not make a payment, other than a payment of principal, for a period of five
(5) business days thereafter, (c) the Company fails to comply with any of its other agreements in this Debenture and such failure continues for the period and after the notice specified below, (d) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for sixty (60) days, (e) the Company's
Common Stock is no longer listed on any recognized exchange including electronic over-the-counter bulletin board. As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause (c) above is not an Event of Default until the holders of at least twenty-five percent (25%) of the aggregate principal amount of the Debentures outstanding notify the Company of such default and the Company does not cure it within five (5) business days after the receipt of such notice, which must specify the default, demand that it be remedied and state that it is a "Notice of Default".

6.2. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company, may declare the remaining principal amount of this Debenture to be due and payable. Upon such declaration, the remaining principal amount shall be due and payable immediately

7.  Registered Debentures.

7.1. Series. This Debenture is one of a numbered series of Debentures which are identical except as to the principal amount and date of issuance thereof and as to any restriction on the transfer thereof in order to comply with the Securities Act of 1933 and the regulations of the Securities and Exchange
Commission promulgated thereunder. Such Debentures are referred to herein collectively as the "Debentures". The Debentures shall be issued in whole multiples of five thousand dollars ($5,000).

7.2. Record Ownership. The Company, or its attorney, shall maintain a register of the holders of the Debentures ("Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this
Debenture.   The Holder of this Debenture is the person
exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

7.3. Registration of Transfer. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to Section 7.2 above (i.e., the Register). Transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and a new Debenture showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in such denominations as agreed to by the Company and Holder.

7.4. Worn or Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

8.  Registration Rights.

The Company shall prepare and file with the U.S. Securities and Exchange Commission ("SEC"), no later than twelve months after the Effective Date, as defined therein, of an accompanying Registration Rights Agreement, a Registration Statement on Form SB-2 ("Registration Statement"), covering a sufficient number of shares of Common Stock to cover the conversion of this Debenture. If at any time the number of shares of Common Stock into which this Debenture shall be converted exceeds the aggregate number of shares of Common Stock then registered, the Company shall, within ten (10) business days after receipt of written notice from the Holder, file with the SEC an additional Registration Statement on Form SB-2 or any other applicable registration statement, to register the shares of Common Stock into which this Debenture may be converted that exceed the aggregate number of shares of Common Stock already registered.

9.  Time.

Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. A "business day" shall mean a day on which the banks in New York are not required or allowed to be closed.

10.  Miscellaneous.

10.1 Benefits of this Agreement. Nothing in this Debenture shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Debenture, and this Debenture shall be for the sole and exclusive benefit of the Company and the Holder.

10.2 Rights Cumulative; Waivers. The rights of each of the parties under this Debenture are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. However, the holders of a majority in principal amount of the Debentures may waive a default or rescind the declaration of an Event of Default and its consequences except for a default in the payment of principal or conversion into Common Stock. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

10.3 Benefit; Successors Bound. This Debenture and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, executors, administrators, representatives, successors, and permitted assigns.

10.4 Entire Agreement. This Debenture contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Debenture or the matters described in this Debenture, except as set forth in this Debenture. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Debenture.

10.5 Assignment. This Debenture may be assigned if the Assignment of Debenture, attached as Exhibit B to this Debenture, is properly completed, executed and delivered to the Company.

10.5 Amendment. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

10.7 Severability. Each part of this Debenture is intended to be severable. In the event that any provision of this Debenture is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Debenture shall continue in full force and effect.

10.8 Notices. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, at its executive office (ii) if to the Holder, at the address set forth under its name in the subscription agreement for this Debenture, with a copy to its designated attorney and (iii) if to any other Holder, at such address as such Holder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this section, and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four (4) business days after deposit with the United States Postal Service.

10.9 Governing Law. This Agreement shall be governed by the interpreted in accordance with the laws of the State of Arizona without reference to its conflicts of laws rules or principles.

10.10  Forum Selection and Consent to Jurisdiction.	Any
litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Holder shall be brought and maintained exclusively in the federal courts of the State of Arizona without reference to its conflicts of laws rules or principles. The Company hereby expressly and irrevocably submits to jurisdiction exclusively with the federal Courts of the State of Arizona for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Arizona. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property. The Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

10.11 Waiver of Jury Trial. The Holder and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Holder or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Holder entering into this agreement.

10.12 Consents. The person signing this Debenture on behalf of the Company hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Debenture on behalf of the Company.

10.13  Further Assurances.  In addition to the
instruments and documents to be made, executed and delivered pursuant to this Debenture, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Debenture and the transactions contemplated hereby.

10.14  Section Headings.  The Section headings in this
Debenture are for reference purposes only and shall not affect in any way the meaning or interpretation of this Debenture.

10.15 Construction. Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

COMPANY:

eConnect



By: /s/  Thomas S. Hughes
Thomas S. Hughes, President

                            EXHIBIT A

                       NOTICE OF CONVERSION


(To be Executed by the Registered Holder in order to Convert the Debentures.)


The undersigned hereby irrevocably elects, as of ___________________, ______ to convert $_________________ of the
Debentures into Shares of Common Stock (the "Shares") of eConnect (the "Company") according to the conditions set forth in the Subscription Agreement dated __________________, _______.


Date of Conversion_________________________________________

Applicable Conversion Price_________________________________

Number of Shares Issuable upon this conversion______________

Signature___________________________________________________
                                [Name]

Address_____________________________________________________

____________________________________________________________

Phone______________________   Fax___________________________


                           EXHIBIT B

                   ASSIGNMENT OF DEBENTURE


The undersigned hereby sell(s) and assign(s) and transfer(s) unto


(name, address and SSN or EIN of assignee)


Dollars ($     )
(principal amount of Debenture, $10,000 or integral multiples of $10,000) of principal amount of this Debenture together with all accrued and unpaid interest hereon.


Date:                     Signed:
(Signature must conform in all respects to name of Holder shown of face of Debenture)


Signature Guaranteed:

                           EX-5

                   OPINION RE: LEGALITY


Brian F. Faulkner
A Professional Law Corporation
3900 Birch Street, Suite 113
Newport Beach, California 92660
(949) 975-0544


April 30, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  eConnect - Form SB-2

Dear Sir/Madame:

I have acted as counsel to eConnect, a Nevada corporation ("Company"), in connection with its Registration Statement on Form SB-2 relating to the registration of 90,755,365 shares of its common stock ("Shares"), $0.001 par value per Share.

In my representation I have examined such documents, corporate records, and other instruments as I have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Articles of Incorporation, and all amendments thereto, and Bylaws of the Company.

Based upon and in reliance on the foregoing, and subject to the qualifications and assumptions set forth below, it is my opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Nevada, and that the Shares, when issued and sold, will be validly issued, fully paid, and non-assessable.

My opinion is limited by and subject to the following:

(a) In rendering my opinion I have assumed that, at the time of each issuance and sale of the Shares, the Company will be a corporation validly existing and in good standing under the laws of the State of Nevada.

(b) In my examination of all documents, certificates and records, I have assumed without investigation the authenticity and completeness of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity and completeness of the originals of all documents submitted to me as copies. I have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of all persons executing documents on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to matters of fact material to this opinion, I have relied upon statements and representations of representatives of the Company and of public officials and have assumed the same to have been properly given and to be accurate.

(c) My opinion is based solely on and limited to the federal laws of the United States of America and the Nevada Revised
Statutes. I express no opinion as to the laws of any other jurisdiction.

Sincerely,


/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.

                           EX-10.7

           AMENDMENT TO AGREEMENT TO LICENSE ASSETS


September 1, 1999

Amendment #4 to Agreement to License Assets dated February 18, 1997 between Leggoons, Inc., a Missouri corporation and its assigns ("Leggoons") and Home Point of Sale, Inc., a Nevada corporation ("HPOS"), now also known as Electronic Transactions & Technologies ("ET&T").

WHEREAS, paragraph 12(L) of the "Agreement" provides that modification and amendments thereto can only be made with the express written consent of James S. Clinton and Thomas S. Hughes;

WHEREAS, Leggoons, Inc. is now known as eConnect ("ECNC");

WHEREAS, eConnect has issued and outstanding 60,523,775 shares of common stock as of August 13, 1999;

WHEREAS, paragraph 4 of the Agreement as previously amended provides for termination of the Agreement as of September 1, 1999, unless certain conditions have been met;

WHEREAS, those conditions have not been met; and

WHEREAS, ET&T, eConnect, James S. Clinton, and Thomas S. Hughes desiring to further extend the Agreement in order to allow more time for the conditions of the Agreement to be met, hereby amend the Agreement as follows:

(1) All references to a cancellation/termination date of September 1, 1999 contained in the Agreement, as previously amended, shall be changed to September 1, 2001 provided that the following specific conditions have been met by ET&T:

(a) Pursuant to the provisions of Para. 2(d) of the Agreement, ET&T and Hughes will cause eConnect, fomerly known as Betting, Inc., formerly known as Leggoons, Inc., to immediately issue 1,792,377 shares of its common stock (inclusive of the contemplated 5% stock dividend) to certain shareholders as directed by James S. Clinton, in order to restore those shareholders to their 10% position as provided in said Para. 2(d).

(b) Thereafter, at the end of each quarter of the fiscal year of eConnect and within 45 days thereof, Hughes and ET&T will cause eConnect to issue additional shares if/as needed (as directed by James S. Clinton) to maintain the interest of certain shareholders of the company at February 18, 1997 at 10% of the total shares outstanding.

(c) All shares issued under the provisions of Para. 4(a), (b) above shall be fully registered and free trading unless this provision shall be specifically waived in writing by James S. Clinton.

(d) That all other conditions set forth in the Agreement of February 18, 1997 (as previously amended) have been met by ET&T on or before September 1, 2001, except that all parties to the Agreement specifically waive Para. 1(b) and 1(c) of Amendment #2 to the Agreement, dated April 20, 1998.

(2) All parties to the Agreement acknowledge that eConnect was formerly known as Betting, Inc., which was formerly known as Leggoons, Inc.

In witness whereof, the parties have executed this Amendment #4 this 1st day fo September 1999.

ET&T


By: /s/  Thomas S. Hughes
Thomas S. Hughes, President

eConnect


By: /s/  Thomas S. Hughes
Thomas S. Hughes, President


/s/  Thomas S. Hughes
Thomas S. Hughes


/s/  James S. Clinton
James S. Clinton

                           EX-10.52

                   ASSET PURCHASE AGREEMENT

AGREEMENT AND PLAN OF REORGANIZATION, dated this 4th day of October, 2000 (the "Agreement"), among EConnect, Inc., a Nevada corporation with offices located at 2500 Via Cabrillo Marina, Suite 112, San Pedro, CA 90731 (hereinafter "EConnect"); and Broadband Video, Inc., a California corporation withoffices located at 4839 E. Sunnyside Drive, Scottsdale, AZ 85254 (hereinafter "Broadband Video").

WITNESSETH:

WHEREAS EConnect and Broadband Video desire, pursuant to this Agreement, to exchange all of the Assets of Broadband Video (as hereinafter defined) solely for the Common Stock of EConnect upon the terms and conditions hereinafter set forth and for the purpose of carrying out a tax free exchange within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"),

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Plan of Reorganization. Broadband Video agrees to sell all of the Assets of Broadband Video to EConnect solely in exchange for Six Million (6,000,000) free trading shares of Common Stock of EConnect as provided for herein.

Description of the Assets. The Assets consist 100% of all right, title and interest of Broadband Video in and to Zoom-TV software technology.

3. The Common Stock. Econnect agrees to immediately deliver 400,000 of free trading common stock to the shareholders of the Broadband Video within one week after shareholders meeting is held, 80,000 shares in the name of Anthony E. DePrima, 80,000 shares in the name of C & P Development Corp., and 240,000 shares in the name of Richard Gnant, all of which shares shall be non-refundable, and the balance of the shares of stock at the at the Closing shall be Nine Million Six Hundred Thousand (9,600,000) shares of stock shall be delivered at Closing to Arizona Escrows, 3700 N. 24th Street, Phoenix, AZ 85016, who shall act as Escrow Agent and hold the shares of stock and deliver the shares of stock to the shareholders of Broadband Video named below.

4. Closing. The closing of the sale and acquisition of the Assets in exchange for the Common Stock (the "Closing") shall take place at 10:00 AM. local time one week after share holders meeting is held or at such other time as the parties may mutually agree. In event the Closing shall not occur as a result of the fault of EConnect, EConnect agrees to pay the shareholders of Broadband Video liquidated damages in an amount equal to immediate delivery of One Million Six Hundred Thousand (1,600,000) additional free trading shares and One Million warrants for purchase of free trading shares priced at the lower exercisable price of the following, either $1.00 per share or the exercise price equal to 25% below the average 5-day trading price, 5 business prior to one week after shareholders meeting is held. The term for exercising the warrants will be one year from date of issue. The shares of EConnect common stock are to be issued in the same proportion and ratio of shares as provided in paragraph 5 of this Agreement.

5. Exchange of the Assets for the Common Stock. Two days before the Closing Date Broadband Video shall deliver to the Escrow Agent a duly executed and notarized bill of sale transferring the Assets to EConnect, and EConnect shall deliver to the Escrow Agent three certificates of stock, One Million Nine Hundred Twenty Thousand (1,920,000) shares in the name of Anthony E. DePrima, 6991 E. Camelback Road, Suite B-305, Scottsdale, AZ 85251, One Million Nine Hundred Twenty Thousand (1,920,000) shares in the name of C & P Development Corp. 2222 Foothill Blvd., Suite 323, La Canada, CA 91011, and Five Million Seven Hundred Sixty Thousand (5,760,000) shares in the name of Richard Gnant, 4839 E. Sunnyside Drive, Scottsdale, AZ 85254, all such persons being the sole and only shareholders of Broadband Video. Upon the Closing the Escrow Agent shall deliver the shares of stock to the persons entitled to receive them and the bill of sale transferring Zoom-TV to EConnect.

6. Tax-Free Exchange. Each party hereto intends that the transaction embodied by this Agreement shall be and shall qualify, as a reorganization and a tax-free exchange under
Section 368(a)(1)(C) of the Code; and in furtherance thereof, each party hereby agrees not to take any action which would impair the treatment of the exchange as a tax-free reorganization for tax purposes. However, the inability to consummate the transaction on a tax free basis will not affect the validity or enforceability of this Agreement.

7. Expenses. Each party shall pay its own costs and expenses incurred by it in conjunction with this transactions.

8. Entire Agreement. Each of the parties hereto, covenants that this Agreement is intended to and does contain and embody herein all of the understandings and agreements, both written and oral, of the parties hereby with respect to the subject matter of this Agreement and that there exists no oral agreement or understanding express or implied, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, impaired or affected.

9. Governing Law. This Agreement shall be governed by and interpreted under and construed in all respects in accordance with the laws of the State of California, irrespective of the place of domicile or residence of any party.

10. Originals. This Agreement may be executed in counterparts each of which so executed shall be deemed an original and constitute one and the same agreement.

11.Notices. Any notice required or contemplated by this Agreement shall be deemed sufficiently given when served in person, or by registered or certified mail, postage prepaid and addressed, with return receipt requested the party entitled to the notice at their address provided herein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year as first above written.

EConnect, Inc.                         Broadband Video, Inc.


By: /s/  Thomas S. Hughes              By: /s/  Richard Gnant
Thomas S. Hughes, Chairman & CEO       Richard Gnant, President

               AMENDMENT TO ASSET PURCHASE AGREEMENT

The Asset Purchase Agreement entered into between EConnect,
Inc. (hereinafter "EConnect") and Broadband Video, Inc.
(hereinafter "Broadband Video) dated October
4, 2000, is amended to provide as follows:

Paragraph "1. The Plan of Reorganization" is amended to provide for Ten Million (10,000,000) shares of 144 shares of common stock and Three Million (3,000,000) warrants to buy Three Million (3,000,000) shares of EConnect common stock for $1.00 per share, which warrants must be all exercised by 5:00 pm December 31, 2001.

Paragraph "3. The Common Stock" is amended to provide for the delivery of the shares of stock and the warrants directly to the shareholders of Broadband Video in the same ratio of ownership upon Closing.

Paragraph "4. Closing" shall take place upon the next filing for registration of stock by EConnect (SB-2) which shall take place on or before December 1,2000. EConnect agrees to register the shares of stock and warrants for purchase of shares in such registration (SB-2) which shares of stock and warrants shall all become free trading shares upon approval of the SB-2 by the SEC.

Paragraph "5. Exchange of the Assets for the Common Stock" is amended to provide for delivery by source code to the Zoom-TV technology and Bill of Sale by Broadband Video to EConnect when the Ten Million (10,000,000) shares of stock and the Warrants shall become free trading and unrestricted shares and warrants without any restrictive legend.

In Witness Whereof the parties have executed this Amendment To
Asset Purchase Agreement the day and year set forth above.

EConnect, Inc.                          Broadband Video, Inc.


By: /s/  Thomas S. Hughes               By: /s/  Richard Gnant
Thomas S. Hughes, Chairman & CEO        Richard Gnant, President

                            EX-10.53

         AGREEMENT FOR SALE AND PLAN OF REORGANIZATION


This Agreement for Sale and Plan of Reorganization ("Agreement") is entered into effective October 29, 2000, by and between eConnect, a Nevada Corporation ("Buyer"), and all Shareholders of National Data Funding Corporation, a California Corporation, as indicated on Exhibit "A" attached hereto and incorporated herein (collectively "Sellers").

                            RECITALS

A.  WHEREAS, all the outstanding shares of stock of National
Data Funding Corporation ("NDFC"), a California corporation, are owned by the Sellers;

B. WHEREAS, Buyer desires to purchase and Sellers desire to sell to Buyer five million (5,000,000) shares of stock of NDFC, under the terms and conditions hereinafter provided;

C. WHEREAS, the parties desire to enter into certain binding agreements regarding the operation of NDFC after the sale;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Sale and Purchase. Sellers agree to sell, convey, and transfer to Buyer, and Buyer agrees to purchase and assume from Sellers, the assets hereinafter described for the purchase price and upon and subject to the terms and conditions hereafter set forth.

2.  Shares.  The shares to be sold and purchased (collectively
"Shares") are the following: five million (5,000,000) shares of stock in NDFC which is fifty percent (50%) of the total authorized shares of NDFC.

3.  Purchase Price.

(a)  Buyer shall pay to Sellers ten million dollars
($10,000,000.00) and ten million (10,000,000) shares of eConnect
Section 144 stock, the total of both money and shares being the "Purchase Price", in consideration for five million (5,000,000) shares of the total of ten million (10,000,000) shares of authorized NDFC stock.

(b) The Purchase Price shall be allocated to NDFC's shareholders of record as of the Closing Date (as defined in subsection 4(a)) in an amount equal to their respective equity interest in NDFC.

(c)  The Purchase Price shall be paid at the Closing as follows:

(1) Buyer shall deliver a certified, cashier's, or other check acceptable to Sellers in the amount of ten million dollars
($10,000,000.00);

(2) Buyer shall deliver ten million (10,000,000) Section 144 shares of eConnect common stock to Sellers. For purposes of this subsection, "deliver" means to transfer the said ten million (10,000,000) Section 144 shares into the names of the Sellers on the Day of Closing, with no acts left to be done by Buyer, or any party, for Sellers to have full legal and physical possession of said shares.

4.  Closing.

(a) The transaction shall be closed and possession of the Shares shall be given to Buyer at a closing to be held at 801 K Street, 23rd Floor, Sacramento, California, on October 31, 2000, at 11:00 a.m., or on such other date as the parties may agree ("Closing Date").

(b)  At the closing:

(1) Sellers shall execute and deliver to Buyer all documents and instruments necessary to carry out the terms and provisions of this Agreement and to effectuate the purpose of the transaction as shall be necessary to transfer the Shares to Buyer and to fulfill the obligations of Seller hereunder which are herein provided to be fulfilled on the Closing Date.

(2) Buyer shall pay to Sellers the Purchase Price, in negotiable funds, and all other instruments as shall be necessary to fulfill the obligations of Buyer hereunder which are herein provided to be fulfilled on the Closing Date.

(c) Unless otherwise provided herein, all such instruments so delivered shall be dated as of the Closing Date and, unless attached hereto as an exhibit, shall be satisfactory as to form and content to each party and its respective counsel.

5. Title. Title to all shares conveyed pursuant to this Agreement shall be conveyed free and clear of all encumbrances.

6. Due Diligence Period. The parties have both engaged in a period (the "Due Diligence Period") within which to inspect and investigate the assets and liabilities of NDFC and eConnect, respectively. The Due Diligence Period has passed as of the effective date of this Agreement.

7.  Representations, Undertakings, and Warranties by Sellers.
Sellers represent, agree, and warrant that:

(a) Sellers have good and marketable title to the Shares, subject to no mortgage, pledge, lien, encumbrance, charge or security interest, and the Shares shall be transferred to Buyer so that they shall vest in Buyer free and clear of all liens, encumbrances, and adverse claims of every character.

(b)  The Shares are in existence and in the possession of Sellers.

(c) Seller is not in violation of or in default with respect to any term or provision of any indenture, contract, agreement, lease, or instrument to which Seller may be a party or by which Seller may be bound.

(d) There is no litigation pending against Sellers or NDFC, except as will be fully disclosed prior to the Closing Date, and Sellers are not aware of any threatened litigation. All tax returns required to be made by Seller have been properly prepared, executed, and filed pursuant to applicable law, and all taxes due have been paid. Except as otherwise provided in this Agreement, Seller has no known liabilities for injury to person or damage to property, no contingent liabilities. and no liabilities not disclosed in writing to Buyer.

(e) NDFC has good and marketable title to its business assets including cash, name, patents, intangibles, equipment, inventory, fixtures, real property, leasehold improvements, goods, receivables and instruments (referred to collectively in this letter as the "Assets"), and all of the trademarks, licenses, patents and copyrights necessary for the conduct of the business.

(f) NDFC is in compliance with applicable laws the violation of which would have a material adverse affect on NDFC's operations or financial condition. Without limitation of the foregoing, NDFC has complied with all laws regulating the discharge and disposal of hazardous waste.

(g) NDFC's real property included in the Assets and all leased premises are adequate for the present operations of NDFC and, as presently used by NDFC, comply with all zoning and land use laws and do not contain any hazardous wastes below the ground surface.

(h) NDFC is in compliance with all governmental licenses and permits necessary of the operation of its business, the absence of which or the noncompliance with which would have a material adverse affect on the operations or financial condition of NDFC.

(i) NDFC's financial statements as delivered to Buyer are true and correct and there has been no adverse change in the business of NDFC since the date of such financial statements to the Closing.

(j) NDFC's products and all components thereof are of a commercial quality and are sufficient to satisfy open orders pending with NDFC.

(k) NDFC's reserve for warranty repair as shown on financial statements is adequate to cover future warranty repairs.

(l) NDFC's account receivable arose from valid sales in the ordinary course of business and, subject to a reasonable bad debt allowance, are collectible without extraordinary efforts.

(m) At the Closing, NDFC shall deliver to Buyer and warrant as true and correct a schedule of all bank accounts of NDFC.

(n) NDFC shall deliver to Buyer at the Closing and warrant as true and correct a schedule of all NDFC's employees, their present compensation levels, their scheduled salary review date, their accrued and unpaid sick leave and vacation and all other items of compensation due or to come due to NDFC's employees.

(o) None of the documents delivered to Buyer (taken together) by Sellers contain any untrue statement of a material fact or omit a statement of any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which the statements were made.

(p) Between the date of Execution of this Agreement and the Closing Date:

(1) Except for such changes as shall occur in the ordinary course of business, and those changes discussed in Paragraph 10, below, no changes have been made and no change shall be made in NDFC's business or in the Shares.

(2) Seller has conducted and shall conduct the Business in a diligent and businesslike manner, consistent with Seller's normal and ordinary operation.

(3) Seller has used and shall use Seller's best efforts to maintain the business organization intact, to retain the present employees, and to maintain relationships with customers so that all of them will be preserved for Buyer on or after the Closing Date.

(4) Sellers have maintained and shall maintain casualty insurance in the amount of the full replacement value of the Shares.

(5) Buyer and Buyer's agents, employees, accountants, and attorneys shall have full access to and the opportunity to examine and make copies of all such books, records, documents, instruments and papers of Seller pertaining to the Business.

8.  Representations, Undertakings, and Warranties by Buyer.
Buyer represents, agrees, and warrants that:

(a) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the power, all necessary corporate authorizations, and capacity to enter into the transaction.

(b) There is no pending litigation against Buyer except as will be fully disclosed prior to close of escrow.

(c) Consummation of the sale by Buyer will not violate any contract or agreement to which Buyer is a party.

(d) Buyer has prepared and filed all federal, state and local income, withholding, sales, real property, personal property and other tax returns and has paid all required taxes.

(e) Buyer is in compliance with applicable laws the violation of which would have a material adverse affect on Buyer's operations or financial condition. Without limitation on the foregoing, Buyer has complied with all laws regulating the discharge and disposal of hazardous waste.

(f) Buyer's real property included in its assets, if any, and all leased premises are adequate for the present operations of Buyer and, as presently used by Buyer, comply with all zoning and land use laws and do not contain any hazardous wastes below the ground surface.

(g) Buyer is in compliance with all governmental licenses and permits necessary for the operation of its business, the absence of which or the noncompliance with which would have a material adverse affect on the operations or financial condition of Buyer.

(h) Buyer maintains appropriate insurance policies relating to its assets and the conduct of its business.

(i) Buyer's financial statements as delivered to Sellers are true and correct and there has been no adverse change in the business of Buyer since the date of such financial statements to the Closing.

(j) At close of escrow Buyer will be in compliance with all Securities and Exchange Commission filing requirements.

(k) Buyer's accounts receivable arose from valid sales in the ordinary course of business and, subject to a reasonable bad debt allowance, are collectible without extraordinary efforts.

(l) None of the documents delivered to Sellers (taken together) by Buyer contain any untrue statement of a material fact or omit a statement of any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which the statements were made.

9.  Conditions Precedent.

(a) Buyer's obligation to purchase the Shares and to close the transaction contemplated by this Agreement is expressly conditioned upon Seller's performance of each and every obligation to be performed by Seller prior to or as of the Closing Date, including, but not limited to, those actions set forth in Paragraph 10, below.

(b) Sellers' obligation to transfer the Shares and to close the transaction contemplated by this Agreement is expressly conditioned upon Buyer's performance of each and every obligation to be performed by Buyer prior to the closing Date, and the complete satisfaction of each and every one of the following conditions:

(1) Buyer shall enter into a consulting contract with R. Scott Hatfield, (AHatfield) current Executive Vice President of NDFC. This contract shall be for a period of three years and shall call for Hatfield to, in addition to serving as president and chief executive officer of NDFC after the Closing Date pursuant to a contract with NDFC, serve as a consultant to Buyer regarding its financial processing activities. It will include a stock incentive plan which will call for Hatfield to receive one million six hundred thousand (1,600,000) shares of NDFC's stock from Buyer payable in equal quarterly payments during the term of the contract. Those payments shall continue during the contract so long as Hatfield remains available to serve as a consultant to Buyer at reasonable times and places, and does not voluntarily terminate or is not involuntarily terminated for cause (which shall be defined as willfully breaching his employment contract; habitually neglecting his duties; or, committing acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude that would prevent the effective performance of his duties) from his employment contract with NDFC. The contract shall also give Hatfield the right to vote all 1,600,000 of the shares during the term of the agreement, even if not all shares have been transferred, and shall provide that, on breach by eConnect, the remaining shares shall be immediately transferred. Additionally, Buyer shall pay Hatfield a cash salary under the contract equal to the actual Federal and State income tax he pays as a result of the stock transfers;
such payments to be made on or before the due date of said taxes.

(2) Buyer shall provide operating capital to NDFC in the amount of one million dollars ($1,000,000.00). Buyer shall also transfer one million (1,000,000) shares of Section 144 stock of Buyer, in addition to any other Buyer stock contemplated under this Agreement, to NDFC. When negotiable, NDFC shall have the right to sell, transfer, or otherwise utilize said one million (1,000,000) shares for operating capital, at NDFC's discretion. Said stock shall be transferred in such a way that, except for the passage of time, no further action will be required of any party before possession and ownership of such shares are legally transferred to NDFC. Said capital contributions of cash and stock shall occur at the Closing.

(3) Buyer shall provide Sellers, at the Closing, a certificate from the Secretary of Buyer that the Board of Directors and Shareholders of Buyer has approved the transaction as provided in this Agreement and that the officers executing this Agreement have full authority to do so as well as execute all other documents and instruments necessary to carry out the transaction contemplated by this Agreement.

10. Pre-Purchase Operation and Structure. In order to accomplish the mutual intent of the parties, the parties agree that prior to the Closing Date, and contingent on the close (i.e. if this transaction is not closed, these actions will be nullified), Sellers will accomplish the following:

(a) Change the corporate structure such that NDFC will no longer be a California Statutory Close Corporation;

(b) Cause NDFC to issue the currently authorized, but unissued shares of NDFC to bring the total authorized and issue shares to ten million (10,000,000).

(c)  Sellers each will agree to retire thirty percent
(30%) of their shares for a total of three million (3,000,000) shares of NDFC stock, which will thus become authorized, but not issued stock. The parties agree that two million (2,000,000) of those shares will be designated for an Employee Stock Incentive Plan which will be created and maintained by NDFC after the Closing Date. The balance of one million (1,000,000) authorized, but unissued shares will be used at the discretion of NDFC for operating capital.

(d) Cause NDFC to enter into an employment contract with R. Scott Hatfield (AHatfield) to serve as the president and chief executive officer of NDFC after the Closing Date for a period of three years. The contract shall call for reasonable salary and benefits of not less than those currently received by the existing president of NDFC. It shall provide that Hatfield may not be terminated except for cause, which shall be defined as existing only if he willfully breaches or habitually neglects the reasonable duties of his office or commits an act of dishonesty, fraud, misrepresentation or other acts of moral turpitude, that would prevent the effective performance of his duties.

11. Post Purchase Operation and Structure. It is the intent of Buyer and Seller that certain restrictions and limitations be placed on the operation of NDFC after the Closing Date. Additionally, the parties have reached certain agreements concerning the operational plans for NDFC, which shall bind the parties after the Close. These restrictions, limitations and plans, shall include the following:

(a) As indicated in Paragraph 9(b)(1) above, it is a condition precedent to closing, that R. Scott Hatfield ("Hatfield") enter into an employment contract with Buyer under which he shall act as president and chief executive officer of NDFC and receive one million six hundred thousand (1,600,000) shares of Buyers stock under a stock incentive plan.

(b) The parties agree that it is their intent, and that it is in the best interests of Buyers, Buyer's shareholders, Sellers, NDFC and all other concerned there be an initial public offering (IPO) of NDFC stock within one year of the Closing Date. The parties agree that they will cooperate to make a bona fide and good faith effort to accomplish the IPO. Further, Buyer agrees to contribute additional capitol to NDFC for the purpose of retaining an Investment Banking firm or other similar consultant, to advise the parties on an appropriate method for structuring the IPO. However, the parties agree that, subject to the advise of the consultants, they would intend to authorize an additional two million shares of NDFC, and then do a five for one split, which would result in there being sixty million total shares of authorized stock of NDFC. The then anticipated share distribution would be as follows:

10,000,000           To be sold to the public
10,000,000           Sellers
17,000,000           Buyers
10,000,000           Employee

Incentive Plan

8,000,000           Hatfield
5,000,000           Unissued and held for generation of capital

12. Extension Agreement. The parties acknowledge that notwithstanding any other provision of this agreement, the parties have entered into an extension agreement. The Closing Date has already been extended and consideration has been received by both Sellers and NDFC. That consideration includes payments to NDFC of fifty thousand ($50,000.00) dollars in September, 2000 and October, 2000 and transfer of 240,000 shares of eConnect stock to NDFC. Additionally, should Buyer be unable to close for any reason on or before October 31, 2000, then the Closing Date will be extended to January 2, 2001, if and only if Buyer agrees to and does all of the following:

(a) On or before November 1, 2000, Buyer pays to the trust account of Todd A. Murray, for the benefit of Sellers and NDFC equally, five hundred thousand dollars ($500,000.00). Said funds to be used by them as they determine in their sole discretion;

(b) Pays fifty thousand dollars ($50,000.00) to NDFC on November 1, 2000, and fifty thousand dollars ($50,000.00) to NDFC on December 1, 2000. Said funds to be used by NDFC as it shall determine in its sole discretion;

(c) Should Buyer fail to perform any of the acts provided in Paragraph 12 (a)or (b) above, and after five (5) days written notice from Sellers or NDFC, fail to cure any such failure, then the extension to purchase shall immediately terminate. NDFC and Sellers may retain all consideration paid hereunder, and Buyer shall have no rights of any kind with respect to NDFC or Sellers.

(d) All consideration previously paid to NDFC for any reason or referenced in Paragraphs 12(a) and (b) is paid in consideration of this extension and shall not be credited to the purchase price provided for in the Agreement. All such consideration shall belong to NDFC or Sellers, respectively, whether or not Buyer ever is able to close on the purchase of NDFC shares. Sellers and NDFC shall have no duty to account to Buyer for said funds and may use such funds as they determine in their sole discretion.

(e) During the extension period provided herein, Sellers may negotiate to sell their shares to other parties, but Sellers shall not sell or transfer their shares of NDFC (except a conveyance or transfer by gift, bequest, or inheritance, which shall be subject to this agreement) to any other party during the extension period.

(f)  Should Buyer fail to make any payments as
provided for herein, or fail to perform under the Agreement, including any extensions thereof as provided herein, then Buyer shall fully release and discharge Sellers and NDFC, and their representatives, successors, assigns, and heirs from all claims, demands, actions, debts, controversies, liabilities, and damages, including, without limitation, those arising out of or relating to Buyer's rights under this Agreement; Buyer further agrees never to commence, aid, prosecute, or cause to be commenced or prosecuted against Sellers or NDFC, or their agents, representatives, successors, assigns, or heirs any
action or proceeding based directly or indirectly on   this
Agreement; Buyer further agrees to defend, indemnify, and hold Sellers and NDFC, and their agents, representatives, successors, assigns, and heirs harmless against all claims, demands, actions, debts, controversies, liabilities, and damages,
including court costs and attorney's fees,   arising   from or
related to any action or proceeding brought by or prosecuted by or on behalf of Buyer, its shareholders, officers, agents, employees, investors, successors or, assigns, or by third parties, regulatory agencies of any nature or any other party or entity, which is contrary to this agreement, or results from, directly or indirectly, this Agreement. Buyer agrees that this is a general release and expressly waives Civil Code Section 1542, which provides:

"A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

13.  Other Covenants and Agreements.

(a) Sellers agree to pay and discharge and to indemnify, defend, and hold Buyer and the property of Buyer, including the Shares purchased by Buyer, free and harmless from any and all causes of action, obligations, claims, demands, damages, and expenses (including attorneys' fees) arising in connection with Sellers' operation of its business which shall relate, arise, or accrue prior to and until the sale of the Shares, which claims and losses are not disclosed to Buyer and for which it is alleged Buyer has some direct liability. In the event Seller fails to pay when due any such undisclosed obligations, Buyer may make payment and withhold the amount thereof from any payment owing to Sellers.

(b) Buyer agrees to pay and discharge and to indemnify, defend, and hold Sellers and the property of Sellers free and harmless from any and all causes of action, obligations, claims, demands, damages, and expenses (including attorneys' fees) arising in connection with the operation of Buyer before or after the sale of the Shares, or of NDFC after the sale of the Shares.

(c) Sellers shall indemnify Buyer against any loss, cost or liability incurred by Buyer as a result of the breach of any representation or warranty by Sellers contained in the purchase documentation. Buyer shall indemnify Sellers against any loss, cost or liability incurred by Sellers as a result of the breach of any representation or warranty by Buyer contained in the purchase documentation.

(d) The parties acknowledge that the financial information, customer list, sales information, records, general files, papers, and documents relating to the respective businesses are secret, confidential, and sensitive information and would be harmful if disclosed to competitors, suppliers, members, or any other person or entity. The parties shall not disclose any such trade secrets, directly or indirectly, or use them in any way, whether for commercial purposes or otherwise.

14. Expenses. At the Closing Date, Buyer shall pay all costs and expenses, including attorney's fees, incurred or to be incurred by Seller or NDFC in negotiating and preparing this Agreement and all prior proposed agreements relating to the transaction, including the Extension Agreement. All costs and expenses, including attorney's fees, incurred in the Closing and carrying out the transactions contemplated by this Agreement shall be paid for by Buyer, even to the extent Sellers' attorneys perform such services. Any party engaging a broker or finder shall be solely responsible for that broker's or finder's fee.

15. Entire Agreement. This document constitutes the entire agreement between the parties, all oral agreements being merged herein, and supersedes all prior representations. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed herein.

16. Survival of Representations. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing.

17. Amendment. The provisions of this Agreement may be modified at any time by agreement of the parties. Any such agreement hereafter made shall be ineffective to modify this Agreement in any respect unless in writing and signed by the parties against whom enforcement of the modification or discharge is sought.

18. Waiver. Any of the terms or conditions of this Agreement may be waived, in writing, at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance, or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition hereof.

19. Nonassignability. This Agreement shall not be assigned by any party without the prior written consent of all the other parties hereto. Any assignment contrary to the provisions of this Agreement shall be deemed a default under the Agreement, allowing the nondefaulting party or parties to exercise all remedies available under law.

20. Succession. Subject to the provisions otherwise contained in this Agreement, this Agreement shall inure to the benefit of and be binding on the successors and assigns of the respective parties hereto.

21. Specific Performance. Each party's obligations under this Agreement are unique. The parties each acknowledge that, if any party should default in performance of the duties and obligations imposed by this Agreement, it would be extremely impracticable to measure the resulting damages. Accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

22. Notices. Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given on the date of personal service on the parties or on the second business day after mailing, if the document is mailed by registered or certified mail addressed to the parties at the addresses set forth below or at the most recent address specified by the addressee through written notice under this provision. Failure to conform to the requirement that mailings be done by registered or certified mail shall not defeat the effectiveness of notice actually received by the addressee.

23. Attorneys' Fees; Prejudgment Interest. If the services of an attorney are required by any party to secure the performance hereof or otherwise upon the breach or default of another party, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and other expenses, in addition to any other relief to which he may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

24. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the parties had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

25. Captions. All paragraph captions are for reference only and shall not be considered in construing this Agreement.

26. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement shall continue in full force and effect and shall in no way be impaired or invalidated.

27. Governing Law. The rights and obligations of the parties and the interpretation and performance of this Agreement shall be governed by the law of California, excluding its conflict of laws rules.

28. Exhibits. All exhibits to which reference is made are deemed incorporated in this Agreement whether or not actually attached.

29. Gender and Number. As used in this Agreement, the masculine, feminine, or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so indicates.

30. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall whenever possible be cumulative with all other remedies at law or in equity.

31.  Time.  Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth herein above.

National Data Funding Corporation


By: /s/  R. Scott Hatfield
R. Scott Hatfield, Executive Vice President


By: /s/  R. Scott Hatfield
R. Scott Hatfield, Secretary
Address: 290 Airpark Boulevard, Chico, California 95973

eConnect


By: /s/  Thomas S. Hughes
Thomas S. Hughes, Chief Executive Officer


By: /s/  Jack Hall
Hack Hall, Secretary
Address: 2500 Via Cabrillo Marina, Suite 112, San Pedro,
California 90731

                           EX-10.54

        AGREEMENT FOR SALE AND PLAN OF REORGANIZATION

                        LETTER OF INTENT

Econnect Inc., a Nevada corporation (ECNC), lawfully represented by its Chief Executive Officer Mr. Thomas S. Hughes and eConnect
Caribbean, S. A. (ECCB) a Dominican created and regulated corporation, lawfully represented by its President Mr. Paul Egan,

Do hereby enter into the obligations contained in the letter hereof. The parties agree that a more complete, detailed and definitive contract containing their mutual obligations shall be drafted no later than thirty (30) working days after the signature of this letter of intent.

THE PARTIES HAVE AGREED TO THE FOLLOWING:

It is agreed that eConnect Caribbean, S. A. shall become a separate entity, through a divestiture in which ECNC shall retain at least twenty-five (25%) percent of equity in the to-be formed entity.

ECNC shall have a shareholders interest in that new entity of no less than twenty-five (25%) equity of the new to-be formed entity. This interest shall be subject to, among other things, the laws of each party's state and/or country.

ECNC shall transfer to eConnect Caribbean, S. A. the amount
US$60,000.00, twenty (20) working days after the moment of signature of this letter of intent.

Econnect Inc. shall transfer and deliver, via air-courier, to eConnect Caribbean, S. A. a minimum of five hundred (500) ecashpads at the moment of signature of this letter of intent.

The parties agree that ECNC from its twenty-five (25%) percent equity in the to-be formed entity, it will reserve a portion, still to be determined by ECNC management, to be distributed pro-rata between the shareholders of record of ECNC as of the date of the signature of this letter of intent.

Econnect Inc. shall issue a press release confirming the divestiture of eConnect Caribbean, S. A. no later than two (2) days after said divestiture occurs.

Econnect Inc. shall pay eFunds Inc. the amount of US$145,000.00 for previously ordered software vital and necessary for completion of eCashpad deployment.

Econnect Inc. shall support with its positive and affirmative vote the candidacy of Mr. Paul Egan to the Chairmanship and Directorship of the Board of both the yet to be formed entity and eConnect Caribbean, S. A., as well for his designation of Chief Executive Officer of the said corporations.

Any additional fundraising, to be realized after the divestiture of ECCB, not withstanding everything agreed the parties herewith, will be done through and by the to-be formed entity.

ECNC shall execute a confidentiality agreement in favor of those parties that ECCB so designates;

7. ECCB agrees to take those steps necessary to provide ECNC with assurances that ECCB is poised to enter into contractual relations with those parties for whom ECCB has ECNC execute confidentiality agreements with.

ECCB agrees to cooperate with ECNC in conducting any audit, and provide the results and copies of the supporting documents relied upon by the auditors to ECNC.

Both parties agree to enter into a Technology Sharing Agreement
(TSA) concurrent with the formation of the new entity to be created.

The Parties agree that the terms of the divestiture shall include a Transaction Revenue Sharing Agreement (TRSA) between the yet to be formed new entity and eConnect, Inc.

The Parties agree to appoint Mr. Paul Egan as the project manager to complete the execution of the agreed upon divestiture. ECCB agrees that ECNC may appoint a representative to assist Mr. Egan during this period.

ECNC agrees to cooperate with the divestiture process.

This letter of intent is legally binding and obligatory, and serves as a contract between and to both the parties.

ECCB shall continue to be run as a subsidiary as a "going concern" basis until the completion of the divestiture process.

ECCB shall not incur any debt, contingent or otherwise, outside the normal course of business at any time during the divestiture process.

The parties agree that none of the obligations stated herewith, can be ceded, transfer, translated or consigned to any other person, moral of physical, without the previous written consent of both parties.

This letter of intent is done in two (2) originals, one for each party. Both parties recognize the validity, regularity and legality of signed fax copies of this letter of intent, both in the Dominican Republic and in the United States of America.

In the city of Santo Domingo, National District, at the twelve
(12) days of the month of March of the year two thousand and one (2001).


/s/  Thomas S. Hughes
Thomas S. Hughes
For Eonnect Inc.

/s/  Paul Peter Francis Egan
Paul Peter Francis Egan
For Econnect Caribbean, S. A.

                           EX-23.1

                     CONSENT OF ACCOUNTANTS


L.L. BRADFORD & COMPANY, LLC
Certified Public Accountants & Consultants
3441 South Eastern Avenue
Las Vegas, Nevada 89102
(702) 735-5030


May 1, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  eConnect - Form SB-2

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated March 30, 2001 in eConnect's Form 10-KSB, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC

                             EX-23.2

                        CONSENT OF AUDITORS


ORTEGA & ASOCIADOS
Auditing & Consulting
Ave. Jose Ortega & Gasset No. 46
P.O. Box 2289, Santo Domingo, Rep. Dom.
(809) 472-1565


April 27, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  eConnect - Form SB-2

Dear Sir/Madame:

As independent certified auditors, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our reports dated March 16, 2001 concerning eConnect Caribbean, S.A. and Top Sports, S.A. in eConnect's Form 10-KSB, and to all references to our firm included in this Registration Statement.

Sincerely,

ORTEGA & ASOCIADOS


/s/  Carlos A. Ortega
Carlos A. Ortega, Partner

                             EX-23.3

                         CONSENT OF COUNSEL


Brian F. Faulkner
A Professional Law Corporation
3900 Birch Street, Suite 113
Newport Beach, California 92660
(949) 975-0544


April 30, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  eConnect - Form SB-2

Dear Sir/Madame:

I have acted as counsel to eConnect, a Nevada corporation ("Company"), in connection with its Registration Statement on Form SB-2 relating to the registration of 90,755,365 shares of its common stock ("Shares"), $0.001 par value per Share. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

Sincerely,


/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.